MESSAGE TO SHAREHOLDERS


Dear Fellow Shareholders:

We are pleased to send you The PBHG Funds, Inc. (the "Fund") Annual Report for the year ended March 31, 1997. The Fund has continued to make strides towards meeting more of our shareholders' needs. In order to give our shareholders the opportunity to diversify their individual investment portfolios, we've added several new funds to the PBHG Fund Family. PBHG Fund Services, Administrator to the Fund, has been successful in decreasing Fund expenses, while increasing services. We also have a number of initiatives for 1997 that are intended to further enhance the overall satisfaction of our shareholders.


THE PBHG FUNDS' GROWTH
During the fiscal year ended March 31, 1997, the Fund grew to $7.8 billion from $4.4 billion on April 1, 1996. The Fund's Adviser, Pilgrim Baxter & Associates, Ltd. added 26 new employees during the year and now has a total staff of 62. The PBHGFund's Shareholder Servicing Department -- employees dedicated to our Fund investors -- currently has 121 professionals, up from 60 just one year ago.

PBHG Fund Services will continue to plan for and respond to future growth as the investment offerings and benefits to our shareholders expand. A new Voice Response System, a much improved Internet Site (with account lookup and the ability to complete transactions), and a focus on enhancing the facilities and training for all of our shareholder representatives is just a short list of some of the initiatives that PBHG Fund Services has planned for 1997.


 CHALLENGING ENVIRONMENT This fiscal year was a year of many challenges for both the investment professionals and the administrative and operational professionals within our organization. Our investment team has experienced a shift in market sentiment in which smaller, growth companies have gone largely unrewarded for their earnings accomplishments. It has been a period during which investors replaced small companies in their equity portfolios with larger, blue chip type stocks. As explained later in this report, we have seen this type of environment before and realize the importance of remaining committed to our discipline. This commitment has enabled us to compile a long-term track record of significant outperformance over the last eleven-plus years. Therefore, we confidently follow our disciplined investment process and take advantage of buying opportunities where available in the current environment.


DIVERSIFICATION OF PRODUCT OFFERING AND
DISTRIBUTION CHANNELS
Throughout this year, the Fund continued to explore, develop and offer to our shareholders a number of new fund offerings. The PBHG Limited Fund and PBHG Large Cap 20 Fund were two new growth products made available during the year. Most notably however, this year the Fund, through our affiliation with Newbold's Asset Management, Inc., offered shareholders a number of "value" style investment options. By so doing, the Fund is now able to provide a Fund investment option that allows for diversification across investment growth and value equity styles. This is a first step along the path of our development from a growth style, niche fund company to becoming a full service mutual fund family. We will continue to explore other products of interest to our shareholders and, where appropriate, make additions to our Fund family.

MESSAGE TO SHAREHOLDERS

As always, we appreciate your investment in and commitment to The PBHG Funds, Inc. We realize that in a challenging investment environment like the one we are currently experiencing it may be difficult to remain loyal to your long-term investment goals and objectives. We do urge investors to stay focused on long-term performance, just as we do in our investment approach. Again, we have experienced similar market environments and have learned that a disciplined investment process, coupled with a long-term investment horizon compensate for the short-term volatility associated with aggressive equity investing.


Sincerely,

/S/ SIGNATURE
HAROLD J. BAXTER
Chairman
The PBHG Funds, Inc.

PBHG FAMILY OF FUNDS

PBHG AGGRESSIVE GROWTH FUNDS

PBHG GROWTH FUND
     The PBHG Growth Fund seeks capital appreciation by investing primarily in common stocks of small- and medium-sized U.S. growth companies. These are companies that, in the opinion of Pilgrim Baxter, have an outlook for strong growth in earnings and potential for significant capital appreciation. This Fund is aggressive and should be considered a long-term investment.

PBHG EMERGING GROWTH FUND
     The PBHG Emerging Growth Fund seeks long-term growth of capital by investing primarily in common stocks of emerging U.S. companies. This Fund is aggressive and should be considered a long-term investment.

PBHG LARGE CAP GROWTH FUND
     The PBHG Large Cap Growth Fund seeks long-term growth of capital by investing primarily in equity securities of large, established companies. Many of these companies were followed by the PBHG Growth and Emerging Growth Funds until their cap sizes grew too large for those Funds. The Fund's net asset value may be less volatile than those of our smaller cap Funds.

PBHG SELECT EQUITY FUND
     The PBHG Select Equity Fund seeks long-term growth of capital by investing at least 65% of its portfolio in a limited number of companies (normally no more than 30) across the domestic equity market capitalizations spectrum that, in the Adviser's opinion, have a strong earnings growth outlook and potential for capital appreciation. This Fund is aggressive and should be considered a long-term investment.

PBHG CORE GROWTH FUND
     The PBHG Core Growth Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of small-, medium- and large-capitalization companies. The companies selected are believed to offer the potential for strong earnings growth and significant capital appreciation. This Fund is aggressive and should be considered a long-term investment.

PBHG LIMITED FUND
     The PBHG Limited Fund seeks long-term capital appreciation. The Portfolio invests primarily in a diversified portfolio of equity securities with market capitalizations or annual revenues of up to $250 million that are believed to have an outlook for strong earnings growth and the potential for significant long-term capital appreciation. This Fund is aggressive and should be considered a long-term investment.

PBHG LARGE CAP 20 FUND
     The PBHG Large Cap 20 Fund seeks long-term growth of capital by investing at least 65% of its portfolio in a limited number (no more than 20) of large capitalization companies that, in the Adviser's opinion, have a strong earnings growth outlook and potential for capital appreciation. The concentrated strategy of this Fund is expected to produce above-average volatility.

PBHG FAMILY OF FUNDS

PBHG VALUE FUNDS

PBHG LARGE CAP VALUE FUND
     The PBHG Large Cap Value Fund seeks long-term growth of capital and income. Under normal market conditions, the Fund will invest at least 65% of its total assets in a diversified portfolio of equity securities of large capitalization companies which, in the Adviser's opinion, are undervalued or overlooked by the market. (The PBHG Large Cap Value Fund is sub-advised by Newbold's Asset Management, Inc.)

PBHG SPECIALTY FUNDS

PBHG INTERNATIONAL FUND
     The PBHG International Fund seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. The Fund is aggressive and should be considered a long-term investment. (The PBHG International Fund is sub-advised by Murray Johnstone International, Ltd. "Murray Johnstone".)

PBHG CASH RESERVES FUND
     The PBHG Cash Reserves Fund seeks to preserve principal and maintain a high degree of liquidity while providing current income. (The PBHG Cash Reserves Fund is sub-advised by Wellington Management Company.)

PBHG TECHNOLOGY & COMMUNICATIONS FUND
     The PBHG Technology & Communications Fund seeks long-term growth of capital by investing primarily in common stocks of companies that rely extensively on science, technology and communications in their product development or operations, or which are expected to benefit from technology- or communications-related advances. This Fund is aggressive and should be considered a long-term investment.

PBHG STRATEGIC SMALL COMPANY FUND
     The PBHG Strategic Small Company Fund seeks growth of capital. Under normal market conditions, the Fund will invest at least 65% of its total assets in a diversified portfolio of equity securities of small capitalization companies. In selecting investments for the Portfolio, the Advisers (Pilgrim Baxter & Associates, Ltd. and Newbold's Asset Management, Inc.) may emphasize securities poised for rapid and dynamic growth ("growth securities") or securities that are undervalued or overlooked by the market ("value securities") depending on the Advisers' view of current economic or market conditions and their long-term investment outlook.

PBHG PORTFOLIO MANAGERS

[PHOTO OF GARY L. PILGRIM, CFA]
Gary L. Pilgrim, CFA
MANAGER
PBHG Growth Fund
CO-MANAGER
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Core Growth Fund

As President and Chief Investment Officer of Pilgrim Baxter & Associates, Ltd., Gary Pilgrim is responsible for the investment direction of all institutional and mutual fund portfolios, and for overseeing day-to-day operations in trading and account control. Gary is a member of Pilgrim Baxter's Board of Directors and President of The PBHG Funds, Inc. He has been involved in growth stock investing throughout his 27-year career. He began his career at the Philadelphia National Bank in the late 1960s, where he served initially as an analyst, later as Director of Research, and, ultimately, as Chief Investment Officer. He is an M.B.A. graduate from Drexel University with a B.S.B.A. from the University of Tulsa. Gary is a Chartered Financial Analyst and a member of the Financial Analysts of Philadelphia, Inc.


[PHOTO OF CHRISTINE M. BAXTER, CFA]
Christine M. Baxter, CFA
MANAGER
PBHG Limited Fund
CO-MANAGER
PBHG Emerging Growth Fund
PBHG Core Growth Fund

In addition to managing PBHG mutual funds, Christine Baxter is responsible for research on the smallest companies in the Pilgrim Baxter universe. Christine joined Pilgrim Baxter & Associates, Ltd. in 1991. Her previous responsibilities included equity/quantitative analysis and the construction of the Pilgrim Baxter micro-cap universe. She is a graduate of the University of Pennsylvania. While at Penn, she interned in the equity area at First Boston Corporation. Christine is a Chartered Financial Analyst and a member of the Financial Analysts of Philadelphia, Inc.


[PHOTO OF JAMES A. FARRELL, CFA]
James A. Farrell, CFA
MANAGER
PBHG Large Cap Value Fund

James Farrell is the Chief Investment Officer of Newbold's Asset Management, Inc., having joined that firm in September 1996. He manages the PBHG Large Cap Value Fund and several institutional accounts. Prior to joining Newbold's, he was an investment counselor in a sole proprietorship for two years. From 1983 to 1994, he was a partner at Cashman, Farrell and Associates, an investment advisory firm. Jim received his MBA from Drexel University and holds a B.S.M.E. Cum Laude from Tufts University. He is a Chartered Financial Analyst and a member of the Philadelphia Society of Security Analysts.

PBHG PORTFOLIO MANAGERS

[PHOTO OF JOHN S. FORCE, CFA]
John S. Force, CFA
CO-MANAGER
PBHG Technology & Communications Fund

In addition to co-managing the PBHG Technology & Communications Fund, John Force is an analyst and manager of small cap portfolios for institutional investors. He joined Pilgrim Baxter from Fiduciary Management Associates, where he was Vice-President/Portfolio Manager responsible for managing a small cap mutual fund and analyzing the health care and consumer stock sectors. John's eighteen years of portfolio management experience include bank-pooled equity funds, endowments, pensions, and profit-sharing portfolios. As a research analyst, he has covered a broad spectrum of industries. He is an M.B.A. graduate from the University of Toledo and has a B.S. in Finance and Accounting from Miami University of Ohio. John is a Chartered Financial Analyst and a member of the Financial Analysts of Philadelphia, Inc.


[PHOTO OF GARY D. HAUBOLD, CFA]
Gary D. Haubold, CFA
CO-MANAGER
PBHG Strategic Small Company Fund

Gary Haubold joined Newbold's Asset Management, Inc. in January 1997. Prior to joining Newbold's, Gary managed the MAS Small Cap and Mid Cap Funds for Miller, Anderson & Sherrerd. From 1986 to 1993 he was with Wood, Stuthers & Winthrop, an investment advisory firm. An M.B.A. graduate from the Wharton School of
Business,  University  of  Pennsylvania,   he holds an B.S. in Civil/Structural
Engineering from Rice University. Gary is a Chartered Financial Analyst.


[PHOTO OF JOHN C. KEOGH]
John C. Keogh
MANAGER
PBHG Cash Reserves Fund

John Keogh is a Senior Vice President and Partner of Wellington Management Company, sub-adviser to the PBHG Cash Reserves Fund. As a member of Wellington Management's Fixed Income Group, John chairs the Short Duration Bond Strategy Group, which develops guidelines for portfolio managers on investing client assets in short maturity portfolios. John manages approximately $10 billion in money market portfolios for various clients of the firm, and he has the distinction of managing the first dollar-denominated money market fund ever offered by a Japanese entity in Japan. Prior to joining Wellington Management Company in 1983, he worked in the investment division of Connecticut National Bank. John holds a B.A. in Economics from Tufts University.

PBHG PORTFOLIO MANAGERS

[PHOTO OF JAMES D. MCCALL, CFA]
James D. McCall, CFA
MANAGER
PBHG Large Cap 20 Fund
CO-MANAGER
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Core Growth Fund


In addition to his responsibilities with the PBHG Core Growth, Large Cap Growth, Large Cap 20 and Select Equity Funds, Jim McCall manages institutional investment accounts. Jim previously worked at The First National Bank of Maryland where he was Vice President/Portfolio Manager responsible for managing a growth mutual fund that invested across all capitalizations. Prior to that, Jim was employed by Provident Mutual Management, Co., where he managed a similar growth mutual fund. Before entering the investment field a decade ago, Jim spent 10 years as a hospital pharmacist. He received his M.B.A. and M.S. in Pharmacy from the University of Utah and holds a B.S. from the Philadelphia College of Pharmacy & Science. Jim is a Chartered Financial Analyst.


[PHOTO OF RODGER SCULLION, MSI]
Rodger Scullion, MSI
MANAGER
PBHG International Fund

Rodger Scullion is Managing Director and Chief Investment Officer of Murray Johnstone International, Ltd. (MJI) in Glasgow, Scotland. In addition to the PBHG International Fund, for which he assumed responsibility in June 1995, Rodger handles other investment vehicles for all types of investors, including a closed-end fund with over $600 million in assets. Rodger joined MJI fourteen years ago, and in that time has had primary responsibility for the investments in markets outside the U.S. Prior to MJI, he spent eleven years with an international fund management group in Glasgow, where his investment arena included the U.S., Europe, U.K., Southeast Asia and Japan. Rodger is a Member of the Securities Institute (MSI) in Scotland.

[PHOTO OF JAMES M. SMITH, CFA]
James M. Smith, CFA
CO-MANAGER
PBHG Technology & Communications Fund
PBHG Strategic Small Company Fund

Jim Smith serves as portfolio manager and analyst for institutional small cap portfolios at Pilgrim Baxter & Associates, Ltd., as well as co-manager of the PBHG Technology & Communications Fund and PBHG Strategic Small Company Fund. Jim has over twenty years of investment experience in equity portfolio management and research. Most recently, he was employed by Selected Financial Services as Senior Vice-President/Portfolio Manager for a small cap growth mutual fund. Jim's prior service includes employment by Sears Investment Management Company as Vice President responsible for emerging growth and venture capital portfolios. He is a graduate of Washington & Lee University, where he was inducted into Phi Beta Kappa, and he earned his M.B.A. from Northwestern University. Jim is a Chartered Financial Analyst.

MANAGEMENT DISCUSSION AND ANALYSIS

[PHOTO OF GARY L. PILGRIM, CFA]
Gary L. Pilgrim, CFA

Dear Fellow Shareholder:

The U.S. equity market has challenged investors employing all investment styles during the last twelve months, but it has been particularly confounding to growth managers. In order to better explain our performance numbers, I believe that it is helpful to review the market activity over the past year.

Our fiscal year started off with many companies reporting very strong earnings for the March quarter, and growth stocks performed well heading into the second calendar quarter. However, June ushered in a host of earnings disappointments from some bellwether companies and reintroduced the specter of inflation, roiling the markets throughout the Summer. With investors already jittery, the November elections served as additional impetus for investors to opt out of higher growth, small capitalization names for the perceived stability of larger capitalization, more mature blue-chip stocks. Unfortunately, such moves tend to be self-fulfilling -- as investor support for smaller cap growth stocks dried up, those equities met many investors' expectations of declines while buoying big capitalization stocks at the same time.

PERFORMANCE COMPARISONS

The chart below shows how dramatically market sentiment -- and dollars -- shifted to support the largest, slower growth companies that make up the Dow Jones Industrial Average over the riskier, higher growth companies in the NASDAQ Composite Index and the Russell 2000 Growth Index.

                           COMPARATIVE MARKET INDEXES
                  FOR THE ONE-YEAR PERIOD ENDED MARCH 31, 1997

NASDAQ COMPOSITE        11.31%       DOW JONES INDUSTRIAL AVERAGE        21.53%
RUSSELL 2000 GROWTH     -5.82%       S&P 500                             19.88%

     THE  NASDAQ  COMPOSITE  INDEX  is  based  on the  National  Association  of
     Securities  Dealers  Automated   Quotations  (NASDAQ)  and  represents  all
     domestic over-the-counter stocks (approximately 5,500) except those traded on exchanges and those having only one market maker.
     THE RUSSELL 2000 GROWTH INDEX is an unmanaged index comprised of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Russell 2000 Index is generally considered to be representative of the small capitalization segment of the market.
     THE DOW JONES INDUSTRIAL AVERAGE is a price-weighted average of 30 actively traded blue-chip stocks, primarily industrials.
     THE S&P 500 INDEX is an unmanaged index generally considered to be representative of the large capitalization segment of the U.S. market.


Even these comparisons mask much of the battle growth stock investors have waged since last May. Most market watchers understand that the Dow Jones Industrial Average is made up of only 30 stocks, and that it can therefore be an inadequate representation of the market's overall performance; however, fewer investors understand how the NASDAQ Composite Index is composed. That Composite includes over 5,500 issues which trade on the NASDAQ Stock Market, and therefore is the most often used proxy for growth stock performance. However, the four largest companies (by market capitalization) which trade on the NASDAQ accounted for 22% of the performance of the entire index last year. And the one hundred largest companies, known as the NASDAQ 100 Index, accounted for nearly 50% of the performance of the NASDAQ Composite Index late last year. What that means to investors is that the "market" performance numbers listed in the papers and quoted on radio and television often reflect very little of what is happening with the remaining thousands -- the majority -- of stocks in the market.

MANAGEMENT DISCUSSION AND ANALYSIS

In fact, recent declines in the universe of companies we track, closely mirror the stock price declines of companies in the overall NASDAQ stock market. But at the same time, the Pilgrim Baxter universe of companies far outpaces the Nasdaq market in terms of earnings growth rates and the percentage of companies surprising us on the upside each quarter. So, while investing in high growth rate companies -- the neighborhood in which we live -- has recently been under siege, The PBHG Funds, Inc. continue to hold what we believe to be the best companies available within our discipline.

The most difficult challenge we faced as managers over the past year is that our style of investing in the highest growth companies has simply been out of favor. We have continued to find very strong companies in our traditional growth industries: technology, health care, consumer and service. And, those companies, for the most part, have continued to perform very well. Unfortunately, the market, which at times rewards even moderate growth, has offered very little support for these companies which have been experiencing record quarters of growth. As a result, many of the companies which we follow closely have seen their stock prices cut in half while their growth rates have remained just as strong, and in some cases improved. These declines in stock prices, and in our Funds, are further accentuated due to the highs they reached a year ago. The last up cycle was above average for growth stocks and for our Funds, leaving both exposed to greater losses during periods of market volatility.

THE PILGRIM BAXTER DISCIPLINE
Our investment philosophy and methodology remain the same through both up and down cycles. We continue to seek and invest in the highest quality, fastest growing companies we can find. As long-time managers following this style, we are pleased to report that we believe there is currently no shortage of very good companies, quality managements and strong ideas in which to invest.

As we've explained before, we continue to find most of our investments in the technology, health care, consumer and services sectors -- those industries in which company and stock price performance have been most remarkable over the last several years. As a result, we often find our portfolios highly concentrated in particular sectors of the market at different times. We like to hold large positions in industries while their growth curves are the steepest -- either due to technological improvement, an undersupply of key products, or perhaps consolidation among competitors. This concentration can contribute to very favorable returns while the companies scale the growth curve and there aren't enough shares to go around Wall Street. But, the ride down tends to be equally steep, once investors get a hint that the growth may be slowing.

Unfortunately, that reaction of "sell now, ask questions later" often infects an entire industry, even though only a few companies may actually be slowing. Such was the case with networking stocks and the technology sector these past few months. A few of the bellwether networking names -- companies which make all of the infrastructure for the ever-enlarging Internet, intranets and local area networks -- stumbled during recent quarters. These shortfalls sent investors fleeing from technology stocks across the board, even though fundamentals in the sector were strong. It is during capricious shifts in sentiment such as these that our concentration in sectors of the market makes us vulnerable.

THE CYCLES OF THE MARKET
Although this past year challenged us as the market seemingly ignored high quality growth companies and strong earnings, we take some heart in the fact that it is a pattern through which we have invested and thrived before. We know from experience that these periods of underperformance are often well rewarded by significant outperformance in the months and years ahead.

These volatile months are in fact the exact periods in which we, as managers, can do some of our most opportunistic buying. Many of the companies we already own, or would like to have in our portfolios, are well off their highs and, by many measures, downright bargains. We like to view the current market in terms of our PBHG Fund investors potentially getting far more "growth" for their dollar than they were a year ago. We believe that when the market again recognizes and begins to reward the earnings growth these companies have produced, that "growth" should go a long way in turning underperformance into significant outperformance. As difficult as it may seem to shareholders who watch the ups and downs of the stock and mutual fund tables, down periods are also opportunities for investors to consider increasing their investment holdings. While this may seem counterintuitive to your wallet, as an informed

MANAGEMENT DISCUSSION AND ANALYSIS

investor, you know the potential value of adding to your position when prices are down. The chart below outlines the potential benefits of "dollar cost averaging" which may help investors take advantage of market volatility by buying fewer shares when prices are high and a greater number when prices are lower. The PBHG Systematic Investment Plan lets investors take advantage of dollar cost averaging.

                                     DOLLAR COST AVERAGING AT WORK
                  DOLLAR COST AVERAGING            VS.       LUMP SUM PURCHASE

                  AMOUNT     SHARE  # SHARES                 AMOUNT      SHARE  # SHARES
                  INVESTED   PRICE  PURCHASED                INVESTED    PRICE  PURCHASED
January             $100     $10     10.00                   $1,200      $10      120
February            $100     $11      9.09
March               $100     $9      11.11
April               $100     $6      16.67
May                 $100     $7      14.29
June                $100     $12      8.33
July                $100     $8      12.50
August              $100     $7      14.29
September           $100     $9      11.11
October             $100     $9      11.11
November            $100     $11      9.09
December            $100     $10     10.00
TOTAL AMOUNT INVESTED        $1,200.00              VS.                  $1,200.00
TOTAL # SHARES PURCHASED        137.59              VS.                     120.00
AVERAGE COST PER SHARE       $    8.72              VS.                  $   10.00


A program of regular investment cannot assure a profit nor protect against a loss in a declining market and, since such a program involves continuous investment regardless of fluctuating share values, investors should consider their financial ability to continue the program through all market cycles.


Many of you, our shareholders, have expressed concern over the past few months wondering if the PBHG investment strategy or method has changed. While the simple answer to the question is no, the fact that our investors are asking that question gives us some encouragement. It tells us that our shareholders understand our discipline of buying shares in companies with strong growth in earnings. And, in some fashion that question is a stamp of approval from our shareholders, sort of an "I liked what you were doing before, are you still doing it now?" The answer is yes. It's important to understand that it is the market that has changed since this time last year. We at The PBHG Funds are still doing the same thing we did last year, five years ago and ten years ago. It is periods such as this which may test your belief in the growth strategy. But, after revisiting why you invested with The PBHG Funds in the first place exceptional long-term growth -- we expect you will feel confident that downturns can be overcome with long-term outperformance.


/S/ SIGNATURE
GARY L. PILGRIM
Chief Investment Officer
Pilgrim Baxter & Associates, Ltd.

PBHG GROWTH FUND

OBJECTIVE: Capital appreciation.

INVESTS IN: Small to medium sized growth companies.

STRATEGY: While the Fund is currently making the majority of purchase selections in the $500 million to $2.5 billion range, the weighted average capitalization of the Fund has increased from a year ago. This is attributable to the higher valuation levels of a rising market, and the Adviser's decision to maintain positions in some companies exceeding $2 billion in market capitalization as long as they continue to meet the Adviser's high-growth criteria.
--------------------------------------------------------------------------------
   PBHG GROWTH FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                       Annualized Annualized Annualized
                              One Year    3 Year    5 Year     10 Year
                               Return     Return    Return     Return
--------------------------------------------------------------------------------
PBHG Growth Fund-PBHG Class    -16.76%    12.84%    21.54%     15.02%
--------------------------------------------------------------------------------
PBHG Growth Fund-Trust Class 2 -16.88%    12.78%    21.50%     15.00%
--------------------------------------------------------------------------------

COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG GROWTH FUND, VERSUS THE RUSSELL 2000 GROWTH INDEX, THE LIPPER CAPITAL APPRECIATION FUNDS AVERAGE, AND THE LIPPER MID-CAP FUNDS AVERAGE

[LINE GRAPH]
                                               Lipper Capital        Lipper
         PBHG Growth Fund    Russell 2000    Appreciation Funds     Mid-Cap
             PBHG Class     Growth Index 3        Average 4      Funds Average 5
12/31/85        10,000           10,000            10,000           10,000
3/86            11,510           11,481            11,619           11,652
3/87            16,870           13,175            13,728           14,830
3/88            14,665           10,888            12,365           13,118
3/89            15,249           11,991            14,046           14,908
3/90            19,383           13,057            16,024           17,437
3/91            22,667           14,462            17,744           20,921
3/92            25,781           17,206            20,865           25,252
3/93            34,668           17,726            23,631           28,550
3/94            47,592           19,628            25,751           31,294
3/95            54,217           21,057            27,633           34,188
3/96            82,139           27,660            35,780           44,452
3/97            68,372           26,051            37,984           46,652

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The performance shown for the Trust Class prior to its inception on August 19, 1996, is based on the performance and expenses of the PBHG Class. Subsequent to August 19, 1996, the performance is that of the Trust Class and reflects the expenses specific to the Trust Class, which will cause its returns to be less than those of the PBHG Class. The aggregate total return of the PBHG Trust Class since its inception was -17.27%.

3 The Russell 2000 Growth Index is an unmanaged index comprised of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Capital Appreciation Funds Average is an equally weighted benchmark composed of mutual funds with the investment objective of maximum capital appreciation. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

5 The Lipper Mid-Cap Funds Average is an equally weighted benchmark composed of mutual funds, each of which limits its investments, by prospectus or portfolio practice, to companies with average market capitalizations and/or revenues between $800 and the average market capitalization of the Wilshire 4500 Index. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
For the year ended March 31, 1997 the Fund's total return was -16.8% versus the Russell 2000 Growth Index of -5.8% and the Lipper Capital Appreciation Funds average of 4.1%. The Fund's performance characteristics changed dramatically as the year progressed, going from an 11.6% gain in the first half of the fiscal year to a -25.4% loss in the second half. Smaller growth company sentiment turned decidedly negative as the Russell 2000 Growth Index return of -10.3% compared poorly with an 11.3% gain by the S&P 500. This is, by far, the most abrupt change in relative performance in memory. We believe investor anxiety regarding the direction of interest rates against a back drop of high valuation for smaller growth companies resulted in this flight to larger companies as a safer haven for nervous investors.

The Technology sector continued as the Fund's largest exposure, finishing the year roughly unchanged at a 30% weighting. Service sector companies again increased during the year, rising from 17% to 24%. Healthcare and Consumer sector weightings each declined by about four percentage points. While still small at 4.5% each, both Energy and Financials sectors were increased during the year. The largest share of the negative return came from the Consumer sector (41%), Healthcare (34%) and Technology sectors (19%).

PORTFOLIO HIGHLIGHTS
After a period such as the one just past, it would be misleading to focus on our successes. However, of the 59 stocks held for the full year, 27 did produce a positive return and the top five averaged an approximate 70% gain. While there were no common business themes to these winners, four were from the Technology sector.

Broadening the scope of the analysis, the Fund owned a total of 127 stocks during the course of the year, of which 61% showed declines. The five worst issues were down on average, 68%. A total of 31 issues dropped by 30% or more with this group dominated by health care and technology. As is usually the case, all but four of these 31 companies had unexpectedly weak earnings.

As for patterns among our losers; the well publicized slowing of networking company fundamentals explains the sharp declines of Fore Systems, Shiva, Premysis and Cascade while companies providing technology to physicians such as Medaphis and Medic Computer Systems also stumbled badly. Some specialty physician practice management companies such as Physician Reliance Network and American Oncology failed to meet investor expectations as well.

While one could conclude that the number of company problems in the Fund increased dramatically, we believe that our performance is better explained by acknowledging at least an average number of company failures, but more importantly they occurred in an environment of investor sentiment that grew increasingly apprehensive about the risk of small company investing so that even companies executing flawlessly on their business plans were sold in sympathy with those that did not.

---------------------------
TOP FIVE PERFORMERS*
Electronics For Imaging
McAfee Associates
United States Filter
Comverse Technology
Altera Corp.


---------------------------
BOTTOM FIVE PERFORMERS*
Citrix Systems
Macromedia
Idexx Laboratories
Medaphis Corp.
Physician Reliance Network

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG EMERGING GROWTH FUND

OBJECTIVE: Long-term growth of capital.

INVESTS IN: Domestic emerging growth companies.

STRATEGY: The Fund's strategy is to invest in young, rapidly growing companies with prospects for continued growth. The Fund will typically target the following sectors: Technology, Healthcare, Consumer and Service. The Fund will remain diversified over a large number of securities, with no one security accounting for more than 3% of the portfolio.

--------------------------------------------------------------------------------
PBHG EMERGING GROWTH FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                         Annualized  Annualized
                             One Year      3 Year     Inception
                              Return       Return     to Date 2
--------------------------------------------------------------------------------
PBHG Emerging Growth Fund     -13.71%      19.58%      24.08%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG EMERGING GROWTH FUND, VERSUS THE RUSSELL 2000 GROWTH INDEX, AND THE LIPPER SMALL COMPANY FUNDS AVERAGE


[LINE GRAPH]
              PBHG Emerging       Russell 2000   Lipper Small Company
               Growth Fund       Growth Index 3    Funds Average 4
6/14/93           10,000             10,000            10,000
3/94              13,100             10,763            10,809
3/95              17,290             11,547            11,668
3/96              25,963             15,168            15,399
3/97              22,403             14,285            16,118

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG Emerging Growth Fund commenced operations on June 15, 1993.

3 The Russell 2000 Growth Index is an unmanaged index comprised of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Small Company Funds Average is an equally weighted benchmark composed of mutual funds, each of which limits its investments, by prospectus or portfolio practice, to companies on the basis of the size of the company. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
For the year ending March 31, 1997 the Fund's total return was -13.71% versus the Wilshire Small Cap Growth Index of -2.50%. The Russell 2000 Growth Index return was -5.82%, and the Lipper Small Company Funds Average was -1.79%.

The Technology sector was responsible for roughly 15% of the decline in the portfolio with gains in the first half of the period offset by losses in the second half of the period. Combined, the Consumer and Healthcare sectors were responsible for the majority of the decline.

Fund  performance   shifted considerably  in the latter part of the fiscal year.
To fully appreciate the magnitude of the shift, consider that for the first three months of the fiscal year, April 1, through June 30, 1996, the Fund returned +12.3 only to return -23.2% over the next three fiscal quarters.
Even more telling of this turnaround is the most  recent  quarter's return  of
- -20.5%. Most of this shift can be attributed to the much talked about "flight to quality." Investors sentiment turned away from small cap, high valuation growth stocks in favor of blue chip stocks.

The Technology and Consumer sectors remained relatively unchanged over the period, representing 40% and 12%, of each respective portfolio. We continue to increase our exposure to the Service sector as we went from 8% to 14% of the portfolio over the course of the year. Healthcare sector decreased 28% over the period, representing just 15% of the portfolio as of March 31, 1997 as compared to 21% one year ago.

PORTFOLIO HIGHLIGHTS
For the year, the Fund's five top performing stocks were up an average of 105%, while the bottom five were down an average of 71%. In both cases returns were driven by earnings performance. Those stocks owned thoughout the period produced an average return of 0.9%, those purchased during the period produced an average return of -13.5%, and those sold during the period produced an average return of -23.2%.

The Fund  seeks  companies  with an  ability to  sustain  superior  revenue  and earnings  growth.  Throughout  the  period  the  growth  characteristics  of the companies in the portfolio has remained consistent. The position weighted average earnings per share growth for the last twelve months remains above 60%. Given this fact, we believe the negative return for the Fund is a result of both a decline in the valuation of high growth companies, and negative results from companies that failed to meet growth expectations. The sector distribution is determined by bottom-up stock picking. Thoughout the period the Technology and Healthcare sector weightings declined slightly while the Service sector weighting increased.

--------------------------
TOP FIVE PERFORMERS*
Eagle USA
II-VI, Inc,
Scopus Technology
Greenwich Air Services
PRI Automation


--------------------------
BOTTOM FIVE PERFORMERS*
Applix
Microcom
Verilink
Astea
Desktop Data

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG LARGE CAP GROWTH FUND

OBJECTIVE: Long-term growth of capital.

INVESTS IN: Companies, with above $1 billion of market capitalization, that in the Advisers opinion, have an outlook for strong growth in earnings and potential for capital appreciation.

STRATEGY: The Fund's larger company focus is intended to provide reduced short-term volatility while still generating superior returns. At year end, the Fund's 57 Portfolio holdings ranged from roughly $800 million to $112 billion in market capitalization, with an average capitalization of $13.2 billion. The stock selection approach remains focused on the fundamental analysis of individual companies, the strength of their products and/or services and their competitive positioning. Sector exposure is determined solely by the selection of the most attractive individual stocks, although a 40% sector limitation is in place as a risk control measure.

--------------------------------------------------------------------------------
   PBHG LARGE CAP GROWTH FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                   One Year  Annualized Inception
                                    Return         to Date 2
--------------------------------------------------------------------------------
PBHG Large Cap Growth Fund          -1.77%          21.49%
- ------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG LARGE CAP GROWTH FUND, VERSUS THE RUSSELL 1000 GROWTH INDEX, AND THE LIPPER GROWTH FUNDS AVERAGE

[LINE GRAPH]

     PBHG Large Cap   Russell 1000    Lipper Growth
      Growth Fund    Growth Index 3   Funds Average 4
4/4/95   10,000          10,000           10,000
6/95     10,920          10,748           10,744
9/95     13,160          11,724           11,675
12/95    13,382          12,259           11,945
3/96     14,992          12,917           12,604
6/96     16,158          13,739           13,173
9/96     16,871          14,234           13,559
12/96    16,515          15,093           14,268
3/97     14,728          15,175           14,086

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG Large Cap Growth Fund commenced operations on April 5, 1995.

3 The Russell 1000 Growth Index is an unmanaged index comprised of those securities in the Russell 1000 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Growth Funds Average is an equally weighted bench-mark composed of mutual funds, each of which normally invests in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indexes. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
The Fund's total return for the last 12 months was -1.77%, including a decline of 10.76% in March. This compares to a 12 month return of the Russell 1000 Growth Index of 17.47%. Dramatic market volatility in recent months coupled with a negative shift in investor sentiment toward high growth, above average P/E multiple stocks helped turn a positive return into a negative one. We did experience some significant disappointments in financial performance by a few of the Fund's holdings, each of which was subsequently sold. However, for the most part the Fund's holdings delivered the kind of financial results we anticipated, but the market did not seem to care.

Once again the Technology sector represented the largest industry exposure, closing the year at 25% after reaching almost 33% during the Summer. This sector contributed a return of 5.47% for the year. The next largest sector was the Healthcare sector which accounted for 23% of the Fund at year end, having increased steadily from 19% at the beginning of the year. The return from the Healthcare sector was -1.22%. The Business Services sector was third largest at roughly 21% and returned -1.59%. Consumer at 17% and Financial Services at 7% were the only other sectors with meaningful exposure. The contributions from these two sectors were -3.64% and 1.41%, respectively.

PORTFOLIO HIGHLIGHTS
Of the 82 different stocks owned over the last 12 months, 30 advanced more than 10%, while 31 declined more than 10%. The top five performers were up an average of 63.1%, while the bottom five, all of which were sold based on weakening business trends, declined an average of 63.0%.

The top five performers included four technology stocks, including the two industry bellwethers Intel and Microsoft along with telecommunications equipment supplier ADC Telecom, Inc. and specialty semiconductor manufacturer Altera. Intel demonstrated accelerating growth driven by great demand for faster, more powerful microprocessors, while Microsoft benefited from a strong product upgrade cycle, e.g. Windows 95 for PC's and Windows NT for network servers. ADC consistently reported financial results ahead of expectation as their telephone and cable industry customers sought to improve the quality and capacity of their communications networks. Altera rebounded strongly from an oversupply situation a year ago in their specialty niche of programmable logic devices. The only non-technology name among the top five performers was Nike which benefited from very strong demand from consumers for any and all athletic products bearing the "swoosh" trademark.
This position was sold near the end of the period as we anticipate a deceleration in the company's growth rate going forward.

The bottom five performers all announced disappointing financial results caused by a variety of factors. Shiva's products for providing remote access to corporate computer networks were effectively obsoleted by new products from bigger and stronger competitors. Fore Systems suffered from a slowdown in demand for their high speed networking products as customers hesitated to buy in anticipation of a slew of new competing products reaching the market. Sunglass Hut opened too many stores thereby oversaturating the high priced sunglass market. Fritz Companies had difficulty digesting a large acquisition in the transportation logistics market. Lastly, Idexx Laboratories flooded their distributors with veterinary diagnostic instruments in quantities well in excess of end-user demand, leading to a substantial sales slowdown.

--------------------------
TOP FIVE PERFORMERS*
Intel
Nike
Microsoft
ADC  Telecommunications
Altera

--------------------------
BOTTOM FIVE PERFORMERS*
Idexx Laboratories
Fritz Companies
Sunglass Hut International
Fore Systems
Shiva

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG SELECT EQUITY FUND

OBJECTIVE: Long-term growth of capital.

INVESTS IN: Normally no more than 30 common stocks of companies that in the Adviser's opinion have a strong outlook for capital appreciation.

STRATEGY: The Fund concentrates its investments in what we view as the best opportunities in our universe of approximately 1,000 companies. At the end of the period, the Fund held 27 stocks ranging in size from $487 million (Forte Software) to $112 billion (Intel). The mean market capitalization was $6.9 billion. The Fund's size characteristics may vary dramatically from one time period to another, reflecting the inherent sensitivity to changes in holdings of a highly concentrated portfolio. The Fund is currently closed to new investors to protect its investment objective.

--------------------------------------------------------------------------------
   PBHG SELECT EQUITY FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                 One Year    Annualized Inception
                                  Return           to Date 2
--------------------------------------------------------------------------------
PBHG Select Equity Fund           -6.94%            28.48%
-------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG SELECT EQUITY FUND, VERSUS THE RUSSELL 3000 GROWTH INDEX, AND THE LIPPER CAPITAL APPRECIATION FUNDS AVERAGE

[LINE GRAPH]
      PBHG Select    Russell 3000     Lipper Capital Appreciation
      Equity Fund   Growth Index 3          Funds Average 4
4/4/95   10,000         10,000                   10,000
6/95     11,686         10,757                   10,744
9/95     14,546         11,758                   11,806
12/95    15,512         12,257                   12,119
3/96     17,329         12,920                   12,846
6/96     19,606         13,735                   13,492
9/96     21,121         14,165                   13,762
12/96    19,854         14,938                   14,128
3/97     16,123         14,858                   13,667

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG Select Equity Fund commenced operations on April 5, 1995.

3 The Russell 3000 Growth Index is an unmanaged index comprised of the 3000 largest U.S. securities as determined by total market capitalization and represents approximately 98% of the investable U.S. equity market. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Capital Appreciation Funds Average is an equally weighted benchmark composed of mutual funds with the investment objective of maximum capital appreciation. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
The Fund's total return for the last 12 months was -6.94%, including a decline of -18.79% in the last three months. This compares to the 12 month returns of 6.16% for the Lipper Capital Appreciation Funds Average and 16.50% for the Russell 3000 Index. We believe a negative shift in investor psychology towards growth stocks began in the summer and intensified significantly in the last three months of the year. In addition, market sentiment toward the technology sector particularly networking and software stocks, turned decidedly bearish in the last three months. Changes in the Fund's holdings were made where warranted by weakening fundamentals but, for the most part, the Fund's holdings continued to demonstrate the same desirable high growth characteristics that appealed to us in the first place.

The Technology sector represented the largest area of exposure in the Fund, ranging from 36% to 54%, and ending the year at 40%. This sector returned 2.56% for the year. The second largest sector exposure was in healthcare which increased steadily from 14% at the beginning of the year to 26% at the end. This sector declined 1.53% for the year. The Business Services sector varied in its weighting during the year but ended where it began, at roughly 17%, and produced a return of -2.15%. The only other sector of consequence was Consumer which held a fairly steady weighting of about 13% throughout the period and generated a return of -4.29%. The balance of the Fund included stocks in the Energy, Financial and Transportation sectors, which collectively contributed a return of 0.63%.

PORTFOLIO HIGHLIGHTS
Of the 45 stocks owned during the course of the year, 15 advanced more than 10% while 14 declined more than 10%. The top five performers were up by an average of 69.7%, while the bottom five declined by an average of 44.3%.

The top five performers included three unrelated technology companies, a company that operates several radio and television stations, and a health maintenance organization (HMO). In the case of the best performer, Dell Computer success was driven by the continuing strong demand for PC's and, in particular, Dell's low-cost, direct distribution operating model. McAfee Associates' technological leadership in antivirus software and PeopleSoft's ability to deliver superior business applications software for the burgeoning client-server computing
environment  led  to  financial   results  that  were   consistently   ahead  of
expectations. Clear Channel Communications took advantage of favorable regulatory changes to acquire attractive broadcasting properties and also expand into the billboard advertising markets. All of Clear Channel's acquisitions were additive to the company's cash flow. Oxford Health Plans, in an otherwise difficult environment for HMO's, continued to demonstrate great foresight and creativity in an everchanging healthcare arena.

Among the bottom five performers, only Fore Systems demonstrated a clear deterioration in business fundamentals (which prompted sale of the position shortly after year end). Rational and Forte both in the business of providing software tools for building and testing software programs. Their stocks suffered from concerns about Microsoft's intentions in their market and the general compression of P/E multiples among high growth companies. Both companies are currently under review to determine, for rational specificially, the future impact of pending acquistions and, for companies, the sustainability of growth in the high-end software development market. Pediatrix continued in its effort to consolidate the market for providing neonatal intensive care services, while Accustaff continued making accretive acquisitions in the temporary help market with an emphasis on expanding their information technology business. The stocks of both Pediatrix and Accustaff experienced substantial P/E multiple compression, despite no apparent change in business fundamentals.

----------------------------
TOP FIVE PERFORMERS*
Dell Computer
McAfee Associates
Clear Channel Communications
PeopleSoft
Oxford Health Plans

----------------------------
BOTTOM FIVE PERFORMERS*
Fore Systems
Rational Software
Pediatrix Medical Group
Forte Software
Accustaff

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG CORE GROWTH FUND

OBJECTIVE: Long-term capital appreciation.

INVESTS IN: A diversified portfolio of equity securities of companies without regard to market capitalization.

STRATEGY: At year end the Fund's holdings ranged from roughly $140 million to $54 billion in market capitalization, with an average size of $3.4 billion. While future changes in holdings will create some variability, we do not expect the company size features of the fund to differ substantially from what they are presently. Stock selection is exclusively "bottom up", focusing on individual companies and the strength of their fundamental business characteristics. Sector exposure is not predetermined, but follows from the selection of the most attractive individual stocks.

--------------------------------------------------------------------------------
   PBHG CORE GROWTH FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                      One Year     Annualized
                                       Return  Inception to Date 2
--------------------------------------------------------------------------------
PBHG Core Growth Fund                  -12.52%        2.70%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG CORE GROWTH FUND, VERSUS THE RUSSELL 3000 GROWTH INDEX, AND THE LIPPER GROWTH FUNDS AVERAGE

[LINE GRAPH]
                PBHG Core        Russell 3000      Lipper Growth
               Growth Fund      Growth Index 3    Funds Average 4
12/31/95          10,000             10,000            10,000
3/96              11,820             10,541            10,543
6/96              13,800             11,206            11,020
9/96              14,200             11,557            11,342
12/96             13,280             12,188            11,936
3/97              10,340             12,122            11,783

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG Core Growth Fund commenced operations on January 2, 1996.

3 The Russell 3000 Growth Index is an unmanaged index comprised of the 3000 largest U.S. securities as determined by total market capitalization and represents approximately 98% of the investable U.S. equity market. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Growth Funds Average is an equally weighted bench-mark composed of mutual funds, each of which normally invests in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indexes. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
The Core Growth Fund's total return for the last 12 months was -12.52%, including a decline of 22.14% in the last three months. This compares to the 12 month return of 15.00% by the Russel 3000 Growth Index. Since June of 1996, we believe market psychology has been decidedly negative on growth stocks, with smaller companies and high P/E companies bearing the brunt of the selling pressure. With few exceptions, the Fund's holdings have not experienced any change in the business fundamentals that made them attractive for purchase initially.

The Technology sector made up roughly 30% of the Fund and contributed to a return of -1.28% for the year. Business services remained the second largest sector at 27% and returned -2.05%. Healthcare accounted for 16% and produced a return of -2.78%, while the Consumer sector represented 13% and returned -5.21%. The balance of the Fund included relatively minor exposure in Transportation (+0.62%), Manufacturing (+0.39%), Financial (0.00%), and Energy (+0.31%)
sectors.

PORTFOLIO HIGHLIGHTS
Of the 92 stocks owned during the last 12 months, 26 advanced more than 10%, while 43 declined more than 10%. The top five performers were up an average of 78.7%, while the bottom five, all of which were sold, declined an average of 63.0%.

The top five performers included three vastly different technology companies, one water treatment company, and one oil well equipment company. In the case of Dell Computer, success was driven by its low cost direct distribution model. With Electronics For Imaging and McAfee Associates, technological leadership in their respective fast-growing markets of high-speed color printing and antivirus software led to financial results that were consistently ahead of expectations. U.S. Filter continued to consolidate the water filtration industry by making numerous strategic acquisitions that proved highly additive to the company's earnings. Varco benefited from the increased utilization of deep water drilling rigs and the resulting demand for replacement parts and services.

The bottom five performers all announced disappointing financial results caused by a variety of factors. Shiva's remote access products were effectively made obsolete by products from bigger and stronger competitors; Fore Systems suffered from a slow down in demand for their networking products as customers hesitated to buy in the face of a slew of new competitive products hitting the market; Sunglass Hut opened too many stores thereby over-saturating the high-priced sunglass market; Fritz Companies had difficulty digesting a large acquisition in the transportation logistics market; and Idexx Laboratories flooded their distributors with veterinary diagnostic instruments in quantities well in excess of end-user demand, leading to a substantial sales slowdown.

------------------------------
TOP FIVE PERFORMERS*
Dell Computer
Electronics For Imaging
McAfee Associates
U.S. Filter
Varco Int'l

-----------------------------
BOTTOM FIVE PERFORMERS*
Idexx Laboratories
Fritz Companies
Sunglass Hut International
Fore Systems
Shiva

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG LIMITED FUND

OBJECTIVE: Long-term capital appreciation.

INVESTS IN: A diversified portfolio of equity securities of companies that are believed, by the Adviser, to have superior long-term growth prospects and potential appreciation.

STRATEGY: The Fund invests in companies under $250 million in market capitalization or annual revenues. The Fund is currently closed to additional investment by new or existing shareholders in order to protect its investment objective.

--------------------------------------------------------------------------------
   PBHG LIMITED FUND
--------------------------------------------------------------------------------
                             AGGREGATE TOTAL RETURN 1
--------------------------------------------------------------------------------
                                      Inception
                                      to Date 2
--------------------------------------------------------------------------------
PBHG Limited Fund                      -9.15%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG LIMITED FUND, VERSUS THE RUSSELL 2000 GROWTH INDEX, AND THE LIPPER SMALL COMPANY FUNDS AVERAGE

[LINE GRAPH]

             PBHG        Russell 2000   Lipper Small Company
         Limited Fund   Growth Index 3    Funds Average 4
6/30/96     10,000          10,000             10,000
7/96         9,950           8,779              9,135
8/96        10,320           9,429              9,698
9/96        11,011           9,914             10,198
10/96       10,570           9,487              9,992
11/96       10,561           9,751             10,282
12/96       11,082           9,941             10,429
1/97        11,273          10,189             10,691
2/97        10,049           9,574             10,244
3/97         9,085           8,898              9,707

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 Total return has not been annualized. The PBHG Limited Fund commenced operations on July 1, 1996.

3 The Russell 2000 Growth Index is an unmanaged index comprised of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Small Company Funds Average is an equally weighted benchmark composed of mutual funds, each of which limits its investments, by prospectus or portfolio practice, to companies on the basis of the size of the company. The performance figures are based on changes in net asset value of the Funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
For the nine months ending March 31, 1997 the Fund's total return was -9.15% versus the Wilshire Small Cap Growth Index of -7.94%. The Russell 2000 Growth Index aggregate return was -11.02%, and the aggregate total return for the Lipper Small Company Funds Average was -9.16%. The Technology, Service and Consumer sectors each contributed to the decline.

PORTFOLIO HIGHLIGHTS
During the Funds first nine months, of the 100 stocks owned in the portfolio, 39 of these produced a positive return and 61 produced a negative return. The Fund will typically hold between 70 and 110 stocks of small rapidly growing companies where we believe superior earnings growth is sustainable. The Fund's five top performing stocks were up an average of 126%, while the bottom five were down an average of 64%. The position weighted average trailing twelve months earnings per share growth of securities held in the Fund is above 50%. Currently the weighted average market capitalization of the portfolio is below $200 million. The sector weightings are determined through a process of bottom up stock picking. At the end of the period, Technology was the largest sector representing 36% of the portfolio with Service the next largest sector at 23% of the portfolio.

----------------------
TOP FIVE PERFORMERS*
Scopus Technology
Centennial Technology
Consolidated Graphics
Encad
Gadzooks
-------------------------
BOTTOM FIVE PERFORMERS*
Inference
Act Networks
Unison
Desktop Data
Concentra

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG LARGE CAP 20 FUND

OBJECTIVE: Long-term growth of capital.

INVESTS IN: A limited number of larger capitalization companies (no more than 20) that have above-average potential for capital appreciation.

STRATEGY: The Fund can invest in companies with market capitalizations in excess of $1 billion but is currently focused on those in excess of $5 million. These companies have a strong earnings growth outlook and potential for capital appreciation in the opinion of the Adviser.

--------------------------------------------------------------------------------
   PBHG LARGE CAP 20 FUND
--------------------------------------------------------------------------------
                             AGGREGATE TOTAL RETURN 1
--------------------------------------------------------------------------------
                                      Inception
                                      to Date 2
--------------------------------------------------------------------------------
PBHG Large Cap 20                      -7.40%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG LARGE CAP 20 FUND, VERSUS THE RUSSELL TOP 200 GROWTH INDEX, AND THE LIPPER GROWTH FUNDS AVERAGE

[LINE GRAPH]
         PBHG Large  Russell Top 200    Lipper Growth
        Cap 20 Fund   Growth Index 3   Funds Average 4
11/30/96   10,000         10,000            10,000
Dec-96      9,841          9,793             9,855
Jan-97     10,462         10,580            10,361
Feb-97     10,002         10,571            10,209
Mar-97      9,261         10,008             9,727

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 Total return has not been annualized. The PBHG Large Cap 20 Fund commenced operations on December 1, 1996.

3 The Russell Top 200 Growth Index is an unmanaged index comprised of those securities in the Russell Top 200 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Growth Funds Average is an equally weighted bench-mark composed of mutual funds, each of which normally invests in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indexes. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
The Large Cap 20 Fund commenced operations on December 1, 1996, and in its four month existence has generated an aggregate total return of -7.40%. While there is no index that can exactly serve as a benchmark for the performance of a concentrated portfolio of 20 stocks, we have determined that the Russell Top 200 Growth Index is the most appropriate comparison because of similarity in market capitalization. This index has had an aggregate total return of -0.73% over the same time period as the Fund's existence. We expect the short term volatility of this concentrated Fund to be substantial, as it has been thus far, since a significant move in just one or two stocks has a major influence on the overall portfolio performance.

The Technology sector accounted for roughly 40% of the Fund during the period and returned -2.96%. Healthcare was next at 17% with a return of -1.32%. Both Consumer and Business Services sectors represented 15% of the Fund and returned
- -1.04% and -1.68% respectively. Financial Services was the only other sector represented, accounting for 4% of the Fund and returning -0.23%.

PORTFOLIO HIGHLIGHTS
The Fund owned 25 different stocks in the last four months but never more than 20 at any one time. The top five performers were up by an average of 14% for the four month period, while the bottom 5 declined by an average of 28%. The best performer was Dell Computer where their low cost, direct distribution operating model provided market share gains in the strong corporate PC market. Microsoft benefited from a strong product upgrade cycle, e.g. Windows 95 for desktop PC's and Windows NT for network servers. Intel demonstrated accelerating growth driven by great demand for faster, more powerful microprocessors. Nike enjoyed very strong demand from consumers for any and all athletic products bearing the "swoosh" trademark. This position was subsequently sold however, as we anticipate a deceleration in the company's growth rate going forward. Lastly, HealthSouth continued to deliver better than expected financial results as it moves ahead in its quest to become the only national provider of specialty medical services.

The bottom five performers were all in the Technology sector. Three of the five, Cascade, Ascend, and Cisco were sold when a broadbased weakness in the networking equipment sector became apparent. No deterioration in business trends were evident at information technology outsourcer Computer Sciences Corp. or at computer-aided design software maker Parametric Technology, so these positions were retained.

----------------------
TOP FIVE PERFORMERS*
Dell Commuter
Microsoft
Intel
Nike
HealthSouth

-------------------------
BOTTOM FIVE PERFORMERS*
Cascade Communications
Ascend Communications
Cisco Systems
Computer Sciences Corp.
Parametric Technology

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG LARGE CAP VALUE FUND

OBJECTIVE: Long-term growth of capital and income.

INVESTS IN: A diversified portfolio of equity securities of large capitalization companies.

STRATEGY: The Fund invests in companies with market capitalizations in excess of $1 billion which, in the Advisers' opinion, are undervalued or overlooked by the market. In selecting investments for the Fund, the Advisers emphasize fundamental investment value and consider factors such as the relationship of a company's potential earning power to the current market price of its stock; continuing dividend income and the potential for increased dividend growth; low price/earnings ratio relative to either that company's historical results or the current ratios for other similar companies; and potential for favorable business developments.

--------------------------------------------------------------------------------
   PBHG LARGE CAP VALUE FUND
--------------------------------------------------------------------------------
                             AGGREGATE TOTAL RETURN 1
--------------------------------------------------------------------------------
                                      Inception
                                      to Date 2
--------------------------------------------------------------------------------
PBHG Large Cap Value                    1.10%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG LARGE CAP VALUE FUND, VERSUS THE RUSSELL 1000 VALUE INDEX, AND THE LIPPER GROWTH & INCOME FUNDS AVERAGE

[LINE GRAPH]
      PBHG Large Cap  Lipper Growth & Income   Russell 1000
        Value Fund       Funds Average 4       Value Index 3
12/31/96  10,000             10,000               10,000
Jan-97    10,240             10,485               10,431
Feb-97    10,430             10,639               10,487
Mar-97    10,110             10,256               10,114

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 Total return has not been annualized. The PBHG Large Cap Value Fund commenced operations on January 2, 1997.

3 The Russell 1000 Value Index is an unmanaged index comprised of those securities in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Growth and Income Funds Average is an equally weighted benchmark composed mutual funds, each which combines growth of earnings with an income requirement for level and/or rising dividends. The performance figures are based on changes in net asset value of the Funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
For its initial quarter ending March 31, 1997, The Fund's aggregate total return was 1.10% versus 2.45% for the Russell 1000 Value Index, 2.54% for the S&P 500, and 1.13% for the Lipper Growth and Income Funds Average.

The Fund began its existence on January 2, 1997 and the initial contributions were received during the strongest month of the quarter as the S&P advanced 6.1% in January. Investing these contributions in an exceptionally strong market hindered the Fund's performance as it lagged the Russell 1000 Value Index and the S&P 500 by 2.35% and 3.73% respectively during the month of January. As the market advance slowed in February and declined in March, the Fund outperformed both the Russell 1000 Value Index and the S&P 500 by an average of 70 and 124 basis points respectively in each month.

During the quarter, the stock characteristics which contributed to performance were very large capitalization, moderate dividend yield, and high relative price/earnings ratios. If the S&P 500 were separated into five quintiles, only the quintile composed of the largest stocks outperformed the S&P 500 Index, whereas all four of the remaining quintiles underperformed. Similarly, if the S&P 500 were separated into five quintiles by relative price/earnings ratios, the strongest performance came from the two quintiles with the highest relative price/earnings ratios, an area off limits to most value portfolios.

PORTFOLIO HIGHLIGHTS
The Fund's heaviest weightings were in the Financial, Energy and Capital Goods sectors. In the first two months of the quarter, financial stocks outperformed the market as bank earnings were strong and a number of banks announced programs to buy back substantial amounts of stock. In March the financial stocks weakened as fears of an overheating economy and higher interest rates raised concerns over continued earnings gains. In spite of the weakness in March, the Fund's top two performers, Nationwide Financial Services and Equitable of Iowa were financial stocks.

As fears of higher inflation arose in March, the Fund's overweighting in energy stocks contributed to outperformance in a weak market.

In addition to the two financial stocks, the Fund's top performers included Dillard Department Stores and two health care stocks, Aetna and MedPartners, Inc. In the case of the former, the outlook for pricing by health maintenance organizations improved and MedPartners, a physician practice management company, recovered from an overly depressed valuation.

On the negative side, the worst performing sectors were Utilities, Capital Goods, and Basic Materials. The Fund's two poorest performers, Rohm and Haas (chemicals) and James River (paper), both basic material producers, declined as a result of lower earnings expectations. Avnet, a capital goods-technology company, failed to meet earnings expectations and declined in a weak technology environment. Rounding out the list of the five worst performers were Burlington Northern Santa Fe Corp. (railroad) with temporarily disappointing earnings due to adverse weather conditions and NYNEX Corp. (telephone utility) which was negatively affected by higher interest rates.

Although interest rate concerns may cause some further near term concerns for financial stocks, the fundamental earnings outlook remains positive for this sector. Similarly, we believe that selected capital goods producers have significant growth potential over the coming several years. With the overall market outlook being somewhat murky, we believe that emphasis on individual stock selection will be the key to performance in 1997.

-------------------------------
TOP FIVE PERFORMERS*
Nationwide Financial Services
Equitable of Iowa
Dillard Department Stores
Aetna
MedPartners

------------------------------
BOTTOM FIVE PERFORMERS*
Rohm & Haas
James River
Avnet
Burlington Northern Santa Fe
NYNEX

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG INTERNATIONAL FUND

OBJECTIVE: Long-term capital appreciation.

INVESTS IN: Non-U.S. companies.

STRATEGY: The focus of the Fund was on three areas: Europe, the Far East and the Emerging markets. It was underweighted throughout the year in Japan.

--------------------------------------------------------------------------------
   PBHG INTERNATIONAL FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                             Annualized Inception
                                1 Year             to Date 2
--------------------------------------------------------------------------------
PBHG International Fund          6.73%               4.49%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG INTERNATIONAL FUND, VERSUS THE F.T. S&P WORLD INDEX, NON-U.S., IN U.S. DOLLARS

[LINE GRAPH]
                   PBHG             F.T. S&P World Index, Non-U.S.,
             International Fund             in U.S. Dollars 4
6/30/94           10,000                         10,000
3/95               9,203                         10,007
3/96              10,634                         11,274
3/97              11,350                         11,466

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG International Fund commenced operations on June 14, 1994.

3 The F.T. S&P World Index, Non-U.S., in U.S. Dollars consists of 1,749 of the largest international companies which have been selected based on market capitalization, ability to be purchased by international investors and the degree to which the companies reflect the weightings of industries within their respective countries. The returns of the Index reflect the reinvestment of income dividends and capital gains distributions.

PERFORMANCE
For the year ended March 31, 1997, the Fund produced a return of 6.7% versus 1.7% returned by its benchmark, the FT S&P World Index, Non- U.S., in U.S. Dollars. On March 31, 1997 the top five country weightings were Japan, Germany, UK, France and Switzerland.

PORTFOLIO HIGHLIGHTS
The year was marked by the strong performance of markets in Europe and Latin America. The nascent recovery in the Japanese economy and stock market faded and markets elsewhere in the Far East were tainted by problems in Korea and Thailand and drifted for much of the year.

During the year we increased exposure to the European markets which were looking attractive on several counts. Firstly, progress towards European Monetary Union
(EMU) led to fiscal discipline -- governments cut spending to reduce their budget deficits and this allowed interest rates to fall, making equities more attractive investments. In addition, companies in Europe began to restructure and rationalize their operations and this enhanced their earnings outlook.
Finally, as economies emerged from recession we considered that earnings forecasts were too conservative. Indeed, we have seen several earnings surprises on the upside and this also lifted stock prices. The Fund was overweight in Italy and Spain through 1996 when the benefits of lower interest rates came through and in 1997 shifted focus to Germany and Switzerland, where there was the widest scope for rationalization. Although, underweighted in the UK, market returns were good reflecting the strong economy and rising currency versus the U.S. dollar.

Investments in Japan and the Far East saw poor returns during the year. The modest strengthening of the Japanese economy in early 1996 faded later in the year. Stocks were sold as earnings expectations fell and the currency weakened as cash flowed out of Yen assets. Attempts to resolve the problems of the financial sector which seemed to be making progress early in the year faltered when several high profile bankruptcies caused the Bank of Japan to pull back from its firm position on poorly managed institutions. As a result, the market ended the year down 26.1% in dollars. The Fund remained overweighted in the market for the year and stock selection outperformed the index but any exposure was still a negative. Elsewhere in South East Asia returns were mixed. Weak economies and stock markets in Korea and Thailand and concerns over the handover of Hong Kong to China caused many investors to reduce their exposure to the area. In the case of Hong Kong they also took profits out of the market in early 1997 following its strong rise in 1996. We are firm believers that the region will demonstrate steady growth and investment potential in the year ahead and will continue with an overweighted exposure.

Investments in the Emerging Markets produced strong returns, reflecting the recovery from recession following the crisis in Mexico in 1994. In most markets growth has returned to sustainable levels, inflation is moderate and currencies are stable. Recently, the prospect of new privatizations, particularly in Eastern Europe, has rekindled the interest of investors.

During the year, four of the best performing stocks were in Europe and primarily in sectors sensitive to economic growth: engineering, electronics and motors, and one dairy producer. The remaining stock was a retailer in Argentina. The underperforming stocks were split between Japan and Singapore. In Japan the stocks were a bank and two industrials; the banks still failing to solve their long-standing problems while the weak economy continued to disappoint industrial stocks.

The sector allocations within the Fund have moved on in Europe from interest rate sensitive to cyclical stocks, sensitive to economic recovery. Real estate companies and financials continue to be the main targets in the Far East with the exception of Japan where we have introduced more manufacturing stocks which will benefit from the weaker Yen.

-------------------------------
TOP FIVE PERFORMERS*
Disco - Argentina
Telecom Italia Mobile - Italy
BMW - Germany
Volkswagen - Germany
Parmalat - Italy

-------------------------------
BOTTOM FIVE PERFORMERS*
Sanwa Bank - Japan
Nippon Sanso - Japan
Keppel - Singapore
Itochu - Japan
Singapore Land - Singapore

*DURING THE YEAR ENDED MARCH 31, 1997

   PBHG CASH RESERVES FUND

OBJECTIVE: Preserve principal value & maintain a high degree of liquidity while providing current income.

INVESTS IN: Money market securities.

STRATEGY: The Fund's strategy is to be fully invested in a diversified portfolio of short-term, high-quality money market securities.

   PBHG CASH RESERVES FUND

PERFORMANCE
For the twelve months ended March 31, 1997, the PBHG Cash Reserves Fund portfolio yielded 4.9% compared to 4.8% for the Lipper Money Market Average. The key to this higher yield was managing the average maturity of the portfolio during periods when the market anticipated interest rate moves, and taking advantage of higher yielding sectors.

MARKET HIGHLIGHTS
The Federal Reserve held short term interest rates steady for nearly all of the past twelve months. With short term rates at 5.25%, yield on longer maturity instruments moved with the ebbs and flows of market psychology. Signs of stronger economic growth, even without the shadow of inflation, prompted the Fed to shift their bias toward raising rates later in the year.

With stronger economic trends throughout the rest of 1996, the credit cycle remained healthy. Money market funds sailed smoothly through the year without exposure to credit defaults, until early 1997, when Mercury Finance, a lender in the higher risk "sub-prime" sector to less creditworthy consumers, faced a liquidity crisis and was unable to repay its commercial paper investors. The mutual fund sponsors, which distribute the exposed funds, digested the problem securities as they have in the past, and no shareholders lost money. Private investors handled their problems quietly. In all, the company had $500 million in commercial paper outstanding.

One of the more interesting developments in the year involved the U.S. Treasury. The Treasury developed plans to issue its first-ever indexed bond, a floating rate security whose return is tied to changes in the rate of U.S. inflation. On the surface, although floating rate securities are attractive for money market mutual funds, we do not believe that these new securities are appropriate stable-value investments for the PBHG Cash Reserves Fund and will not purchase them in this Fund.

The Fed became increasingly outspoken by the beginning of 1997, and all but pre-announced the March 25, 1997 rate increase. The 25 basis point increase at the end of the Fund's fiscal year was well anticipated by the market.

PORTFOLIO HIGHLIGHTS
For most of the second quarter of 1996, we sought extra yield by maintaining a longer average maturity in the Fund. However, unusually strong economic data in the second quarter lead us to believe a Fed rate hike was near. Accordingly, we shortened maturities in the Fund to 46 days by the end of June. At that time, the Fund held 88% of its assets in commercial paper, while we looked to boost yield from the Fund's 7% holding in floating rate notes.

In the second half of the year, while remaining heavily weighted in commercial paper, we looked for opportunities to lengthen maturities when we felt the market prices fully discounted the expected Fed actions. In order to maintain high liquidity and quality, we eliminated illiquid securities in late 1996, and as a policy will no longer purchase them for the Fund.

During the first quarter of 1997, we reduced our weighting in commercial paper (down to 73%) in order to take advantage of yield premiums available in repurchase agreements, which made up 15% of the portfolio at quarter-end. Also, we shortened the Fund's weighted average maturity during the first quarter in anticipation of the Fed's widely anticipated rate hike.

In summary, it was a year when short-term interest rates did not vary beyond a narrow band; consequently, there were few opportunities for money market funds to differentiate themselves. The PBHG Cash Reserves Fund enjoyed healthy cash inflows throughout this time, increasing net assets more than threefold. These asset flows and a favorable investment environment allowed the Fund to outperform its competitors while closely tracking the minor fluctuations in short term rates.

   PBHG TECHNOLOGY & COMMUNICATIONS FUND

OBJECTIVE: Long-term growth of capital.

INVESTS IN: Companies which rely extensively on the technology or communications in their product development and operations.

STRATEGY: The Fund's strategy is to be invested in technology and related companies exhibiting extraordinary rates of growth in earnings and revenue with high profitability levels. The portfolio's 72 holdings as of year end March 31, range in market cap from $40 million to $11.9 billion, with the current average and median market capitalization of $1.55 billion and $587 million.

--------------------------------------------------------------------------------
   PBHG TECHNOLOGY & COMMUNICATIONS FUND
--------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURN 1
--------------------------------------------------------------------------------
                                       One year    Annualized Inception
                                        Return          to Date 2
--------------------------------------------------------------------------------
PBHG Technology & Communications Fund   19.59%           30.52%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG TECHNOLOGY & COMMUNICATIONS FUND, VERSUS THE PACIFIC STOCK EXCHANGE HIGH TECHNOLOGY INDEX, AND THE LIPPER SCIENCE & TECHNOLOGY FUNDS AVERAGE

[LINE GRAPH]
                                       Pacific Stock        Lipper Science &
            PBHG Technology &          Exchange High           Technology
           Communications Fund      Technology Index 3       Funds Average 4
9/30/95           10,000                  10,000                  10,000
12/95             11,602                   9,919                   9,431
3/96              12,483                   9,899                   9,473
6/96              14,973                  10,245                  10,164
9/96              16,644                  10,945                  10,782
12/96             17,917                  11,955                  11,334
3/97              14,927                  11,955                  10,359

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 The PBHG Technology & Communications  Fund commenced  operations on October 2,
  1995.

3 The Pacific Stock Exchange High Technology Index is a price-weighted index of the top 100 U.S. technology stocks. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Science & Technology Funds Average is an equally weighted benchmark composed of mutual funds, each of which normally invests more than 65% of its equity portfolio in science and technology stocks. The performance figures are based on changes in net asset value of the funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE
For the twelve  months  ending March 31, 1997,  the Fund produced a 19.59% total return versus 20.27% for its benchmark, the Pacific Stock Exchange High Technology Index. The Fund outperformed the average return of a technology fund of 7.03%, as measured by the Lipper Science and Technology Funds Average. Information technology services was the best performing subsector over the past year as the demand for professional consulting, outsourcing, systems integration and programming services remains extremely robust as a result of corporations needing outside help with major informations systems' decisions and implementation. The remaining subsectors had disparate results across the year, with networking and software industries performing well early in the fiscal year, giving way to dramatic underperformance later as many companies experienced weak earnings and revenue results (Premisys, Cascade Communications, Fore Systems). Semiconductor and semiconductor equipment stocks underperformed early on, but rallied off the July 1996 technology lows as the inventory correction and semiconductor capital spending cycles appeared to trough toward the 1996 calender year end. The Fund was underweighted in these stocks. The Fund's strategy is to identify the best secular growth opportunities that are exceeding informed earnings and revenue expectations, and the semiconductor sector did not fit this criteria for most of the year. The average company in the portfolio has grown earnings 59.4% over the past 12 months with a 21.5% return on equity.

PORTFOLIO HIGHLIGHTS
The Fund's top five performers produced an average gain in excess of 100% and all experienced dramatically better than expected earnings and subsequent positively revised earnings and growth expectations. Viasoft, a provider of software and service to automate COBOL application software systems, is a beneficiary of the "Year 2000" problem. With the exception of Act Networks, the bottom five performers reported disappointing earnings results and have been sold out of the Fund.

Going forward, the long term secular demand for technology expenditures is continuing at a strong pace. Despite recent turbulent declines in stock prices and many market pundits predicting a dire outlook for the sector, current capital spending surveys are actually predicting a better capital spending environment for technology companies in 1997 versus 1996. Most recently, the networking sector and other software infrastructure-related companies, such as the database vendors, have been reporting disappointing results. The likely culprit is a lengthening of the evaluation cycles associated with confusion over new product cycles and the complexity of new information technology systems, as opposed to a macroeconomic decline in demand.

A number of fundamental trends should continue to propel various technology segments. The growing influence of the Internet, the increasing number of individuals and organizations desirous of connections to various wide area networks, and the shortage of bandwidth for communications will continue to drive the demand for networking products. We believe the accelerated demand for outsourced solutions in information technology will continue to shift resources into the integrated consulting and service provider companies. Applications software appears to remain the stimulus for improved business productivity. While price corrections in technology seem inevitable, we feel the probability of strong post-corrections recovery remains very high in the technology sector.

-------------------------
TOP FIVE PERFORMERS*
Viasoft
Consolidated Graphics
ADC Telecommunications
Ciber
Electronics For Imaging

--------------------------
BOTTOM FIVE PERFORMERS*
ACT Networks
TCSI
ASTEA
California Amplifier
Premysis Communications

*DURING THE YEAR ENDED MARCH 31, 1997

================================================================================
   PBHG STRATEGIC SMALL COMPANY FUND

OBJECTIVE: Growth of capital.

INVESTS IN: Small companies having a market capitalization or annual revenues of up to $750 million.

STRATEGY: The Fund invests in securities poised for rapid and dynamic growth ("growth companies") or securities that are undervalued or overlooked by the market ("value securities") depending on the Advisers' view of current economic or market conditions and their long-term investment outlook.

--------------------------------------------------------------------------------
   PBHG STRATEGIC SMALL COMPANY FUND
--------------------------------------------------------------------------------
                             AGGREGATE TOTAL RETURN 1
--------------------------------------------------------------------------------
                                      Inception
                                      to Date 2
--------------------------------------------------------------------------------
PBHG Strategic Small
Company Fund                           -11.40%
--------------------------------------------------------------------------------
COMPARISON OF CHANGE IN THE VALUE OF A $10,000 INVESTMENT IN THE PBHG STRATEGIC SMALL COMPANY FUND, VERSUS THE RUSSELL 2000 GROWTH INDEX, AND THE LIPPER SMALL COMPANY FUNDS AVERAGE

[LINE GRAPH]

         PBHG Stategic     Russell 2000     Lipper Small
         Small Company        Growth        Company Funds
             Fund             Index 3        Average 4
12/31/96    10,000            10,000           10,000
Jan-97      10,120            10,250           10,251
Feb-97       9,350             9,631            9,823
Mar-97       8,860             8,951            9,308

1 Past performance of the period is not predictive of future performance. The investment return and principal value of an investment will fluctuate, so an investor's shares, when redeemed, may be worth more or less than their original cost.

2 Total return has not be annualized. The PBHG Strategic Small Company Fund commenced operations on January 2, 1997.

3 The Russell 2000 Growth Index is an unmanaged index comprised of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Index reflects the reinvestment of income dividends and capital gains distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Lipper Small Company Funds Average is an equally weighted benchmark composed of mutual funds, each of which limits its investments, by prospectus or portfolio practice, to companies on the basis of the size of the company. The performance figures are based on changes in net asset value of the Funds in the Index with all capital gains distributions and income dividends reinvested.

PERFORMANCE-GROWTH
Because the Strategic Small Company Fund made its debut in January, 1997, the Fund has only booked one calendar quarter of financial results. Since inception, the Fund's aggregate total return was -11.4% at March 31, 1997, versus the Russell 2000 Index aggregate total return of -5.2% and the Lipper Small Company Fund Index of -9.5%. The total return for the growth portion of the portfolio was -21.8%, as early positive results in January were more than erased by a severe valuation correction in the small growth portion of the Fund in February and March. The Fund is structured to allow its assets to be proactively allocated between the growth style employed by Pilgrim Baxter and the value style utilized by its affiliate, Newbold's Asset Management, Inc. Throughout the first period of operations, this allocation was established to be a neutral 50/50 based on the flow of funds into the portfolio. During the period, value performed better than growth, and the balance of these two styles within the Fund provided some moderating impact during a generally difficult stock market environment.

PERFORMANCE-VALUE
For the quarter ended March 31, 1997 the Fund's aggregate total return for the value portion of the portfolio was -0.33% versus the Russell 2000 Index aggregate total return of -5.17%. Since the Fund's initial launch date was January 2, 1997, investment returns for the March quarter and fiscal year ending March 31, 1997 are identical.

While the S&P 500 eked out a modest positive return of 2.68% for the first calendar quarter, small cap stocks fared poorly. Most of the damage to small cap investors was inflicted throughout the month of March, as the markets correctly began anticipating the Fed tightening that didn't actually occur until the last week of the month. The early stages of a negative change in monetary policy are always difficult for investors. However, we should note that market volatility has created a number of unusually interesting investment opportunities for us and we are eagerly laying the groundwork for what we anticipate to be more favorable results when the stock market eventually recovers.

PORTFOLIO HIGHLIGHTS-GROWTH
Looking  first  at  the  growth  portion  of the  Fund,  the  technology  sector represented the most important single exposure. Technology represented 40% of the assets invested in the growth style, but only 25% of the total portfolio. Well represented in the category are rapidly growing young software, telecommunications and semiconductor companies. Another significant growth sector exposure is Business Services, with many excellent young companies enjoying success in such diverse activities as business process re-engineering, temporary staffing, telephone call center management and prison management. Two major themes of the 1990's are the pervasive spread of technology driven solutions throughout the economy, and the renewed focus of major enterprises on their core competencies through the outsourcing of non-core functions. The growth portfolio is well positioned to take advantage of these opportunities.

While still a very young Fund, early growth company winners include Learning Tree International (training programs in information technology), United Waste Systems (waste management), and Eagle USA (freight forwarding.) The most significant declines and loss realizations occur when a company fails to achieve its anticipated earnings. During the quarter, Verlink, Clintrials and Medic
Computer were examples of companies eliminated because of earnings disappointments. We remain convinced that the earnings prospects for our growth companies are robust, and that investors will be well rewarded for their ownership.

PORTFOLIO HIGHLIGHTS-VALUE
The  small  cap  value  investment   process  is  driven  chiefly  by  bottom-up
considerations, although we do take into account broad macro-economic trends that influence the outlook for certain industries. Although our value approach emphasizes stocks with below average valuations, our methodology also includes additional quality and growth factors such as the expected future growth in earnings and dividends, the recent pattern of earnings estimate revisions and subjective judgements regarding the quality of a company's business franchise. As a result, our portion of the Fund should look similar to the Russell 2000 benchmark in the quality and growth characteristics of its holdings, but the overall valuation of the Fund should be lower.

For the past quarter, our good relative results were largely produced by positive stock selection across a broad range of industries. Notable holdings included Greenwhich Air Services, Southdown, Onbancorp, Amerus Life, Silgan Holdings, Brylane and Knightsbridge Tankers. At this time, we are most enthusiastic about the near-term and long-term prospects for the aviation supply and services industry, where the cyclical upturn bodes well for sales and earnings over the next 1-3 years. We look forward to reporting further on our potential investment success in this area as results unfold.

---------------------------
TOP FIVE PERFORMERS*
Amerus Life Holdings
Onbancorp
Greenwich Air Services
Silgan Holdings
Living Centers of America

--------------------------
BOTTOM FIVE PERFORMERS*
Miller Industries
Renaissance Solutions
Veritas
Vanstar
Verilink

*DURING THE YEAR ENDED MARCH 31, 1997

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
TO THE SHAREHOLDERS AND DIRECTORS OF
      THE PBHG FUNDS, INC.:

      We have audited the accompanying statements of net assets of The PBHG Funds, Inc. (the "Fund") (comprising, respectively, PBHG Growth Fund, PBHG Emerging Growth Fund, PBHG Core Growth Fund, PBHG Select Equity Fund, PBHG Large Cap Growth Fund, PBHG Technology & Communications Fund, PBHG Limited Fund, PBHG Large Cap 20 Fund, PBHG Large Cap Value Fund, PBHG Strategic Small Company Fund, PBHG International Fund, and PBHG Cash Reserves Fund) as of March 31, 1997, and the related statements of operations, statements of changes in net assets and financial highlights for the year (or period) then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year (or period) ended March 31, 1996 and the financial highlights of The PBHG Funds, Inc. for each of the four years (or periods) ended March 31, 1996 were audited by other auditors, whose reports dated April 26, 1996 and April 25, 1994 expressed unqualified opinions thereon.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of March 31, 1997, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned funds constituting The PBHG Funds, Inc. as of March 31, 1997 and the results of their operations, changes in their net assets, and financial highlights for the year (or period) then ended, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 23, 1997

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG GROWTH FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Growth Fund

CONSUMER - 13%
TECHNOLOGY - 32%
HEALTHCARE - 15%
SERVICES - 23%
FINANCIAL - 4%
ENERGY - 5%
CASH - 8%

% OF TOTAL PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 92.1%
APPAREL -- 2.6%
Nautica Enterprises*                     2,089,400     $ 52,496
Tommy Hilfiger*                          1,333,100       69,654

--------------------------------------------------------------------------------
                                                        122,150
--------------------------------------------------------------------------------
APPLICATIONS SOFTWARE/SERVICES -- 0.2%
Citrix Systems*                            779,800       10,332

--------------------------------------------------------------------------------
                                                         10,332
--------------------------------------------------------------------------------
AUTOMATED SOFTWARE QUALITY -- 0.8%
Pure Atria*                              2,173,400       37,084

--------------------------------------------------------------------------------
                                                         37,084
--------------------------------------------------------------------------------
BIOTECHNOLOGY -- 1.3%
Biogen*                                  1,509,500       56,418
Idexx Laboratories*                        130,000        1,820

--------------------------------------------------------------------------------
                                                         58,238
--------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 1.6%
Clarify*                                 1,057,500       25,512
Remedy*                                  1,231,500       47,105

--------------------------------------------------------------------------------
                                                         72,617
--------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 3.4%
Baan, ADR*                                 809,700       36,133
Legato Systems*                            880,400       14,747
Peoplesoft*                              2,647,600      105,904

--------------------------------------------------------------------------------
                                                        156,784
--------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 1.0%
Sterling Commerce*                       1,645,800       47,728

--------------------------------------------------------------------------------
                                                         47,728
--------------------------------------------------------------------------------
CONSUMER FINANCE -- 2.3%
Aames Financial                          1,209,050       24,483
ContiFinancial*                          1,784,100       55,307
Money Store (The)                        1,453,400       30,521

--------------------------------------------------------------------------------
                                                        110,311


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
CONTRACT MANUFACTURING -- 1.7%
Kent Electronics*                          721,000     $ 16,583
Sanmina*                                 1,344,200       60,153

--------------------------------------------------------------------------------
                                                         76,736
--------------------------------------------------------------------------------
CONTRACT RESEARCH -- 1.0%
Quintiles Transnational*                   859,900       46,327

--------------------------------------------------------------------------------
                                                         46,327
--------------------------------------------------------------------------------
CORRECTIONAL SERVICES -- 1.9%
Corrections Corp. of America*            3,671,800       89,041

--------------------------------------------------------------------------------
                                                         89,041
--------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 0.3%
P-COM*                                     552,600       14,368

--------------------------------------------------------------------------------
                                                         14,368
--------------------------------------------------------------------------------
DATABASE SOFTWARE -- 0.9%
Cognos*                                  1,671,000       43,446

--------------------------------------------------------------------------------
                                                         43,446
--------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 5.1%
Cadence Design Systems*                  2,322,000       79,819
Cognex*                                    996,000       18,924
Parametric Technology*                   2,151,900       97,105
Waters*                                  1,615,000       43,201

--------------------------------------------------------------------------------
                                                        239,049
--------------------------------------------------------------------------------
DRUGS -- 1.2%
Dura Pharmaceuticals*                    1,521,500       54,394

--------------------------------------------------------------------------------
                                                         54,394
--------------------------------------------------------------------------------
EDUCATIONAL PRODUCTS & SERVICES -- 1.9%
Apollo Group, Cl A*                      2,228,000       54,586
Devry*                                   1,457,800       32,072

--------------------------------------------------------------------------------
                                                         86,658
--------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 1.2%
Accustaff*                               3,308,565       55,418

--------------------------------------------------------------------------------
                                                         55,418
--------------------------------------------------------------------------------
ENERGY-EXPLORATION & PRODUCTION -- 3.0%
Chesapeake Energy*                       4,896,100      102,206
Global Marine*                           1,699,500       36,539

--------------------------------------------------------------------------------
                                                        138,745
--------------------------------------------------------------------------------
ENERGY-SERVICE/EQUIPMENT -- 1.5%
Tidewater                                  745,000       34,270
Varco International*                     1,395,000       34,875

--------------------------------------------------------------------------------
                                                         69,145
--------------------------------------------------------------------------------
ENVIRONMENTAL -- 4.7%
Ionics*                                  1,199,100       55,608
United Waste Systems*                    1,410,400       52,537
US Filter*                               2,584,300       79,790
USA Waste Services*                        799,980       28,399

--------------------------------------------------------------------------------
                                                        216,334
--------------------------------------------------------------------------------

                                                 THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
GRAPHIC/IMAGE PROCESSING -- 1.9%
Electronics for Imaging*                 2,252,800     $ 89,830

--------------------------------------------------------------------------------
                                                         89,830
--------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 0.4%
HCIA*                                    1,161,500       19,455

--------------------------------------------------------------------------------
                                                         19,455
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 2.3%
CBT Group*                               1,201,500       59,925
Gartner Group, Cl A*                     2,183,500       47,218

--------------------------------------------------------------------------------
                                                        107,143
--------------------------------------------------------------------------------
INFORMATION/FINANCIAL SERVICES -- 1.0%
Transaction Systems Architects*          1,759,600       48,389

--------------------------------------------------------------------------------
                                                         48,389
--------------------------------------------------------------------------------
INSURANCE -- 2.0%
HCC Insurance Holdings                   1,993,900       48,851
Vesta Insurance Group                    1,240,350       44,187

--------------------------------------------------------------------------------
                                                         93,038
--------------------------------------------------------------------------------
LODGING -- 1.9%
Doubletree*                              1,279,100       45,408
Prime Hospitality*                       2,675,800       41,809

--------------------------------------------------------------------------------
                                                         87,217
--------------------------------------------------------------------------------
MANAGED CARE-DENTAL -- 0.7%
Compdent*                                  447,400       12,527
Orthodontic Centers of America*          1,551,700       20,948

--------------------------------------------------------------------------------
                                                         33,475
--------------------------------------------------------------------------------
MARKETING INFORMATION SERVICES -- 1.0%
Catalina Marketing*                      1,147,000       46,597

--------------------------------------------------------------------------------
                                                         46,597
--------------------------------------------------------------------------------
MEDICAL DEVICES -- 0.5%
Thermo Cardiosystems*                    1,259,950       24,254

--------------------------------------------------------------------------------
                                                         24,254
--------------------------------------------------------------------------------
M-DICAL EQUIPMENT -- 1.4%
Coherent*                                  701,100       33,521
Lunar*                                     904,000       30,962

--------------------------------------------------------------------------------
                                                         64,483
--------------------------------------------------------------------------------
NETWORKING -- 1.8%
Ascend Communications*                   1,240,800       50,563
FORE Systems*                            2,233,600       33,504

--------------------------------------------------------------------------------
                                                         84,067
--------------------------------------------------------------------------------
NETWORKING SECURITY -- 0.7%
Security Dynamics Technologies*          1,295,900       31,750

--------------------------------------------------------------------------------
                                                         31,750
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
NON-DURABLES -- 1.5%
Blyth Industries*                          896,300     $ 32,379
Rexall Sundown*                          1,366,200       35,009

--------------------------------------------------------------------------------
                                                         67,388
--------------------------------------------------------------------------------
PATIENT CARE-HEALTH PLAN -- 1.6%
Oxford Health Plans*                     1,247,800       73,152

--------------------------------------------------------------------------------
                                                         73,152
--------------------------------------------------------------------------------
PATIENT CARE-HOSPITAL -- 1.2%
Health Management Associates, Cl A*      2,331,200       55,366

--------------------------------------------------------------------------------
                                                         55,366
--------------------------------------------------------------------------------
PATIENT CARE-LONG TERM -- 1.5%
Genesis Health Ventures*                   833,600       26,050
Multicare*                               2,365,400       44,647

--------------------------------------------------------------------------------
                                                         70,697
--------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 0.8%
Total Renal Care Holdings*               1,260,000       38,273

--------------------------------------------------------------------------------
                                                         38,273
--------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 1.4%
Express Scripts*                         1,028,800       36,780
Omnicare                                 1,295,500       30,444

--------------------------------------------------------------------------------
                                                         67,224
--------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 1.9%
Pediatrix Medical Group*                   650,700       21,392
PhyCor*                                  2,522,112       68,728

--------------------------------------------------------------------------------
                                                         90,120
--------------------------------------------------------------------------------
RADIO/TELEVISION -- 2.9%
Clear Channel Communications*            3,187,800      136,677

--------------------------------------------------------------------------------
                                                        136,677
--------------------------------------------------------------------------------
RESTAURANTS -- 1.4%
Boston Chicken*                          1,280,100       39,043
Papa John's International*               1,071,975       28,273

--------------------------------------------------------------------------------
                                                         67,316
--------------------------------------------------------------------------------
RETAIL-CATALOG -- 2.2%
CDW Computer Centers*                      999,200       45,026
Global DirectMail*                         997,200       17,326
MSC Industrial Direct*                   1,302,400       37,932

--------------------------------------------------------------------------------
                                                        100,284
--------------------------------------------------------------------------------
RETAIL-GENERAL -- 1.7%
Dollar Tree Stores*                        819,100       30,307
Proffitt's*                              1,283,800       48,463

--------------------------------------------------------------------------------
                                                         78,770
--------------------------------------------------------------------------------
RETAIL-HOME FURNISHINGS -- 1.3%
Bed Bath & Beyond*                       2,543,500       61,521

--------------------------------------------------------------------------------
                                                         61,521
--------------------------------------------------------------------------------
RETAIL-OFFICE PRODUCTS -- 0.8%
US Office Products*                      1,440,500       35,652

--------------------------------------------------------------------------------
                                                         35,652
--------------------------------------------------------------------------------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

AS OF MARCH 31, 1997

--------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
RETAIL-SPECIALTY -- 1.3%
General Nutrition*                       2,872,900     $ 58,176

--------------------------------------------------------------------------------
                                                         58,176
--------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 5.6%
Altera*                                  2,644,000      113,692
DSP Communications*                      2,110,200       20,311
Linear Technology                          749,600       33,170
Microchip Technology*                    3,151,650       94,550

--------------------------------------------------------------------------------
                                                        261,723
--------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 2.6%
McAfee Associates*                       1,808,787       80,039
Saville Systems ADR*                     1,411,200       40,572

--------------------------------------------------------------------------------
                                                        120,611
--------------------------------------------------------------------------------
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS -- 1.1%
Cambridge Technology Partners*           2,301,900       53,231

--------------------------------------------------------------------------------
                                                         53,231
--------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 1.9%
ADC Telecommunications*                  2,364,000       63,533
Adtran*                                    900,700       22,518

--------------------------------------------------------------------------------
                                                         86,051
--------------------------------------------------------------------------------
TELEMARKETING -- 2.1%
Apac Teleservices*                       1,741,300       45,274
Sitel*                                   2,590,100       34,643
TeleTech Holdings*                         833,000       16,452

--------------------------------------------------------------------------------
                                                         96,369
--------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 2.6%
Concord EFS*                             1,984,225       37,204
National Data                            1,733,300       61,316
PMT Services*                            1,955,600       21,512

--------------------------------------------------------------------------------
                                                        120,032
--------------------------------------------------------------------------------
V-ICE/CALL TRANSACTION PROCESSING -- 1.5%
Aspect Telecommunications*                 745,100       14,529
Comverse Technology*                     1,352,500       53,424

--------------------------------------------------------------------------------
                                                         67,953
--------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $4,192,078)                              4,281,189
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 7.3%
Greenwich
   6.61%, dated 03/31/97, matures 04/01/97,
   repurchase price $276,489,951
   (collateralized by FNMA obligations,
   total par value $314,320,011,
   6.00%-9.50%, 06/01/02 - 04/01/26:
   total market value $281,969,031) (A)   $276,439      276,439
J.P. Morgan
   6.61%,  dated  03/31/97, matures
   04/01/97, repurchase price
   $61,017,574 (collateralized
   by GNMA   obligations, total par
   value   $72,690,888,
   6.00%-7.50%, 07/15/22 - 02/20/27:
   total market value $62,250,877) (A)      61,006       61,006

--------------------------------------------------------------------------------
                                                        MARKET
DESCRIPTION                                            VALUE (000)
--------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $337,445)                               $  337,445
--------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 99.4%
   (COST $4,529,523)                                 $4,618,634
--------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.6%
Other Assets and Liabilities, Net                        28,495
--------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class (authorized 400 million
  shares -- $0.001 par value) based on 220,051,159
  outstanding shares of common stock                  4,854,615
Fund Shares of Trust Class  (authorized
  200 million shares --$0.001 par value)
  based on 617,612 outstanding shares of
  common stock                                           15,843
Accumulated net realized loss on investments           (312,440)
Net unrealized appreciation on investments               89,111
--------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                            $4,647,129
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE -- PBHG CLASS                               $21.06
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE -- TRUST CLASS                              $21.03
================================================================================
* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                           THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

PBHG EMERGING GROWTH FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Emerging Growth Fund

CONSUMER - 12%
TECHNOLOGY - 40%
HEALTHCARE - 15%
SERVICES - 14%
FINANCIAL - 1%
ENERGY - 1%
INDUSTRIAL - 2%
TRANSPORTATION - 3%
CASH - 12%

% OF TOTAL PORTFOLIO INVESTMENTS


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 88.3%
APPAREL -- 3.5%
North Face*                                404,000      $ 6,717
St. John Knits                             459,700       19,882
Wolverine World Wide                       408,000       14,892

--------------------------------------------------------------------------------
                                                         41,491
--------------------------------------------------------------------------------
AUTOMATED DATA COLLECTION -- 1.0%
Eltron International*                      224,700        4,410
Trident International*                     360,300        7,116

--------------------------------------------------------------------------------
                                                         11,526
--------------------------------------------------------------------------------
AUTOMATED SOFTWARE QUALITY -- 1.2%
Pure Atria*                                807,194       13,773
Rational Software*                          34,942          721

--------------------------------------------------------------------------------
                                                         14,494
--------------------------------------------------------------------------------
BIOTECHNOLOGY -- 0.7%
Meridian Diagnostics                       292,300        3,215
Serologicals*                              380,250        5,704

--------------------------------------------------------------------------------
                                                          8,919
--------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 3.6%
Clarify*                                   558,900       13,483
Pegasystems*                               296,600        5,969
Scopus Technology*                         503,150       15,094
Vantive*                                   443,300        9,088

--------------------------------------------------------------------------------
                                                         43,634
--------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 4.1%
Advent Software*                           250,900        5,520
Datastream Systems*                        335,500        5,368
Documentum*                                353,600        6,542
Forte Software*                            508,300       11,691
HNC Software*                              162,800        4,253
Legato Systems*                            727,600       12,187
Unison Software*                           467,450        2,980

--------------------------------------------------------------------------------
                                                         48,541
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
COMMERCIAL SERVICES -- 1.3%
Consolidated Graphics*                     489,500     $ 14,012
Ultrak*                                     71,600        1,289

--------------------------------------------------------------------------------
                                                         15,301
--------------------------------------------------------------------------------
COMMUNICATION SERVICE -- 0.4%
Premiere Technologies*                     244,200        4,731

--------------------------------------------------------------------------------
                                                          4,731
--------------------------------------------------------------------------------
COMPONENTS -- 2.7%
II-VI*                                     510,600       12,637
Proxim*                                    324,300        5,432
Smart Modular*                             540,600       12,839
WPI Group*                                 301,100        1,882

--------------------------------------------------------------------------------
                                                         32,790
--------------------------------------------------------------------------------
CONTRACT DRILLING -- 0.5%
Atwood Oceanic*                            101,600        6,312

--------------------------------------------------------------------------------
                                                          6,312
--------------------------------------------------------------------------------
CONTRACT RESEARCH -- 1.9%
Parexel International*                     621,600       14,297
Quintiles Transnational*                   157,800        8,501

--------------------------------------------------------------------------------
                                                         22,798
--------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 2.3%
P-COM*                                     387,600       10,078
VideoServer*                               762,000       18,002

--------------------------------------------------------------------------------
                                                         28,080
--------------------------------------------------------------------------------
DATABASE SOFTWARE -- 0.2%
Red Brick Systems*                         130,000        1,820

--------------------------------------------------------------------------------
                                                          1,820
--------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 1.0%
LeCroy*                                    323,200        8,403
Mechanical Dynamics*                        36,600          265
Perceptron*                                110,000        2,887

--------------------------------------------------------------------------------
                                                         11,555
--------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 0.2%
Microtouch Systems*                        134,600        2,658

--------------------------------------------------------------------------------
                                                          2,658
--------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/SOFTWARE -- 1.4%
Radisys*                                    74,000        2,165
Veritas Software*                          498,000       14,753

--------------------------------------------------------------------------------
                                                         16,918
--------------------------------------------------------------------------------
DRUGS -- 1.3%
Jones Medical                               89,300        2,143
Medicis Pharmaceutical, Cl A*              444,300       13,218

--------------------------------------------------------------------------------
                                                         15,361
--------------------------------------------------------------------------------
EDUCATIONAL PRODUCTS & SERVICES -- 1.4%
Apollo Group, Cl A*                        660,850       16,191

--------------------------------------------------------------------------------
                                                         16,191
--------------------------------------------------------------------------------

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

AS OF MARCH 31, 1997

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
OMMON STOCKS -- CONTINUED
EMBEDDED SOFTWARE -- 1.6%
Wind River Systems*                        817,350      $19,310

--------------------------------------------------------------------------------
                                                         19,310
--------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 2.3%
On Assignment*                             165,000        4,166
Romac International*                       796,100       14,081
Vincam Group*                              328,100        8,982

--------------------------------------------------------------------------------
                                                         27,229
--------------------------------------------------------------------------------
ENTERTAINMENT -- 0.5%
Regal Cinemas*                             226,700        6,121

--------------------------------------------------------------------------------
                                                          6,121
--------------------------------------------------------------------------------
ENVIRONMENTAL -- 1.3%
Superior Services*                         554,400       12,335
Tetra Tech*                                215,625        3,154

--------------------------------------------------------------------------------
                                                         15,489
--------------------------------------------------------------------------------
FINANCE-OTHER -- 0.6%
Sirrom Capital                             188,800        6,844

--------------------------------------------------------------------------------
                                                          6,844
--------------------------------------------------------------------------------
GRAPHIC/IMAGE PROCESSING -- 0.9%
Encad*                                     375,900       11,230

--------------------------------------------------------------------------------
                                                         11,230
--------------------------------------------------------------------------------
HEALTH CARE-MANAGEMENT SERVICES -- 1.5%
ABR Information Services*                  972,800       17,510

--------------------------------------------------------------------------------
                                                         17,510
--------------------------------------------------------------------------------
HEALTH CARE-SUPPLIES -- 1.0%
Gulf South Medical Supply*                 346,900        6,721
Physician Sales & Service*                 418,600        5,285

--------------------------------------------------------------------------------
                                                         12,006
--------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 0.5%
Impath*                                    259,200        4,666
Medquist*                                   69,800        1,536

--------------------------------------------------------------------------------
                                                          6,202
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 2.8%
Computer Management Sciences*              280,600        4,139
Meta Group*                                480,200        9,244
Whittman-Hart*                             951,600       20,222

--------------------------------------------------------------------------------
                                                         33,605
--------------------------------------------------------------------------------
LOGISTICS -- 2.6%
Eagle USA Airfreight*                      991,500       30,489

--------------------------------------------------------------------------------
                                                         30,489
--------------------------------------------------------------------------------
MACHINERY/EQUIPMENT -- 0.8%
Greenwich Air Services, Cl A               127,100        3,622
Greenwich Air Services, Cl B*              204,000        5,916

--------------------------------------------------------------------------------
                                                          9,538
--------------------------------------------------------------------------------
MANAGED CARE-DENTAL -- 1.4%
First Commonwealth*                        233,500        3,444
Orthodontic Centers of America*            968,800       13,079

--------------------------------------------------------------------------------
                                                         16,523
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
MANUFACTURING SOFTWARE -- 1.9%
Manugistics*                               235,300      $ 8,588
Project Software & Development*            422,950       13,534

--------------------------------------------------------------------------------
                                                         22,122
--------------------------------------------------------------------------------
MARKETING INFORMATION SERVICES -- 0.8%
Abacus Direct*                             463,400        9,847

--------------------------------------------------------------------------------
                                                          9,847
--------------------------------------------------------------------------------
MEDICAL DEVICES -- 0.1%
Sabratek*                                   74,700        1,494

--------------------------------------------------------------------------------
                                                          1,494
--------------------------------------------------------------------------------
MEDICAL EQUIPMENT -- 0.7%
Minimed*                                   341,300        8,788

--------------------------------------------------------------------------------
                                                          8,788
--------------------------------------------------------------------------------
NETWORKING -- 0.2%
Act Networks*                              214,200        2,517

--------------------------------------------------------------------------------
                                                          2,517
--------------------------------------------------------------------------------
NETWORKING SECURITY -- 1.5%
Security Dynamics Technologies*            722,300       17,696

--------------------------------------------------------------------------------
                                                         17,696
--------------------------------------------------------------------------------
NON-DURABLES -- 0.4%
NBTY*                                      313,900        4,748

--------------------------------------------------------------------------------
                                                          4,748
--------------------------------------------------------------------------------
PATIENT CARE-HOME -- 1.8%
Pediatric Services of America*             367,200        6,931
Rural/Metro*                               486,900       14,850

--------------------------------------------------------------------------------
                                                         21,781
--------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 2.5%
National Surgery Centers*                  508,100       14,735
Renal Treatment Centers*                   672,600       15,134

--------------------------------------------------------------------------------
                                                         29,869
--------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 1.2%
NCS HealthCare*                            657,400       14,874

--------------------------------------------------------------------------------
                                                         14,874
--------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 1.0%
OccuSystems*                               511,800       11,516

--------------------------------------------------------------------------------
                                                         11,516
--------------------------------------------------------------------------------
RESTAURANTS -- 3.1%
CKE Restaurants                            197,700        4,374
Logan's Roadhouse*                         469,550        9,861
Papa John's International*                 773,100       20,391
Rare Hospitality International*            182,600        2,374

--------------------------------------------------------------------------------
                                                         37,000
--------------------------------------------------------------------------------
RETAIL-CATALOG -- 1.2%
Insight Enterprises*                        56,100        1,388
Wilmar Industries*                         845,100       13,099

--------------------------------------------------------------------------------
                                                         14,487
--------------------------------------------------------------------------------
RETAIL-OFFICE PRODUCTS -- 2.0%
Daisytek International*                    162,500        5,078
US Office Products*                        757,000       18,736

--------------------------------------------------------------------------------
                                                         23,814
--------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
RETAIL-SPECIALTY -- 2.1%
Gadzooks*                                   22,200       $  699
Just For Feet*                             473,762        8,172
West Marine*                               492,800       16,262

--------------------------------------------------------------------------------
                                                         25,133
--------------------------------------------------------------------------------
SEMI-CONDUCTOR EQUIPMENT -- 1.2%
IKOS Systems*                              605,400       10,367
PRI Automation*                             80,600        3,849

--------------------------------------------------------------------------------
                                                         14,216
--------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 1.1%
DSP Communications*                        364,500        3,508
Sipex*                                     347,000       10,150

--------------------------------------------------------------------------------
                                                         13,658
--------------------------------------------------------------------------------
SERVICE/EQUIPMENT -- 0.9%
Trico Marine Services*                     233,900       11,110

--------------------------------------------------------------------------------
                                                         11,110
--------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 5.2%
Aspen Technology*                          787,200       21,451
Desktop Data*                              302,025        3,851
Inso*                                      564,200       21,193
Visio Software*                            388,400       15,148

--------------------------------------------------------------------------------
                                                         61,643
--------------------------------------------------------------------------------
SPECIAL MATERIALS -- 1.1%
Zoltek*                                    497,800       12,632

--------------------------------------------------------------------------------
                                                         12,632
--------------------------------------------------------------------------------
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS-- 2.2%
Ciber*                                     377,800        9,539
Pomeroy Computer Resources*                206,900        4,086
Technology Solutions*                      464,100       12,821

--------------------------------------------------------------------------------
                                                         26,446
--------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 3.4%
Remec*                                     167,000        3,590
Sawtek*                                    859,000       24,696
Uniphase*                                  329,000       12,173
Verilink*                                   58,100          349

--------------------------------------------------------------------------------
                                                         40,808
--------------------------------------------------------------------------------
TELEMARKETING -- 3.4%
Sitel*                                   1,020,500       13,649
Sykes Enterprises*                         707,100       23,069
Telespectrum Worldwide*                    290,800        3,453

--------------------------------------------------------------------------------
                                                         40,171
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
VOICE/CALL TRANSACTION PROCESSING -- 2.8%
Brooktrout Technology*                     703,925     $ 10,471
Davox*                                     302,100        9,365
Natural Microsystems*                      695,200       13,817

--------------------------------------------------------------------------------
                                                         33,653
--------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $1,095,075)                              1,055,239
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 11.2%
Greenwich
   6.59%,  dated  03/31/97,
   matures  04/01/97, repurchase
   price  $90,306,162 (collateralized
   by  FNMA  obligations, total par
   value  $99,241,760,
   6.50%-9.00%, 11/01/02-06/01/26:
   total market value $92,098,079) (A)     $90,290       90,290
J.P. Morgan
   6.59%,  dated  03/31/97, matures
   04/01/97, repurchase price
   $43,853,669 (collateralized by GNMA
   obligations, total par value $49,506,187,
   6.00%-9.00%, 04/15/16-11/20/26:
   total market value $45,440,503) (A)      43,846       43,846
--------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $134,136)                                  134,136
--------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 99.5%
   (COST $1,229,211)                                  1,189,375
--------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.5%
Other Assets and Liabilities, Net                         6,245
--------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class  (authorized  400 million
  shares -- $0.001 par value) based on 62,077,268
  outstanding shares of common stock                  1,286,560
Accumulated net realized loss on investments            (51,104)
Net unrealized depreciation on investments              (39,836)
--------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                            $1,195,620
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $19.26
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG CORE GROWTH FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Core Growth Fund

CONSUMER - 11%
TECHNOLOGY - 30%
INDUSTRIAL - 5%
SERVICES - 29%
HEALTHCARE - 16%
FINANCIAL - 4%
ENERGY 1%
CASH - 4%

% OF TOTAL PORTFOLIO INVESTMENTS


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- 96.5%
APPAREL -- 1.1%
Tommy Hilfiger*                             57,600      $ 3,010

--------------------------------------------------------------------------------
                                                          3,010
--------------------------------------------------------------------------------
AUTO-RELATED -- 3.4%
Harley-Davidson                            167,300        5,667
Miller Industries*                         330,400        3,965

--------------------------------------------------------------------------------
                                                          9,632
--------------------------------------------------------------------------------
AUTOMATED SOFTWARE QUALITY -- 3.4%
Pure Atria*                                260,200        4,440
Rational Software*                         258,600        5,334
--------------------------------------------------------------------------------
                                                          9,774
--------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 3.4%
Remedy*                                     73,600        2,815
Scopus Technology*                         226,500        6,795
--------------------------------------------------------------------------------
                                                          9,610
--------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 6.1%
Datastream Systems*                        185,200        2,963
Forte Software*                            181,900        4,184
HNC Software*                              143,900        3,759
Peoplesoft*                                162,400        6,496
--------------------------------------------------------------------------------
                                                         17,402
--------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 3.0%
Computer Sciences*                          76,500        4,724
DST Systems*                               129,100        3,679
--------------------------------------------------------------------------------
                                                          8,403
--------------------------------------------------------------------------------
COMMUNICATION SERVICES -- 0.6%
LCI International*                         100,000        1,675
--------------------------------------------------------------------------------
                                                          1,675
--------------------------------------------------------------------------------
CONSUMER FINANCE -- 3.8%
Associates First Capital                   132,100        5,680
Money Store (The)                          247,725        5,202
--------------------------------------------------------------------------------
                                                         10,882
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
CONTRACT RESEARCH -- 1.4%
Quintiles Transnational*                    72,900      $ 3,927

--------------------------------------------------------------------------------
                                                          3,927
--------------------------------------------------------------------------------
CORRECTIONAL SERVICES -- 1.9%
Corrections Corp. of America*              217,500        5,274
--------------------------------------------------------------------------------
                                                          5,274
--------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 1.2%
VideoServer*                               149,200        3,525
--------------------------------------------------------------------------------
                                                          3,525
--------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 4.1%
Parametric Technology*                     137,600        6,209
Synopsys*                                  219,541        5,489
--------------------------------------------------------------------------------
                                                         11,698
--------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 2.2%
Dell Computer*                              91,000        6,154
--------------------------------------------------------------------------------
                                                          6,154
--------------------------------------------------------------------------------
DRUGS -- 3.0%
Dura Pharmaceuticals*                      153,800        5,498
Pfizer                                      35,600        2,995
--------------------------------------------------------------------------------
                                                          8,493
--------------------------------------------------------------------------------
ENTERTAINMENT -- 1.9%
Regal Cinemas*                             196,550        5,307
--------------------------------------------------------------------------------
                                                          5,307
--------------------------------------------------------------------------------
ENVIRONMENTAL -- 8.2%
Thermo Electron*                           137,550        4,247
United Waste Systems*                      164,500        6,128
US Filter*                                 218,000        6,731
USA Waste Services*                        170,770        6,062
--------------------------------------------------------------------------------
                                                         23,168
--------------------------------------------------------------------------------
GRAPHIC/IMAGE PROCESSING -- 1.7%
Electronics for Imaging*                   119,600        4,769
--------------------------------------------------------------------------------
                                                          4,769
--------------------------------------------------------------------------------
HEALTH CARE-SUPPLIES -- 2.2%
Gulf South Medical Supply*                 175,500        3,400
Physician Sales & Service*                 230,000        2,904
--------------------------------------------------------------------------------
                                                          6,304
--------------------------------------------------------------------------------
INFORMATION/FINANCIAL SERVICES -- 2.0%
Paychex                                    137,700        5,663
--------------------------------------------------------------------------------
                                                          5,663
--------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 1.5%
HBO & Company                               91,800        4,360
--------------------------------------------------------------------------------
                                                          4,360
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 1.7%
Gartner Group, Cl A*                       225,800        4,883
--------------------------------------------------------------------------------
                                                          4,883
--------------------------------------------------------------------------------
LODGING -- 2.6%
HFS*                                        99,000        5,829
Signature Resorts*                          71,300        1,676
--------------------------------------------------------------------------------
                                                          7,505
--------------------------------------------------------------------------------

                                                           THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
LOGISTICS -- 1.7%
Eagle USA Airfreight*                      154,900      $ 4,763
--------------------------------------------------------------------------------
                                                          4,763
--------------------------------------------------------------------------------
MANAGED CARE-DENTAL -- 1.5%
Compdent*                                  100,000        2,800
Orthodontic Centers of America*            106,800        1,442
--------------------------------------------------------------------------------
                                                          4,242
--------------------------------------------------------------------------------
MEDICAL DEVICES -- 1.4%
Thermo Cardiosystems*                      200,000        3,850
--------------------------------------------------------------------------------
                                                          3,850
--------------------------------------------------------------------------------
NETWORKING -- 1.9%
Ascend Communications*                      65,700        2,677
FORE Systems*                              186,700        2,800
--------------------------------------------------------------------------------
                                                          5,477
--------------------------------------------------------------------------------
NON-DURABLES -- 2.0%
Blyth Industries*                          157,800        5,701
--------------------------------------------------------------------------------
                                                          5,701
--------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 1.9%
HEALTHSOUTH*                               286,600        5,481
--------------------------------------------------------------------------------
                                                          5,481
--------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 1.6%
Omnicare                                   199,000        4,677
--------------------------------------------------------------------------------
                                                          4,677
--------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 1.8%
PhyCor*                                    186,100        5,071
--------------------------------------------------------------------------------
                                                          5,071
--------------------------------------------------------------------------------
RADIO/TELEVISION -- 2.2%
Clear Channel Communications*              144,300        6,187
--------------------------------------------------------------------------------
                                                          6,187
--------------------------------------------------------------------------------
RESTAURANTS -- 1.5%
Boston Chicken*                            144,300        4,401
--------------------------------------------------------------------------------
                                                          4,401
--------------------------------------------------------------------------------
RETAIL-CATALOG -- 1.6%
CDW Computer Centers*                      101,949        4,594
--------------------------------------------------------------------------------
                                                          4,594
--------------------------------------------------------------------------------
RETAIL-SPECIALTY -- 1.8%
West Marine*                               154,400        5,095
--------------------------------------------------------------------------------
                                                          5,095
--------------------------------------------------------------------------------
SERVICE/EQUIPMENT -- 1.4%
Varco International*                       155,600        3,890
--------------------------------------------------------------------------------
                                                          3,890
--------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 4.2%
Aspen Technology*                          235,000        6,404
McAfee Associates*                         129,450        5,728
--------------------------------------------------------------------------------
                                                         12,132
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
--------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS-- 1.5%
Cambridge Technology Partners*             178,800      $ 4,135
--------------------------------------------------------------------------------
                                                          4,135
--------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 2.2%
ADC Telecommunications*                    230,800        6,203
--------------------------------------------------------------------------------
                                                          6,203
--------------------------------------------------------------------------------
TELEMARKETING -- 4.0%
Apac Teleservices*                         140,000        3,640
Sitel*                                     222,400        2,975
TeleTech Holdings*                         239,600        4,732
--------------------------------------------------------------------------------
                                                         11,347
--------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 1.9%
First Data                                 157,400        5,332
--------------------------------------------------------------------------------
                                                          5,332
--------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $313,724)                                  273,996
--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 3.7%
Greenwich
   6.59%, dated  03/31/97, matures 04/01/97,
   repurchase  price  $6,677,574 (collateralized
   by FNMA  obligations, total par value
   $7,064,480,  7.50%,
   12/01/22-12/01/23:
   total market value $6,810,300) (A)      $ 6,676        6,676
J.P. Morgan
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $3,936,584 (collateralized
   by GNMA obligations, par value
   $4,100,000, 6.00%, 03/20/27:
   market value $4,034,843) (A)              3,936        3,936
--------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $10,612)                                    10,612
--------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 100.2%
   (COST $324,336)                                      284,608
--------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (0.2%)
Other Assets and Liabilities, Net                          (613)
--------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class  (authorized
  200 million  shares--  $0.001 par value)
  based on 27,454,089 outstanding shares of
  common stock                                          373,211
Accumulated net realized loss on investments            (49,488)
Net unrealized depreciation on investments              (39,728)
--------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                              $283,995
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $10.34
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG SELECT EQUITY FUND


[PIE CHART OMITTED]

Pie chart depicting PBHG Select Equity Fund

CONSUMER - 13%
TECHNOLOGY - 46%
SERVICES - 17%
HEALTHCARE - 21%
CASH - 3%

% OF TOTAL PORTFOLIO INVESTMENTS


--------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------

COMMON STOCKS -- 96.6%
APPAREL -- 7.6%
Jones Apparel Group*                       173,300      $ 6,434
Tommy Hilfiger*                            418,800       21,882
--------------------------------------------------------------------------------
                                                         28,316
--------------------------------------------------------------------------------
AUTOMATED SOFTWARE QUALITY -- 1.4%
Rational Software*                         244,400        5,041
--------------------------------------------------------------------------------
                                                          5,041
--------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 3.2%
Remedy*                                    313,900       12,007
--------------------------------------------------------------------------------
                                                         12,007
--------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 6.8%
Forte Software*                            227,600        5,235
Peoplesoft*                                506,600       20,264
--------------------------------------------------------------------------------
                                                         25,499
--------------------------------------------------------------------------------
CONTRACT RESEARCH -- 5.2%
Quintiles Transnational*                   359,000       19,341
--------------------------------------------------------------------------------
                                                         19,341
--------------------------------------------------------------------------------
CORRECTIONAL SERVICES -- 2.5%
Corrections Corp. of America*              387,200        9,390
--------------------------------------------------------------------------------
                                                          9,390
--------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 6.0%
PairGain Technologies*                     750,000       22,219
--------------------------------------------------------------------------------
                                                         22,219
--------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 3.1%
Parametric Technology*                     256,600       11,579
--------------------------------------------------------------------------------
                                                         11,579
--------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 5.7%
Dell Computer*                             311,700       21,079
--------------------------------------------------------------------------------
                                                         21,079
--------------------------------------------------------------------------------
DRUGS -- 4.5%
Dura Pharmaceuticals*                      467,400       16,709
--------------------------------------------------------------------------------
                                                         16,709
--------------------------------------------------------------------------------

                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
--------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
EMPLOYMENT SERVICES -- 3.6%
Accustaff*                                 800,000     $ 13,400
--------------------------------------------------------------------------------
                                                         13,400
--------------------------------------------------------------------------------
ENVIRONMENTAL -- 2.3%
US Filter*                                 282,900        8,734
--------------------------------------------------------------------------------
                                                          8,734
--------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 5.0%
HBO & Company                              394,400       18,734
--------------------------------------------------------------------------------
                                                         18,734
--------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 3.2%
Gartner Group, Cl A*                       556,700       12,039
--------------------------------------------------------------------------------
                                                         12,039
--------------------------------------------------------------------------------
LODGING -- 5.7%
HFS*                                       362,500       21,342
--------------------------------------------------------------------------------
                                                         21,342
--------------------------------------------------------------------------------
NETWORKING -- 3.1%
Ascend Communications*                     155,800        6,349
FORE Systems*                              345,700        5,185
--------------------------------------------------------------------------------
                                                         11,534
--------------------------------------------------------------------------------
PATIENT CARE-HEALTH PLAN -- 6.3%
Oxford Health Plans*                       397,200       23,286
--------------------------------------------------------------------------------
                                                         23,286
--------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 4.9%
Pediatrix Medical Group*                   169,200        5,562
PhyCor*                                    459,300       12,516
--------------------------------------------------------------------------------
                                                         18,078
--------------------------------------------------------------------------------
RADIO/TELEVISION -- 4.9%
Clear Channel Communications*              426,400       18,282
--------------------------------------------------------------------------------
                                                         18,282
--------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 2.1%
Intel                                       57,000        7,930
--------------------------------------------------------------------------------
                                                          7,930
--------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 8.7%
McAfee Associates*                         470,875       20,836
Visio Software*                            294,900       11,501
--------------------------------------------------------------------------------
                                                         32,337
--------------------------------------------------------------------------------
TELEMARKETING -- 0.8%
TeleTech Holdings*                         145,800        2,880

--------------------------------------------------------------------------------
                                                          2,880
--------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $371,321)                                  359,756
--------------------------------------------------------------------------------

                                                           THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          FACE AMOUNT    MARKET
DESCRIPTION                                  (000)     VALUE (000)
- ------------------------------------------------------------------------------

REPURCHASE AGREEMENTS -- 3.4%
Greenwich
   6.59%,  dated 03/31/97, matures
   04/01/97, repurchase price
   $9,983,084 (collateralized
   by FNMA obligations, total
   par value $12,219,568,
   6.50%-7.00%, 04/01/09-05/01/24:
   total market value $10,184,503) (A)     $ 9,981      $ 9,981
J.P. Morgan
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $2,746,451 (collateralized
   by GNMA obligations, par value
   $2,800,000, 6.00%, 02/20/27:
   market value $2,804,722) (A)              2,746        2,746
- ------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $12,727)                                    12,727
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 100.0%
   (COST $384,048)                                      372,483
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.0%
Other Assets and Liabilities, Net                             3
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class  (authorized
   200 million  shares -- $0.001 par value)
   based on 23,412,588 outstanding shares
   of common stock                                      417,726
Accumulated net realized loss on investments            (33,675)
Net unrealized depreciation on investments              (11,565)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                              $372,486
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $15.91
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG LARGE CAP GROWTH FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Large Cap Growth Fund

CONSUMER - 17%
INDUSTRIAL - 3%
TECHNOLOGY - 31%
SERVICES - 18%
FINANCIAL - 7%
HEALTHCARE - 21%
CASH - 3%

% OF TOTAL PORTFOLIO INVESTMENTS


- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- 96.5%
APPAREL -- 3.8%
Jones Apparel Group*                        52,300      $ 1,942
Tommy Hilfiger*                             50,000        2,613
- ------------------------------------------------------------------------------
                                                          4,555
- ------------------------------------------------------------------------------
AUTO-RELATED -- 1.9%
Harley-Davidson                             67,400        2,283
- ------------------------------------------------------------------------------
                                                          2,283
- ------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 1.9%
Peoplesoft*                                 56,400        2,256
- ------------------------------------------------------------------------------
                                                          2,256
- ------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 4.2%
Computer Sciences*                          37,400        2,309
DST Systems*                                43,400        1,237
Sterling Commerce*                          52,300        1,517
- ------------------------------------------------------------------------------
                                                          5,063
- ------------------------------------------------------------------------------
COMMUNICATION SERVICES -- 1.0%
LCI International*                          70,300        1,178
- ------------------------------------------------------------------------------
                                                          1,178
- ------------------------------------------------------------------------------
CONSUMER FINANCE -- 3.4%
Associates First Capital                    77,500        3,333
Money Store (The)                           35,100          737
- ------------------------------------------------------------------------------
                                                          4,070
- ------------------------------------------------------------------------------
CONSUMER PRODUCTS-MISCELLANEOUS -- 1.7%
Gillette                                    27,600        2,004
- ------------------------------------------------------------------------------
                                                          2,004
- ------------------------------------------------------------------------------
CONSUMER SERVICES -- 3.4%
CUC International*                          90,700        2,041
Service Corp. International                 68,000        2,023

- ------------------------------------------------------------------------------
                                                          4,064
- ------------------------------------------------------------------------------
CONTRACT RESEARCH -- 1.7%
Quintiles Transnational*                    37,700        2,031
- ------------------------------------------------------------------------------
                                                          2,031
- ------------------------------------------------------------------------------

                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
CORRECTIONAL SERVICES -- 0.8%
Corrections Corp. of America*               37,600       $  912
- ------------------------------------------------------------------------------
                                                            912
- ------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 3.3%
Parametric Technology*                      55,800        2,518
Synopsys*                                   55,800        1,395
- ------------------------------------------------------------------------------
                                                          3,913
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 2.6%
Dell Computer*                              47,000        3,178
- ------------------------------------------------------------------------------
                                                          3,178
- ------------------------------------------------------------------------------
DRUGS -- 4.4%
Lilly (Eli) & Co.                           20,800        1,711
Merck                                       21,300        1,795
Pfizer                                      21,300        1,792
- ------------------------------------------------------------------------------
                                                          5,298
- ------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 2.5%
Accustaff*                                  84,800        1,420
Manpower                                    44,200        1,591
- ------------------------------------------------------------------------------
                                                          3,011
- ------------------------------------------------------------------------------
ENVIRONMENTAL -- 4.9%
Thermo Electron*                            50,900        1,572
United Waste Systems*                       43,400        1,617
USA Waste Services*                         75,300        2,673
- ------------------------------------------------------------------------------
                                                          5,862
- ------------------------------------------------------------------------------
FINANCIAL-MISCELLANEOUS -- 1.9%
First USA                                   55,200        2,339
- ------------------------------------------------------------------------------
                                                          2,339
- ------------------------------------------------------------------------------
HEALTH CARE-SUPPLIES -- 1.8%
Johnson & Johnson                           40,688        2,151
- ------------------------------------------------------------------------------
                                                          2,151
- ------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 2.3%
HBO & Company                               57,500        2,731
- ------------------------------------------------------------------------------
                                                          2,731
- ------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 1.4%
Gartner Group, Cl A*                        76,400        1,652
- ------------------------------------------------------------------------------
                                                          1,652
- ------------------------------------------------------------------------------
LODGING -- 1.9%
HFS*                                        38,800        2,284
- ------------------------------------------------------------------------------
                                                          2,284
- ------------------------------------------------------------------------------
MEDICAL DEVICES -- 2.8%
Boston Scientific*                          39,600        2,445
Thermo Cardiosystems*                       46,000          886
- ------------------------------------------------------------------------------
                                                          3,331
- ------------------------------------------------------------------------------
MORTGAGE RELATED -- 2.0%
MGIC Investment                             34,600        2,448
- ------------------------------------------------------------------------------
                                                          2,448
- ------------------------------------------------------------------------------

                                                           THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
MULTI-INDUSTRY -- 1.3%
Danaher                                     38,900      $ 1,619
- ------------------------------------------------------------------------------
                                                          1,619
- ------------------------------------------------------------------------------
NETWORKING -- 1.5%
Ascend Communications*                      20,600          839
FORE Systems*                               61,800          927
- ------------------------------------------------------------------------------
                                                          1,766
- ------------------------------------------------------------------------------
PATIENT CARE-HEALTH PLAN -- 2.7%
Oxford Health Plans*                        54,300        3,183
- ------------------------------------------------------------------------------
                                                          3,183
- ------------------------------------------------------------------------------
PATIENT CARE-HOSPITAL -- 1.9%
Health Management Associates, Cl A*         97,800        2,323
- ------------------------------------------------------------------------------
                                                          2,323
- ------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 1.8%
HEALTHSOUTH*                               115,000        2,199
- ------------------------------------------------------------------------------
                                                          2,199
- ------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 1.6%
Omnicare                                    80,200        1,885
- ------------------------------------------------------------------------------
                                                          1,885
- ------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 2.0%
PhyCor*                                     86,450        2,356
- ------------------------------------------------------------------------------
                                                          2,356
- ------------------------------------------------------------------------------
RADIO/TELEVISION -- 2.0%
Clear Channel Communications*               57,000        2,444
- ------------------------------------------------------------------------------
                                                          2,444
- ------------------------------------------------------------------------------
RESTAURANTS -- 1.5%
Boston Chicken*                             58,600        1,787
- ------------------------------------------------------------------------------
                                                          1,787
- ------------------------------------------------------------------------------
RETAIL-CATALOG -- 0.8%
Viking Office Products*                     48,100          932
- ------------------------------------------------------------------------------
                                                            932
- ------------------------------------------------------------------------------
RETAIL-GENERAL -- 1.8%
Dollar General                              68,500        2,141
- ------------------------------------------------------------------------------
                                                          2,141
- ------------------------------------------------------------------------------
RETAIL-OFFICE PRODUCTS -- 1.8%
Staples*                                   110,100        2,216
- ------------------------------------------------------------------------------
                                                          2,216
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR EQUIPMENT -- 2.3%
Applied Materials*                          60,300        2,796
- ------------------------------------------------------------------------------
                                                          2,796
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 5.9%
Altera*                                     62,900        2,705
Intel                                       19,000        2,643
Linear Technology                           38,800        1,717
- ------------------------------------------------------------------------------
                                                          7,065
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
SOFTWARE-GENERAL -- 2.0%
Microsoft*                                  26,600      $ 2,439
- ------------------------------------------------------------------------------
                                                          2,439
- ------------------------------------------------------------------------------
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS -- 1.4%
Cambridge Technology Partners*              71,400        1,651
- ------------------------------------------------------------------------------
                                                          1,651
- ------------------------------------------------------------------------------
SYSTEM SOFTWARE -- 2.0%
BMC Software*                               52,200        2,408
- ------------------------------------------------------------------------------
                                                          2,408
- ------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 4.1%
ADC Telecommunications*                     87,600        2,354
Tellabs*                                    71,400        2,579

- ------------------------------------------------------------------------------
                                                          4,933
- ------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 2.5%
First Data                                  89,900        3,045

- ------------------------------------------------------------------------------
                                                          3,045
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $113,685)                                  115,802
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 4.4%
Greenwich
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $2,175,824 (collateralized
   by FNMA obligation, total par value
   $2,350,000, 7.50%, 12/01/23:
   total market value $2,222,526) (A)      $ 2,175        2,175
J.P. Morgan
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $3,115,274 (collateralized
   by GNMA obligation, par value
   $3,175,000, 6.00%, 02/20/27:
   market value $3,180,354) (A)              3,115        3,115
- ------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $5,290)                                      5,290
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 100.9%
   (COST $118,975)                                      121,092
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (0.9%)
Other Assets and Liabilities, Net                        (1,121)
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class
  (authorized  200 million
   shares -- $0.001 par value)
   based on 8,412,537 outstanding
   shares of common stock                               123,595
Accumulated net realized loss on investments             (5,741)
Net unrealized appreciation on investments                2,117
- ------------------------------------------------------------------------------
TOTAL NET ASSETS -- 100.0%                             $119,971
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $14.26
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG TECHNOLOGY & COMMUNICATIONS FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Technology & Communications Fund

TECHNOLOGY - 83%
SERVICES - 6%
HEALTHCARE - 3%
CASH - 8%

% OF TOTAL PORTFOLIO INVESTMENTS

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- 91.5%
AUTOMATED SOFTWARE QUALITY -- 1.7%
Rational Software*                         417,288      $ 8,607
- ------------------------------------------------------------------------------
                                                          8,607
- ------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 0.7%
Scopus Technology*                         113,650        3,409
- ------------------------------------------------------------------------------
                                                          3,409
- ------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 1.2%
Documentum*                                191,900        3,550
Unison Software*                           343,500        2,190
- ------------------------------------------------------------------------------
                                                          5,740
- ------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 2.8%
Consolidated Graphics*                     367,200       10,511
Ultrak*                                    171,600        3,089
- ------------------------------------------------------------------------------
                                                         13,600
- ------------------------------------------------------------------------------
CONTRACT MANUFACTURING -- 1.3%
Sanmina*                                   144,000        6,444
- ------------------------------------------------------------------------------
                                                          6,444
- ------------------------------------------------------------------------------
CONTRACT RESEARCH -- 1.2%
Parexel International*                      23,000          529
Quintiles Transnational*                   104,400        5,625
- ------------------------------------------------------------------------------
                                                          6,154
- ------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 4.9%
P-COM*                                     328,800        8,549
PairGain Technologies*                     128,700        3,813
Teledata Communication Limited*            667,100       12,008
- ------------------------------------------------------------------------------
                                                         24,370
- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
DATABASE SOFTWARE -- 2.1%
Cognos*                                    407,300     $ 10,590
- ------------------------------------------------------------------------------
                                                         10,590
- ------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 14.0%
Cadence Design Systems*                    541,500       18,614
LeCroy*                                    254,300        6,612
Mechanical Dynamics*                       202,500        1,468
Parametric Technology*                     493,300       22,260
Perceptron*                                184,000        4,830
Stratasys*                                 206,400        3,664
Tecnomatix Technologies Limited*           540,800       11,222
- ------------------------------------------------------------------------------
                                                         68,670
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 7.7%
Dell Computer*                             118,900        8,041
EMC*                                       210,600        7,476
Network Appliance*                         169,600        5,512
Read-Rite*                                 183,700        4,638
Seagate Technology*                        117,700        5,282
Western Digital*                           125,000        7,078
- ------------------------------------------------------------------------------
                                                         38,027
- ------------------------------------------------------------------------------
DRUGS -- 1.7%
Dura Pharmaceuticals*                      234,000        8,365
- ------------------------------------------------------------------------------
                                                          8,365
- ------------------------------------------------------------------------------
EMBEDDED SOFTWARE -- 0.4%
Wind River Systems*                         86,325        2,039
- ------------------------------------------------------------------------------
                                                          2,039
- ------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 1.1%
Accustaff*                                 315,400        5,283
- ------------------------------------------------------------------------------
                                                          5,283
- ------------------------------------------------------------------------------
GRAPHIC/IMAGE PROCESSING -- 6.6%
Electronics for Imaging*                   555,800       22,163
Encad*                                     276,800        8,269
Xionics Document Technologies*             164,200        2,073
- ------------------------------------------------------------------------------
                                                         32,505
- ------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 0.5%
Gartner Group, Cl A*                       118,600        2,565
- ------------------------------------------------------------------------------
                                                          2,565
- ------------------------------------------------------------------------------
NETWORKING -- 3.4%
Act Networks*                              224,200        2,634
Ascend Communications*                     187,900        7,657
FORE Systems*                              415,500        6,232
- ------------------------------------------------------------------------------
                                                         16,523
- ------------------------------------------------------------------------------

                                                           THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------


- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
SEMI-CONDUCTOR EQUIPMENT -- 6.0%
ASM Lithography Holdings*                   87,200      $ 6,540
CFM Technologies*                           38,600        1,144
Fusion Systems*                            170,400        4,047
Kulicke & Soffa Industries*                159,200        3,363
PRI Automation*                             93,200        4,450
Quickturn Design Systems*                  391,200        6,259
Speedfam International*                    110,400        3,643
- ------------------------------------------------------------------------------
                                                         29,446
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 8.5%
Altera*                                    162,000        6,966
ESS Technology*                            338,600        8,211
Lattice Semiconductor*                      47,600        2,178
Linear Technology                          130,400        5,770
Maxim Integrated Products*                  79,800        3,860
Microchip Technology*                      406,100       12,183
Vitesse Semiconductor*                      99,300        2,743
- ------------------------------------------------------------------------------
                                                         41,911
- ------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 5.7%
Aspen Technology*                          212,800        5,799
Inso*                                      134,300        5,045
JDA Software Group*                        159,400        3,248
McAfee Associates*                         202,975        8,982
Saville Systems ADR*                       158,000        4,542
- ------------------------------------------------------------------------------
                                                         27,616
- ------------------------------------------------------------------------------
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS -- 5.3%
Cambridge Technology Partners*             579,200       13,394
Claremont Technology Group*                141,400        3,323
Renaissance Solutions*                     167,400        4,227
Technology Solutions*                      195,600        5,403
- ------------------------------------------------------------------------------
                                                         26,347
- ------------------------------------------------------------------------------
TECHNOLOGY-COMPONENTS -- 1.9%
Adaptec*                                   254,200        9,088
- ------------------------------------------------------------------------------
                                                          9,088
- ------------------------------------------------------------------------------
TECHNOLOGY-CONNECTORS -- 1.3%
Cable Design Technologies*                 295,650        6,578
- ------------------------------------------------------------------------------
                                                          6,578
- ------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 6.7%
Advanced Fibre Communication*              142,800        4,605
Applied Voice Technology*                   21,000          260
Gilat Satellite Networks Limited*          117,500        3,554
Remec*                                     435,700        9,368
Sawtek*                                     87,500        2,516
Tellabs*                                   235,800        8,518
Uniphase*                                  119,900        4,436
- ------------------------------------------------------------------------------
                                                         33,257
- ------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 1.2%
National Data                              170,100        6,017
- ------------------------------------------------------------------------------
                                                          6,017
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
VOICE/CALL TRANSACTION PROCESSING -- 3.6%
Aspect Telecommunications*                 281,000      $ 5,480
Comverse Technology*                       143,600        5,672
Nice Systems Limited*                      328,600        6,736
- ------------------------------------------------------------------------------
                                                         17,888
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $503,221)                                  451,039
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 8.4%
Greenwich
   6.59%,  dated  03/31/97,
   matures 04/01/97, repurchase
   price $41,635,752 (collateralized
   by FNMA obligations, total
   par value   $70,515,903,
   5.51%-10.00%, 06/01/97-02/01/27:
   total market value $42,460,794) (A)     $41,628       41,628
- ------------------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $41,628)                                    41,628
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 99.9%
   (COST $544,849)                                      492,667
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.1%
Other Assets and Liabilities, Net                           489
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class
  (authorized  200 million shares
   -- $0.001 par value) based on
  33,719,342 outstanding shares
  of common stock                                       539,693
Accumulated net realized gain on investments              5,645
Net unrealized depreciation on investments              (52,182)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                              $493,156
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $14.63
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG LIMITED FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Limited Fund

CONSUMER - 13%
TECHNOLOGY - 40%
SERVICES - 13%
ENERGY - 2%
HEALTHCARE - 17%
CASH - 15%

% OF TOTAL PORTFOLIO INVESTMENTS


- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- 84.7%
APPAREL -- 4.8%
Kenneth Cole Productions*                  113,200      $ 2,377
North Face*                                 87,800        1,460
Rocky Shoes*                                62,500          836
Vans*                                      162,400        1,908

- ------------------------------------------------------------------------------
                                                          6,581
- ------------------------------------------------------------------------------
AUTOMATED DATA COLLECTION -- 1.6%
Eltron International*                       67,700        1,329
Trident International*                      45,700          903

- ------------------------------------------------------------------------------
                                                          2,232
- ------------------------------------------------------------------------------
BIOTECHNOLOGY -- 1.6%
Meridian Diagnostics                       111,600        1,228
Serologicals*                               63,300          949
- ------------------------------------------------------------------------------
                                                          2,177
- ------------------------------------------------------------------------------
CLIENT/SERVER HELP DESK -- 1.3%
Scopus Technology*                          57,700        1,731

- ------------------------------------------------------------------------------
                                                          1,731
- ------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 4.5%
Advent Software*                            68,600        1,509
Documentum*                                 30,000          555
Interlink Computer Sciences*               142,800        1,517
Radiant Systems*                           163,200        1,469
Unison Software*                           175,500        1,119
- ------------------------------------------------------------------------------
                                                          6,169
- ------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 4.2%
Administaff*                                23,000          382
Consolidated Graphics*                      49,800        1,426
F.Y.I.*                                     55,000        1,134
Lason*                                      65,000        1,300
Quickresponse Services*                     50,900        1,342
Ultrak*                                      8,300          149
- ------------------------------------------------------------------------------
                                                          5,733
- ------------------------------------------------------------------------------
COMPONENTS -- 5.1%
Ducommun*                                   31,500          768
II-VI*                                      77,000        1,906
Proxim*                                     59,500          997
Smart Modular Technologies*                 65,100        1,546
WPI Group*                                 283,100        1,769

- ------------------------------------------------------------------------------
                                                          6,986
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
DESIGN/MANUFACTURING AUTOMATION -- 3.8%
LeCroy*                                     70,400     $  1,830
Mechanical Dynamics*                       123,900          898
Perceptron*                                 83,200        2,184
Technology Modeling Associates*             30,000          300

- ------------------------------------------------------------------------------
                                                          5,212
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE
   & PERIPHERALS -- 1.0%
Microtouch Systems*                         67,000        1,323

- ------------------------------------------------------------------------------
                                                          1,323
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/SOFTWARE -- 0.2%
Radisys*                                     8,500          249

- ------------------------------------------------------------------------------
                                                            249
- ------------------------------------------------------------------------------
DRUGS -- 1.1%
Medicis Pharmaceutical, Cl A*               53,550        1,593

- ------------------------------------------------------------------------------
                                                          1,593
- ------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 2.9%
On Assignment*                              19,400          490
Romac International*                       101,200        1,790
The Vincam Group*                           65,300        1,788

- ------------------------------------------------------------------------------
                                                          4,068
- ------------------------------------------------------------------------------
ENVIRONMENTAL -- 1.7%
Superior Services*                         103,400        2,301

- ------------------------------------------------------------------------------
                                                          2,301
- ------------------------------------------------------------------------------
EXPLORATION & PRODUCTION -- 1.8%
Patterson Energy*                           88,500        2,445

- ------------------------------------------------------------------------------
                                                          2,445
- ------------------------------------------------------------------------------
FOOD & BEVERAGE -- 1.9%
Worthington Foods                          133,599        2,605

- ------------------------------------------------------------------------------
                                                          2,605
- ------------------------------------------------------------------------------
GRAPHIC/IMAGE PROCESSING -- 2.0%
Encad*                                      64,800        1,936
Xionics Document Technologies*              60,100          759

- ------------------------------------------------------------------------------
                                                          2,695
- ------------------------------------------------------------------------------
HEALTH CARE-MANAGEMENT SERVICES -- 1.2%
Diagnostic Health Services*                212,000        1,669

- ------------------------------------------------------------------------------
                                                          1,669
- ------------------------------------------------------------------------------
INFORMATION SYSTEMS -- 3.2%
IMPATH*                                    152,500        2,745
Medquist*                                   76,400        1,681

- ------------------------------------------------------------------------------
                                                          4,426
- ------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 5.9%
Computer Management Sciences*              180,550        2,663
Forrester Research*                        103,200        1,883
META Group*                                 66,200        1,274
Whittman-Hart*                             110,800        2,354

- ------------------------------------------------------------------------------
                                                          8,174
- ------------------------------------------------------------------------------
MANAGED CARE-DENTAL -- 0.8%
First Commonwealth*                         74,400        1,097

- ------------------------------------------------------------------------------
                                                          1,097
- ------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
MARKETING INFORMATION SERVICES -- 1.5%
Abacus Direct*                              78,000      $ 1,657
Market Facts                                20,000          410

- ------------------------------------------------------------------------------
                                                          2,067
- ------------------------------------------------------------------------------
MEDICAL DEVICES -- 2.5%
Resmed*                                    101,400        1,774
Sabratek*                                   83,600        1,672

- ------------------------------------------------------------------------------
                                                          3,446
- ------------------------------------------------------------------------------
MEDICAL EQUIPMENT -- 0.9%
Molecular Dynamics*                         80,000        1,180

- ------------------------------------------------------------------------------
                                                          1,180
- ------------------------------------------------------------------------------
NETWORKING -- 0.7%
Act Networks*                               76,900          904

- ------------------------------------------------------------------------------
                                                            904
- ------------------------------------------------------------------------------
PATIENT CARE-HOME -- 3.1%
Lifeline Systems*                          104,100        1,770
Pediatric Services of America*             130,200        2,458

- ------------------------------------------------------------------------------
                                                          4,228
- ------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 1.2%
National Surgery Centers*                   55,900        1,621

- ------------------------------------------------------------------------------
                                                          1,621
- ------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 1.4%
NCS HealthCare*                             82,600        1,869

- ------------------------------------------------------------------------------
                                                          1,869
- ------------------------------------------------------------------------------
PHYSICIAN PRACTICE MANAGEMENT -- 0.4%
FPA Medical Management*                     30,000          577

- ------------------------------------------------------------------------------
                                                            577
- ------------------------------------------------------------------------------
RESTAURANTS -- 3.0%
Logan's Roadhouse*                         101,600        2,134
PJ America*                                118,000        1,696
Rare Hospitality International*             23,300          303

- ------------------------------------------------------------------------------
                                                          4,133
- ------------------------------------------------------------------------------
RETAIL-CATALOG -- 2.6%
Insight Enterprises*                        77,600        1,921
Wilmar Industries*                         104,100        1,614

- ------------------------------------------------------------------------------
                                                          3,535
- ------------------------------------------------------------------------------
RETAIL-OFFICE PRODUCTS -- 0.5%
Daisytek International*                     20,900          653

- ------------------------------------------------------------------------------
                                                            653
- ------------------------------------------------------------------------------
RETAIL-SPECIALTY -- 1.8%
Gadzooks*                                    2,500           79
Hibbet Sporting Goods*                     143,500        2,439

- ------------------------------------------------------------------------------
                                                          2,518
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR EQUIPMENT -- 0.9%
IKOS Systems*                               71,100        1,218

- ------------------------------------------------------------------------------
                                                          1,218
- ------------------------------------------------------------------------------
SERVICE/EQUIPMENT -- 0.4%
Key Energy Group*                           40,200          573

- ------------------------------------------------------------------------------
                                                            573
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
SOFTWARE-GENERAL -- 0.6%
Concentra*                                  78,500       $  412
Desktop Data*                               38,250          488

- ------------------------------------------------------------------------------
                                                            900
- ------------------------------------------------------------------------------
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS-- 3.1%
Ciber*                                      46,900        1,184
Pomeroy Computer Resources*                 80,000        1,580
Renaissance Solutions*                      57,500        1,452

- ------------------------------------------------------------------------------
                                                          4,216
- ------------------------------------------------------------------------------
TECHNOLOGY-MISCELLANEOUS -- 1.3%
Engineering Animation*                      80,400        1,869

- ------------------------------------------------------------------------------
                                                          1,869
- ------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 5.1%
Applied Voice Technology*                  158,700        1,964
Electromagnetic Sciences*                   83,400        1,553
Remec*                                     101,200        2,176
Tollgrade Communications*                   72,100        1,298

- ------------------------------------------------------------------------------
                                                          6,991
- ------------------------------------------------------------------------------
VOICE/CALL TRANSACTION PROCESSING -- 3.3%
Brooktrout Technology*                      86,700        1,290
Davox*                                      49,700        1,541
Natural Microsystems*                       83,500        1,660

- ------------------------------------------------------------------------------
                                                          4,491
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $129,482)                                  116,455
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 14.5%
Greenwich
   6.59%, dated 03/31/97, matures 04/01/97,
   repurchase price $11,021,175
   (collateralized by FNMA obligations,
   total par value $11,511,260,
   6.00%-9.50%, 09/01/03-02/01/27:
   total market value $11,242,909) (A)    $ 11,019       11,019
J.P. Morgan
   6.59%, dated 03/31/97, matures 04/01/97,
   repurchase price $8,915,596
   (collateralized by GNMA obligation,
   par value $9,250,000, 6.00%, 03/20/27:
   market value $9,102,999) (A)              8,914        8,914
- ------------------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $19,933)                                    19,933
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 99.2%
   (COST $149,415)                                      136,388
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 0.8%
Other Assets and Liabilities, Net                         1,132
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class (authorized
   200 million  shares -- $0.001 par value)
   based on 15,195,006 outstanding shares
   of common stock                                      150,191
Accumulated net realized gain on investments                356
Net unrealized depreciation on investments              (13,027)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                              $137,520
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                              $9.05
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG LARGE CAP 20 FUND


[PIE CHART OMITTED]

Pie chart depicting PBHG Large Cap 20 Fund

CONSUMER - 11%
TECHNOLOGY - 42%
SERVICES - 20%
HEALTHCARE - 17%
FINANCIAL - 4%
CASH - 6%

% OF TOTAL PORTFOLIO INVESTMENTS

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- 93.7%
APPAREL -- 2.6%
Nike, Cl B                                  29,600      $ 1,835

- ------------------------------------------------------------------------------
                                                          1,835
- ------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 5.6%
Peoplesoft*                                 97,600        3,904

- ------------------------------------------------------------------------------
                                                          3,904
- ------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 5.3%
Computer Sciences*                          59,300        3,662

- ------------------------------------------------------------------------------
                                                          3,662
- ------------------------------------------------------------------------------
CONSUMER FINANCE -- 4.5%
Associates First Capital                    72,400        3,113

- ------------------------------------------------------------------------------
                                                          3,113
- ------------------------------------------------------------------------------
CONSUMER SERVICES -- 4.7%
CUC International*                         145,800        3,281

- ------------------------------------------------------------------------------
                                                          3,281
- ------------------------------------------------------------------------------
DESIGN/MANUFACTURING AUTOMATION -- 4.6%
Parametric Technology*                      71,700        3,236

- ------------------------------------------------------------------------------
                                                          3,236
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 10.5%
Dell Computer*                              51,100        3,456
EMC*                                       109,200        3,877

- ------------------------------------------------------------------------------
                                                          7,333
- ------------------------------------------------------------------------------
DRUGS -- 7.8%
Lilly (Eli) & Co.                           30,000        2,468
Pfizer                                      35,600        2,995

- ------------------------------------------------------------------------------
                                                          5,463
- ------------------------------------------------------------------------------
ENTERTAINMENT -- 5.0%
Walt Disney                                 47,800        3,489

- ------------------------------------------------------------------------------
                                                          3,489
- ------------------------------------------------------------------------------
ENVIRONMENTAL -- 4.9%
USA Waste Services*                         95,500        3,390

- ------------------------------------------------------------------------------
                                                          3,390
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
HEALTH CARE-INFORMATION SYSTEMS -- 4.5%
HBO & Company                               66,200      $ 3,145

- ------------------------------------------------------------------------------
                                                          3,145
- ------------------------------------------------------------------------------
LODGING -- 3.1%
HFS*                                        37,000        2,178

- ------------------------------------------------------------------------------
                                                          2,178
- ------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 5.0%
HEALTHSOUTH*                               184,000        3,519

- ------------------------------------------------------------------------------
                                                          3,519
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR EQUIPMENT -- 5.5%
Applied Materials*                          82,700        3,835

- ------------------------------------------------------------------------------
                                                          3,835
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 5.5%
Intel                                       27,500        3,826

- ------------------------------------------------------------------------------
                                                          3,826
- ------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 3.8%
Microsoft*                                  29,200        2,677

- ------------------------------------------------------------------------------
                                                          2,677
- ------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 5.3%
Tellabs*                                   102,600        3,706

- ------------------------------------------------------------------------------
                                                          3,706
- ------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 5.5%
First Data                                 112,300        3,804

- ------------------------------------------------------------------------------
                                                          3,804
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $70,232)                                    65,396
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 9.8%
J.P. Morgan
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $6,887,661 (collateralized
   by GNMA obligation, par value
   $7,150,000, 6.00%, 03/20/27:
   market value $7,036,372) (A)            $ 6,886        6,886
- ------------------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $6,886)                                      6,886
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 103.5%
   (COST $77,118)                                        72,282
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (3.5%)
Other Assets and Liabilities, Net                        (2,463)
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class (authorized
   200 million  shares -- $0.001 par value)
   based on 7,548,091 outstanding shares
   of common stock                                       77,211
Overdistributed net investment income                       (17)
Accumulated net realized loss on investments             (2,539)
Net unrealized depreciation on investments               (4,836)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS -- 100.0%                              $69,819
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                              $9.25
================================================================================


* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
CL--CLASS
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

PBHG LARGE CAP VALUE FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Large Cap Value Fund

CONSUMER - 9%
TECHNOLOGY - 7%
INDUSTRIAL - 4%
MISCELLANEOUS - 2%
HEALTHCARE - 8%
FINANCIAL  -  36%
ENERGY - 15%
CAPITAL GOODS  -  11%
UTILITIES - 5%
TRANSPORTATION - 3%

% OF TOTAL PORTFOLIO INVESTMENTS

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- 101.0%
AUTO & RELATED -- 2.8%
Borg-Warner Automotive                      17,500       $  746

- ------------------------------------------------------------------------------
                                                            746
- ------------------------------------------------------------------------------
CHEMICALS & ALLIED PRODUCTS -- 1.3%
Rohm & Haas                                  4,600          344

- ------------------------------------------------------------------------------
                                                            344
- ------------------------------------------------------------------------------
DIVERSIFIED COMPANIES -- 1.5%
Fluor                                        7,500          394

- ------------------------------------------------------------------------------
                                                            394
- ------------------------------------------------------------------------------
DRUGS & HEALTH CARE -- 8.4%
Aetna                                        9,600          824
Health Systems International, Cl A*         25,200          709
Medpartners*                                31,400          667

- ------------------------------------------------------------------------------
                                                          2,200
- ------------------------------------------------------------------------------
ELECTRONICS & INSTRUMENTATION -- 2.2%
Avnet                                       10,100          569

- ------------------------------------------------------------------------------
                                                            569
- ------------------------------------------------------------------------------
FINANCE-INSURANCE -- 10.3%
Allstate                                    13,400          796
Equitable of Iowa                            7,800          390
ITT Hartford Group                          11,000          793
Nationwide Financial Services*              15,000          386
Penncorp Financial Group                    10,000          320

- ------------------------------------------------------------------------------
                                                          2,685
- ------------------------------------------------------------------------------
FINANCE-MONEY CENTER BANKS -- 5.6%
Banc One                                    15,600          620
Chase Manhattan Bank                         9,000          843

- ------------------------------------------------------------------------------
                                                          1,463
- ------------------------------------------------------------------------------
FINANCE-OTHER -- 3.2%
Travelers                                   17,500          838

- ------------------------------------------------------------------------------
                                                            838
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
COMMON STOCKS -- CONTINUED
FINANCE-REGIONAL BANKS -- 9.0%
Bank of Boston                               8,300       $  556
CoreStates Financial Group                   3,500          166
First Union                                 10,000          811
Fleet Financial Group                        8,000          458
NationsBank                                  6,900          382

- ------------------------------------------------------------------------------
                                                          2,373
- ------------------------------------------------------------------------------
FURNITURE & APPLIANCES -- 1.0%
Black & Decker                               8,100          260

- ------------------------------------------------------------------------------
                                                            260
- ------------------------------------------------------------------------------
MACHINERY & INSTRUMENTATION -- 10.7%
Agco                                        19,000          525
Case Equipment                              13,100          665
Harnischfeger Industries                    20,400          949
Parker Hannifin                             15,500          663

- ------------------------------------------------------------------------------
                                                          2,802
- ------------------------------------------------------------------------------
NATURAL GAS PIPELINES -- 2.4%
Panenergy                                   14,800          638

- ------------------------------------------------------------------------------
                                                            638
- ------------------------------------------------------------------------------
NON-FERROUS METALS & MINING -- 1.9%
Reynolds Metals                              7,900          490

- ------------------------------------------------------------------------------
                                                            490
- ------------------------------------------------------------------------------
OFFICE EQUIPMENT & SUPPLIES -- 5.0%
International Business Machines              5,800          797
Xerox                                        9,000          512

- ------------------------------------------------------------------------------
                                                          1,309
- ------------------------------------------------------------------------------
OIL & GAS SERVICES -- 3.0%
Noble Drilling*                             22,800          393
Reading & Bates*                            18,000          407

- ------------------------------------------------------------------------------
                                                            800
- ------------------------------------------------------------------------------
OILS-DOMESTIC -- 5.7%
Amoco                                        6,300          546
Atlantic Richfield                           1,600          216
USX-Marathon Group                          26,200          730

- ------------------------------------------------------------------------------
                                                          1,492
- ------------------------------------------------------------------------------
OILS-INTERNATIONAL -- 3.5%
Mobil                                        3,900          510
Repsol ADR                                  10,300          420

- ------------------------------------------------------------------------------
                                                            930
- ------------------------------------------------------------------------------
PAPER -- 0.7%
James River Corp. of Virginia                6,700          195

- ------------------------------------------------------------------------------
                                                            195
- ------------------------------------------------------------------------------
REAL ESTATE/REITS -- 9.2%
Equity Residential Properties Trust         14,900          661
Meditrust                                   16,600          618
Nationwide Health Properties                22,300          477
Simon DeBartolo Group                       22,000          666

- ------------------------------------------------------------------------------
                                                          2,422
- ------------------------------------------------------------------------------

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------


COMMON STOCKS -- CONTINUED
RETAIL-DEPARTMENT STORES -- 1.7%
Dillard Department Stores, Cl A             14,300       $  451

- ------------------------------------------------------------------------------
                                                            451
- ------------------------------------------------------------------------------
RETAIL-SPECIALTY -- 1.0%
Claire's Stores                             15,200          255

- ------------------------------------------------------------------------------
                                                            255
- ------------------------------------------------------------------------------
TOBACCO -- 2.6%
RJR Nabisco                                 21,200          684

- ------------------------------------------------------------------------------
                                                            684
- ------------------------------------------------------------------------------
TRANSPORTATION -- 3.0%
Burlington Northern Santa Fe                 7,100          525
Southwest Airlines                          11,700          259

- ------------------------------------------------------------------------------
                                                            784
- ------------------------------------------------------------------------------
UTILITIES-TELEPHONE -- 5.3%
GTE                                         15,300          713
NYNEX                                       15,000          684

- ------------------------------------------------------------------------------
                                                          1,397
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $27,321)                                    26,521
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 4.4%
Greenwich
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $1,147,414 (collateralized
   by FNMA obligation, par value
   $1,180,000, 7.59%, 05/01/25:
   market value $1,173,930) (A)            $ 1,147        1,147
- ------------------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $1,147)                                      1,147
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 105.4%
   (COST $28,468)                                        27,668
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (5.4%)
Other Assets and Liabilities, Net                        (1,406)
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class (authorized
   200 million shares --
   $0.001 par value) based on
   2,596,834 outstanding shares
   of common stock                                       27,002
Undistributed net investment income                          60
Net unrealized depreciation on investments                 (800)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                               $26,262
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $10.11
================================================================================

* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

PBHG STRATEGIC SMALL COMPANY FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Strategic Small Company Fund

CONSUMER - 17%
TECHNOLOGY - 30%
INDUSTRIAL - 2%
SERVICES - 9%
HEALTHCARE - 5%
FINANCIAL - 14%
ENERGY - 4%
CAPITAL GOODS - 9%
TRANSPORTATION - 5%
MISCELLANEOUS - 1%
CASH - 4%

% OF TOTAL PORTFOLIO INVESTMENTS

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- 95.8%
AEROSPACE & EQUIPMENT -- 5.4%
Aviation Sales*                             20,800       $  523
Barnes Group                                 6,300          453
Crane                                        6,900          216
First Aviation Services*                    45,000          427
Greenwich Air Services, Cl A                18,500          527
Hudson General                               6,000          224
Mercury Air Group                           28,400          209
Moog, Cl A*                                  4,600          108
Precision Castparts                          7,500          382
SPS Technologies*                            3,300          223

- ------------------------------------------------------------------------------
                                                          3,292
- ------------------------------------------------------------------------------
APPAREL -- 0.6%
St. John Knits                               8,800          381

- ------------------------------------------------------------------------------
                                                            381
- ------------------------------------------------------------------------------
AUTO & RELATED -- 1.1%
Arvin Industries                            19,600          458
Miller Industries*                          20,000          240

- ------------------------------------------------------------------------------
                                                            698
- ------------------------------------------------------------------------------
AUTOMATED DATA COLLECTION -- 0.4%
Trident International*                      12,500          247

- ------------------------------------------------------------------------------
                                                            247
- ------------------------------------------------------------------------------
BUILDING & CONSTRUCTION -- 2.2%
Florida Rock Industries                     13,000          426
Lafarge                                      3,500           80
Lone Star Industries                         2,500           97
Medusa                                      10,100          379
Perini Corp*                                13,400           94
Southdown                                    7,700          264

- ------------------------------------------------------------------------------
                                                          1,340
- ------------------------------------------------------------------------------
CHEMICALS & ALLIED PRODUCTS -- 0.3%
Buckeye Cellulose*                           3,200           95
Geon                                         3,900           91

- ------------------------------------------------------------------------------
                                                            186
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
CLIENT/SERVER HELP DESK -- 1.6%
Clarify*                                    16,700       $  403
Pegasystems*                                10,700          215
Remedy*                                     10,000          382

- ------------------------------------------------------------------------------
                                                          1,000
- ------------------------------------------------------------------------------
CLIENT/SERVER SOFTWARE -- 0.7%
Forte Software*                              9,400          216
HNC Software*                                8,200          214

- ------------------------------------------------------------------------------
                                                            430
- ------------------------------------------------------------------------------
CHEMICALS-SPECIALTY  -- 0.2%
Fuller (H.B.)                                2,200          107

- ------------------------------------------------------------------------------
                                                            107
- ------------------------------------------------------------------------------
COMMERCIAL SERVICES -- 1.2%
Caribiner International*                     7,600          355
Consolidated Graphics*                      12,500          358

- ------------------------------------------------------------------------------
                                                            713
- ------------------------------------------------------------------------------
CONSUMER FINANCE -- 0.3%
Money Store (The)                            9,100          191

- ------------------------------------------------------------------------------
                                                            191
- ------------------------------------------------------------------------------
CONTRACT RESEARCH -- 0.5%
Parexel International*                      12,100          278

- ------------------------------------------------------------------------------
                                                            278
- ------------------------------------------------------------------------------
CORRECTIONAL SERVICES -- 0.5%
Corrections Corp. of America*               12,500          303

- ------------------------------------------------------------------------------
                                                            303
- ------------------------------------------------------------------------------
DATA COMMUNICATIONS -- 0.4%
P-COM*                                       9,900          257

- ------------------------------------------------------------------------------
                                                            257
- ------------------------------------------------------------------------------
DATABASE SOFTWARE -- 0.5%
Cognos*                                     12,200          317

- ------------------------------------------------------------------------------
                                                            317
- ------------------------------------------------------------------------------
DISTRIBUTION -- 0.8%
Brightpoint*                                16,625          270
CHS Electronics*                            10,000          204

- ------------------------------------------------------------------------------
                                                            474
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/HARDWARE & PERIPHERALS -- 0.8%
Microtouch Systems*                         11,900          235
Network Appliance*                           8,800          286

- ------------------------------------------------------------------------------
                                                            521
- ------------------------------------------------------------------------------
DISTRIBUTION-SYSTEMS/SOFTWARE -- 0.4%
Veritas Software*                            8,200          243

- ------------------------------------------------------------------------------
                                                            243
- ------------------------------------------------------------------------------
DIVERSIFIED COMPANIES -- 1.1%
Kimball International, Cl B                 16,000          608
Norrell                                      3,600           89

- ------------------------------------------------------------------------------
                                                            697
- ------------------------------------------------------------------------------

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
DRUGS & HEALTH CARE -- 2.8%
Bergen Brunswig, Cl A                        2,200        $  65
Express Scripts, Cl A                        2,000           72
Living Centers of America*                     600           21
Medicis Pharmaceutical, Cl A*                9,300          277
Physicians Specialty*                       90,000          664
Respironics*                                10,000          212
Sullivan Dental Products                     7,900          116
Watson Pharmaceuticals*                      8,500          304

- ------------------------------------------------------------------------------
                                                          1,731
- ------------------------------------------------------------------------------
EDUCATIONAL PRODUCTS & SERVICES -- 0.7%
Learning Tree International*                15,100          423

- ------------------------------------------------------------------------------
                                                            423
- ------------------------------------------------------------------------------
ELECTRICAL & ELECTRONIC -- 0.4%
Teradyne*                                    7,700          222

- ------------------------------------------------------------------------------
                                                            222
- ------------------------------------------------------------------------------
ELECTRONICS & INSTRUMENTATION -- 3.3%
ADE*                                         7,000          131
Berg Electronics*                            2,500           71
Ducommun*                                    4,900          119
Genrad*                                     20,400          316
Oak Technology*                             26,000          263
Opti*                                       13,000           75
Smart Modular*                               4,400          104
Stratus Computer*                            3,500          108
Tech Data*                                   3,000           72
Trident Microsystems*                        2,000           27
USCS International*                         14,000          259
Waters*                                      6,900          185
Wyle Electronics                             2,400           81
Yurie Systems*                              18,000          191

- ------------------------------------------------------------------------------
                                                          2,002
- ------------------------------------------------------------------------------
EMBEDDED SOFTWARE -- 0.9%
Peerless Systems*                           21,000          244
Wind River Systems*                         14,350          339

- ------------------------------------------------------------------------------
                                                            583
- ------------------------------------------------------------------------------
EMPLOYMENT SERVICES -- 1.4%
Accustaff*                                  15,200          255
Corestaff*                                  17,400          344
The Vincam Group*                            9,500          260

- ------------------------------------------------------------------------------
                                                            859
- ------------------------------------------------------------------------------
ENVIRONMENTAL -- 0.9%
Flanders*                                   20,000          190
United Waste Systems*                       10,000          372

- ------------------------------------------------------------------------------
                                                            562
- ------------------------------------------------------------------------------
FINANCE-INSURANCE -- 1.9%
Amerus Life Holdings, CI A*                 29,000          645
Chartwell Re                                 3,100           85
HCC Insurance Holdings                      11,900          292
Mercury General                              2,800          171

- ------------------------------------------------------------------------------
                                                          1,193
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
FINANCE-INVESTMENT -- 3.6%
Eaton Vance                                 14,800       $  655
Everen Capital                               9,000          182
Hambrecht and Quist*                        15,600          261
Investment Technology Group*                58,000        1,102

- ------------------------------------------------------------------------------
                                                          2,200
- ------------------------------------------------------------------------------
FINANCE-OTHER -- 1.4%
Amresco                                     17,400          291
Homeside*                                    9,400          139
Sirrom Capital                              12,500          453

- ------------------------------------------------------------------------------
                                                            883
- ------------------------------------------------------------------------------
FINANCE-REGIONAL BANKS -- 4.9%
AmSouth Bancorp                              1,200           58
Astoria Financial                            3,000          108
Central Fidelity Banks                      14,000          388
Cullen/Frost Bankers                         1,000           36
GBC Bancorp                                  3,300          108
Hamilton Bank Corp*                         22,000          380
Hubco                                        1,000           23
Interwest Bancorp                            5,000          161
Mid America Bancorp                          1,000           20
N B T Bancorp                                6,000          117
Onbancorp                                    7,700          360
Oriental Financial Group                     4,400          111
SouthTrust*                                  2,000           72
Southwest Bancorp of Texas*                 10,000          192
Trans Financial                             17,000          382
Trustco Bank                                 5,000          104
Vectra Banking*                             13,000          249
Washington Federal                           3,830           87
Westamerica Bancorp                          1,000           63

- ------------------------------------------------------------------------------
                                                          3,019
- ------------------------------------------------------------------------------
FOOD, HOUSE & PERSONAL PRODUCTS -- 1.8%
Silgan Holdings*                            43,000        1,075

- ------------------------------------------------------------------------------
                                                          1,075
- ------------------------------------------------------------------------------
GRAPHIC/IMAGE PROCESSING -- 1.4%
Encad*                                       5,000          149
Electronics for Imaging*                     7,300          291
Splash Technologies Holdings*               11,000          275
Xionics Document Technologies*              10,000          126

- ------------------------------------------------------------------------------
                                                            841
- ------------------------------------------------------------------------------
HEALTH CARE-MANAGEMENT SERVICES -- 0.4%
ABR Information Services*                   13,500          243

- ------------------------------------------------------------------------------
                                                            243
- ------------------------------------------------------------------------------
INFORMATION TECHNOLOGY -- 1.1%
Forrester Research*                         17,000          310
Whittman-Hart*                              17,800          378

- ------------------------------------------------------------------------------
                                                            688
- ------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
LODGING -- 0.6%
Capstar Hotel*                              10,000       $  280
John Q. Hammons Hotels, Cl A*               12,600          113

- ------------------------------------------------------------------------------
                                                            393
- ------------------------------------------------------------------------------
LOGISTICS -- 0.7%
Eagle USA Airfreight*                       13,000          400

- ------------------------------------------------------------------------------
                                                            400
- ------------------------------------------------------------------------------
MACHINERY & INSTRUMENTATION -- 1.6%
Coltec Industries*                           2,600           48
Gleason                                        300           10
JLG Industries                              29,300          575
Omniquip International*                     25,000          363

- ------------------------------------------------------------------------------
                                                            996
- ------------------------------------------------------------------------------
MANUFACTURING SOFTWARE -- 1.0%
Manugistics*                                 9,800          358
Project Software & Development*              8,700          278

- ------------------------------------------------------------------------------
                                                            636
- ------------------------------------------------------------------------------
MARKETING INFORMATION SERVICES -- 0.5%
Abacus Direct*                              14,700          312

- ------------------------------------------------------------------------------
                                                            312
- ------------------------------------------------------------------------------
MEDICAL DEVICES -- 0.8%
Acuson*                                     11,000          257
Sabratek*                                   12,500          250

- ------------------------------------------------------------------------------
                                                            507
- ------------------------------------------------------------------------------
METALS & MINING-- 0.6%
RMI Titanium*                               16,900          349

- ------------------------------------------------------------------------------
                                                            349
- ------------------------------------------------------------------------------
NETWORKING SECURITY -- 0.3%
Security Dynamics Technologies*              8,800          216

- ------------------------------------------------------------------------------
                                                            216
- ------------------------------------------------------------------------------
NON-DURABLES -- 0.4%
NBTY*                                       17,900          271

- ------------------------------------------------------------------------------
                                                            271
- ------------------------------------------------------------------------------
OFFICE EQUIPMENT & SUPPLIES -- 1.6%
Computer Products*                           6,000           88
HMT Technology*                             20,000          245
Inacom*                                     15,900          362
Penn Engineering & Manufacturing*           10,400          201
Technology Modeling Associates*              7,000           70

- ------------------------------------------------------------------------------
                                                            966
- ------------------------------------------------------------------------------
OIL & GAS SERVICES -- 2.9%
Atwood Oceanics*                             4,500          280
BJ Services*                                   600           29
Cliffs Drilling*                             3,000          178
Dawson Production Services*                 78,400          960
Helmerich & Payne                              600           28
Rowan Companies*                             3,200           72
World Fuel Services                         11,800          209

- ------------------------------------------------------------------------------
                                                          1,756
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
PAPER -- 0.5%
Albany International                         5,400       $  111
Fort Howard*                                 3,000           93
Pope and Talbot                              5,600           77

- ------------------------------------------------------------------------------
                                                            281
- ------------------------------------------------------------------------------
PATIENT CARE-SPECIALTY -- 0.6%
National Surgery Centers*                   12,000          348

- ------------------------------------------------------------------------------
                                                            348
- ------------------------------------------------------------------------------
PHARMACEUTICAL SERVICES -- 0.4%
NCS HealthCare*                             11,900          269

- ------------------------------------------------------------------------------
                                                            269
- ------------------------------------------------------------------------------
PRINTING & PUBLISHING -- 1.8%
AHL Services*                               20,000          200
Fiserv*                                      1,000           37
Interim Services*                            2,000           78
McClatchy Newspapers, Cl A                  15,100          361
National Data                                2,000           71
Personnel Group of America*                  9,100          179
Wallace Computer Services                    5,300          176

- ------------------------------------------------------------------------------
                                                          1,102
- ------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS -- 2.1%
American General Hospitality                 7,400          202
Cali Realty                                  3,600          115
Camden Property Trust                        1,700           46
Colonial Properties Trust                    1,400           41
Federal Realty Investment Trust              2,400           62
Innkeepers USA Trust                         2,000           29
Liberty Property Trust                       1,300           32
Mid-America Apartment Communities           12,900          361
National Golf Properties                     2,900           90
Sovran Self Storage                          7,900          243
Urban Shopping Centers                       2,300           69

- ------------------------------------------------------------------------------
                                                          1,290
- ------------------------------------------------------------------------------
RETAIL-CATALOG -- 1.4%
CDW Computer Centers*                        6,400          288
Delia's Inc*                                 9,500          176
Insight Enterprises*                        15,000          371

- ------------------------------------------------------------------------------
                                                            835
- ------------------------------------------------------------------------------
RETAIL-FOOD-- 1.1%
CKE Restaurants                             16,550          366
Ryan's Family Steak Houses*                 20,000          156
Riser Foods, Cl A                            4,900          162

- ------------------------------------------------------------------------------
                                                            684
- ------------------------------------------------------------------------------
RETAIL-GENERAL -- 0.5%
Dollar Tree Stores*                          8,400          311

- ------------------------------------------------------------------------------
                                                            311
- ------------------------------------------------------------------------------

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
RETAIL-SPECIALTY -- 2.6%
Brylane*                                    10,900       $  259
Claire's Stores                              2,900           49
Duty Free International                      3,600           53
Family Dollar Stores                         7,300          171
Finish Line*                                16,400          365
GT Bicycles*                                54,600          485
Pacific Greystone*                           2,600           32
Rockshox*                                    9,000          134
Russ Berrie                                  1,100           26

- ------------------------------------------------------------------------------
                                                          1,574
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR EQUIPMENT -- 3.1%
Cymer*                                       8,500          305
Fusion Systems*                             22,900          544
PRI Automation*                              7,400          353
Speedfam International*                     10,000          330
Zygo                                        15,600          355

- ------------------------------------------------------------------------------
                                                          1,887
- ------------------------------------------------------------------------------
SEMI-CONDUCTOR MANUFACTURING -- 1.3%
ESS Technology*                              6,000          146
Microchip Technology*                       11,400          342
Vitesse Semiconductor*                      11,400          315

- ------------------------------------------------------------------------------
                                                            803
- ------------------------------------------------------------------------------
SERVICE/EQUIPMENT -- 1.6%
Energy Ventures*                             6,500          401
Trico Marine Services*                       6,000          285
Varco International*                        11,700          293

- ------------------------------------------------------------------------------
                                                            979
- ------------------------------------------------------------------------------
SOFTWARE -- 3.0%
Factset Research Systems*                   10,100          196
Inso*                                        1,000           38
Rainbow Technology*                         32,000          552
SPSS*                                        1,800           45
Symantec*                                   54,000          769
Vanstar*                                     3,300           27
Xlconnect Solutions*                        32,000          192

- ------------------------------------------------------------------------------
                                                          1,819
- ------------------------------------------------------------------------------
SOFTWARE-GENERAL -- 1.4%
Aspen Technology*                           10,000          272
Visio*                                       8,500          331
Saville Systems ADR*                         9,000          259

- ------------------------------------------------------------------------------
                                                            862
- ------------------------------------------------------------------------------
SPECIAL MATERIALS -- 0.4%
Zoltek*                                      9,400          239

- ------------------------------------------------------------------------------
                                                            239
- ------------------------------------------------------------------------------
STEEL -- 0.2%
LTV                                          1,400           18
Oregon Steel Mills                           1,200           21
Quanex                                       4,400          111

- ------------------------------------------------------------------------------
                                                            150
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

COMMON STOCKS -- CONTINUED
SYSTEM INTEGRATORS/VALUE ADDED RESELLERS -- 1.8%
Cambridge Technology Partners*              13,400       $  310
Registry*                                    7,300          259
Renaissance Solutions*                       8,200          207
Technology Solutions*                       11,200          309

- ------------------------------------------------------------------------------
                                                          1,085
- ------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT -- 1.7%
Advanced Fibre Communication*                6,500          210
Remec*                                      14,400          310
Sawtek*                                      9,500          273
Uniphase*                                    7,000          259
Verilink*                                    1,300            8

- ------------------------------------------------------------------------------
                                                          1,060
- ------------------------------------------------------------------------------
TELEMARKETING -- 1.8%
Precision Response*                         10,600          250
Sitel*                                      17,500          234
Snyder Communications*                      13,500          317
Sykes Enterprises*                           8,500          277
Telespectrum Worldwide*                      3,000           36

- ------------------------------------------------------------------------------
                                                          1,114
- ------------------------------------------------------------------------------
TEXTILES & APPAREL -- 3.5%
Culp                                         7,100          122
Pluma*                                     170,000        2,040

- ------------------------------------------------------------------------------
                                                          2,162
- ------------------------------------------------------------------------------
TOBACCO -- 1.4%
Dimon                                       13,300          306
Glatfelter (PH)                             29,100          480
Schweitzer-Manduit International             1,700           51

- ------------------------------------------------------------------------------
                                                            837
- ------------------------------------------------------------------------------
TRANSACTION PROCESSING -- 0.3%
Concord EFS*                                10,300          193

- ------------------------------------------------------------------------------
                                                            193
- ------------------------------------------------------------------------------
TRANSPORTATION -- 4.6%
Air Express International                    3,400          108
Coach USA*                                  11,000          319
Expeditors International of Washington       7,600          182
Halter Marine*                                 500            8
Knightsbridge Tankers Limited*              34,000          825
Offshore Logistics*                          5,000           80
Seacor Holdings*                            23,200        1,244
Trinity Industries                             900           27

- ------------------------------------------------------------------------------
                                                          2,793
- ------------------------------------------------------------------------------
VOICE/CALL TRANSACTION PROCESSING -- 1.8%
Aspect Telecommunications*                  15,000          293
Comverse Technology*                         8,100          320
Davox*                                       9,300          288
Natural Microsystems*                       11,500          229

- ------------------------------------------------------------------------------
                                                          1,130
- ------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------

UTILITIES-ELECTRICAL -- 0.0%
Hawaiian Electric Industries                   900        $  30

- ------------------------------------------------------------------------------
                                                             30
- ------------------------------------------------------------------------------
     Total Common Stocks
       (Cost $65,108)                                    58,838
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENTS -- 2.5%
J.P. Morgan
   6.59%, dated 03/31/97, matures  04/01/97,
   repurchase price $1,519,083 (collateralized
   by GNMA obligation, par value
   $1,575,000, 6.00%, 08/20/26:
   market value $1,570,280) (A)            $ 1,519      $ 1,519
- ------------------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $1,519)                                      1,519
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 98.3%
   (COST $66,627)                                        60,357
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- 1.7%
Other Assets and Liabilities, Net                         1,025
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class  (authorized
   200 million  shares -- $0.001 par value)
   based on 6,925,416 outstanding shares
   of common stock                                       69,672
Undistributed net investment income                          28
Accumulated net realized loss on investments             (2,048)
Net unrealized depreciation on investments               (6,270)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS -- 100.0%                              $61,382
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                              $8.86
================================================================================


* NON-INCOME PRODUCING SECURITY
(A) -- TRI-PARTY REPURCHASE AGREEMENT
ADR--AMERICAN DEPOSITORY RECEIPT
CL--CLASS
GNMA--GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997
PBHG INTERNATIONAL FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG International Fund

JAPAN - 23%
UNITED KINGDOM - 11%
GERMANY - 10%
FRANCE - 7%
SWITZERLAND - 7%
AUSTRALIA 5%
SINGAPORE - 5%
HONG KONG - 4%
MALAYSIA - 4%
NETHERLANDS - 4%
ITALY - 3%
SPAIN - 3%
OTHER - 14%

% OF TOTAL PORTFOLIO INVESTMENTS

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
FOREIGN COMMON STOCKS -- 91.1%
ARGENTINA -- 1.9%
Banco Frances del Rio ADS                    4,500       $  135
Disco ADR*                                   4,820          155
Irsa GDR                                     3,000          112

- ------------------------------------------------------------------------------
                                                            402
- ------------------------------------------------------------------------------
AUSTRALIA -- 4.8%
Australia & New Zealand Bank                60,000          380
Commonwealth Bank of Australia              30,000          300
Newscorp                                    75,000          349

- ------------------------------------------------------------------------------
                                                          1,029
- ------------------------------------------------------------------------------
BELGIUM -- 2.0%
Fortis                                       2,390          425

- ------------------------------------------------------------------------------
                                                            425
- ------------------------------------------------------------------------------
CHILE -- 2.3%
Madeco ADR                                   3,500           94
Quimica Minera ADR                           7,000          403

- ------------------------------------------------------------------------------
                                                            497
- ------------------------------------------------------------------------------
FRANCE -- 6.8%
AXA                                          3,576          237
Bancaire                                     1,930          256
Lyonnaise des Eaux                           3,081          316
Michelin, Cl B                               2,323          138
SGS-Thomson Microelectronics*                4,700          331
Total, Cl B                                  2,000          173

- ------------------------------------------------------------------------------
                                                          1,451
- ------------------------------------------------------------------------------
GERMANY -- 8.5%
BMW                                            640          521
Continental                                  8,430          187
Linde                                          670          469
Mannesmann                                     770          293
Volkswagen                                     620          341

- ------------------------------------------------------------------------------
                                                          1,811
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------

FOREIGN COMMON STOCKS -- CONTINUED
HONG KONG -- 4.3%
Cheung Kong Holdings                        30,000       $  264
Hutchison Whampoa                           15,000          113
Peregrine Investment Holdings              165,000          263
Peregrine Investment Holdings Warrants*     16,500            4
Swire Pacific, Cl A                         35,000          276

- ------------------------------------------------------------------------------
                                                            920
- ------------------------------------------------------------------------------
IRELAND -- 1.0%
Allied Irish Bank                           30,103          206

- ------------------------------------------------------------------------------
                                                            206
- ------------------------------------------------------------------------------
ITALY -- 3.3%
ENI SPA                                     40,100          204
Parmalat Finanziaria                       177,000          246
Seat                                        19,838            7
STET                                        25,800          113
Telecom Italia Mobile                       47,000          135

- ------------------------------------------------------------------------------
                                                            705
- ------------------------------------------------------------------------------
JAPAN -- 14.9%
Canon Sales                                 11,000          218
Dai-Ichi Kangyo Bank                        17,000          180
Eisai                                       15,000          257
Fuji Machine Manufacturing                  10,000          260
Hitachi                                     30,000          267
Itochu                                      33,000          162
Keyence                                      1,650          188
Matsushita Communications                    8,000          186
Mitsubishi Heavy Industries                 31,000          202
Murata Manufacturing                         7,000          251
Nippon Sanso                                48,000          157
Nippon Steel                                70,000          192
Nissan Motors                               28,000          169
Sanwa Bank                                   9,000           97
Shin Etsu Chemical                           8,000          152
Sumitomo Electric                           17,000          231

- ------------------------------------------------------------------------------
                                                          3,169
- ------------------------------------------------------------------------------
MALAYSIA -- 3.6%
Hicom Holdings                             125,000          325
Malayan Banking                             25,000          285
Renong Berhad                               85,000          144

- ------------------------------------------------------------------------------
                                                            754
- ------------------------------------------------------------------------------
MEXICO -- 2.2%
Cifra ADR*                                  92,000          129
Grupo Imsa ADR*                              7,500          174
Grupo Industrial Durango ADR*               15,000          148
Interceramica*                              18,000           25
Interceramica UB rights*                     2,248           --
Interceramica ULD rights*                    1,818           --

- ------------------------------------------------------------------------------
                                                            476
- ------------------------------------------------------------------------------
NETHERLANDS -- 3.6%
Elsevier                                     6,310          103
Hollandsche Beton Groep                        540          123
ING Groep                                    5,500          217
VNU                                         15,910          327

- ------------------------------------------------------------------------------
                                                            770
- ------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                         MARKET
DESCRIPTION                                 SHARES     VALUE (000)
- ------------------------------------------------------------------------------
FOREIGN COMMON STOCKS -- CONTINUED
NEW ZEALAND -- 1.4%
Carter Holt Harvey                          70,000       $  148
Lion Nathan                                 60,000          142

- ------------------------------------------------------------------------------
                                                            290
- ------------------------------------------------------------------------------
NORWAY -- 1.9%
Norsk Hydro                                  7,840          393

- ------------------------------------------------------------------------------
                                                            393
- ------------------------------------------------------------------------------
PHILIPPINES -- 0.0%
Benpres Holdings GDS*                          800            6

- ------------------------------------------------------------------------------
                                                              6
- ------------------------------------------------------------------------------
POLAND -- 1.4%
BRE                                          5,000          150
Mostostal Export                            16,000           49
Polifarb Cieszyn                            15,000           98

- ------------------------------------------------------------------------------
                                                            297
- ------------------------------------------------------------------------------
SINGAPORE -- 4.7%
City Developments                           40,000          355
Hongkong Land Holdings                     125,000          290
Keppel                                      35,000          221
Singapore Land                              25,000          128

- ------------------------------------------------------------------------------
                                                            994
- ------------------------------------------------------------------------------
SPAIN -- 2.7%
Porsegur Comp Seguridad                     16,400          163
Telefonica de Espana                        17,420          419

- ------------------------------------------------------------------------------
                                                            582
- ------------------------------------------------------------------------------
SWITZERLAND -- 7.4%
Asea Brown Boveri                              160          191
Ciba Specialty Chemicals*                      384           32
Novartis*                                      384          474
Winterthur                                     610          422
Zurich Insurance*                            1,420          445

- ------------------------------------------------------------------------------
                                                          1,564
- ------------------------------------------------------------------------------
THAILAND -- 1.4%
Bangkok Bank, F                             30,000          292

- ------------------------------------------------------------------------------
                                                            292
- ------------------------------------------------------------------------------
UNITED KINGDOM -- 11.0%
Abbey National                              11,600          142
Argyll Group                                21,500          126
BOC Group                                    8,300          130
British Aerospace                            6,600          148
British Airport Authority                   15,000          127
British Petroleum                           12,586          146
BTR                                         25,000          110
Cadbury Schweppes                           16,800          149
Carlton Communications                      14,000          120
Commercial Union                             9,500          105
CRH                                          8,570           85
Glaxo Wellcome                              11,800          217
Grand Metropolitan                          17,200          139
Kingfisher                                  10,800          124
Ladbroke                                    32,900          122
National Westminster                        13,200          149
Smurfit (Jefferson) Group                   31,470           82
Wolseley                                    15,800          128

- ------------------------------------------------------------------------------
                                                          2,349
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                          SHARES/FACE    MARKET
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------
FOREIGN COMMON STOCKS -- CONTINUED
     Total Foreign Common Stocks
       (Cost $17,969)                                   $19,382
- ------------------------------------------------------------------------------
FOREIGN PREFERRED STOCKS -- 1.9%
BRAZIL -- 0.0%
Brahma*                                      6,432            4

- ------------------------------------------------------------------------------
                                                              4
- ------------------------------------------------------------------------------
GERMANY -- 1.9%
Fresenius                                    1,700          390

- ------------------------------------------------------------------------------
                                                            390
- ------------------------------------------------------------------------------
     Total Foreign Preferred Stocks
       (Cost $138)                                          394
- ------------------------------------------------------------------------------
TIME DEPOSITS -- 8.4%
International Bank of Japan
   6.313%, 04/01/97                         $1,780        1,780
- ------------------------------------------------------------------------------
     Total Time Deposits
       (Cost $1,780)                                      1,780
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 101.4%
   (COST $19,887)                                       $21,556
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (1.4%)
Other Assets and Liabilities, Net                          (291)
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares PBHG Class  (authorized
   200 million shares -- $.001 par value)
   based on 1,889,359 outstanding shares
   of common stock                                       19,513
Accumulated net investment loss                             (45)
Accumulated net realized gain on investments                128
Net unrealized appreciation on investments                1,669
- ------------------------------------------------------------------------------
TOTAL NET ASSETS -- 100.0%                              $21,265
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                             $11.26
================================================================================


* NON INCOME PRODUCING SECURITY
ADR--AMERICAN DEPOSITORY RECEIPT
ADS--AMERICAN DEPOSITORY SHARE
CL--CLASS
F--FOREIGN REGISTRY SHARES
GDR--GLOBAL DEPOSITORY RECEIPT
GDS--GLOBAL DEPOSITORY SHARE

STATEMENT OF NET ASSETS
- ------------------------------------------------------------------------------

AS OF MARCH 31, 1997

PBHG CASH RESERVES FUND

[PIE CHART OMITTED]

Pie chart depicting PBHG Cash Reserves Fund

COMMERCIAL PAPER - 73%
CORPORATE OBLIGATIONS - 4%
U.S. GOVERNMENT AGENCY OBLIGATIONS - 4%
CERTIFICATES OF DEPOSIT - 4%
REPURCHASE AGREEMENTS - 15%

% OF TOTAL PORTFOLIO INVESTMENTS
- ------------------------------------------------------------------------------
                                             FACE
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------
COMMERCIAL PAPER -- 73.5%
A1 Credit
   6.500%, 04/01/97                        $10,000      $10,000
American Brands
   5.300%, 05/13/97 (B)                      8,000        7,951
American General Finance
   5.350%, 06/04/97                          8,000        7,924
Apreco
   5.320%, 04/21/97                          8,000        7,976
Avco Financial Services
   6.700%, 04/01/97                         10,000       10,000
Bear Stearns Company
   5.300%, 05/14/97                          8,000        7,949
BHF Finance
   5.300%, 04/11/97                          7,000        6,990
BT Securities
   5.350%, 05/15/97                          5,000        4,967
Centric Funding
   5.350%, 04/28/97                          8,000        7,968
Cie de Saint Gobain
   5.310%, 04/28/97                          4,000        3,984
CIT Group Holdings
   5.350%, 06/30/97                          7,000        6,906
Clorox
   5.310%, 04/07/97                          8,000        7,993
Dean Witter Discover
   5.320%, 04/22/97                          1,600        1,595
Electricite Defrance
   5.350%, 07/07/97                          8,500        8,378
Ford Motor Credit
   5.360%, 07/09/97                          8,000        7,882
General Electric Capital
   5.340%, 06/16/97                          7,000        6,921
General Motors Acceptance
   5.370%, 06/04/97                          8,000        7,924
Gillette
   6.700%, 04/01/97                         10,000       10,000
Hitachi America
   5.330%, 05/29/97                          5,000        4,957

- ------------------------------------------------------------------------------
                                             FACE
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------
COMMERCIAL PAPER -- CONTINUED
Honeywell
   6.700%, 04/01/97                        $10,840      $10,840
International Neder US Insurance
   6.600%, 04/01/97                         10,000       10,000
Kitty Hawk Funding
   5.380%, 06/02/97 (B)                      7,700        7,629
Merrill Lynch
   5.350%, 05/02/97                          8,000        7,963
Morgan Stanley Group
   5.310%, 05/15/97                          8,500        8,445
National Rural Utilities
   5.330%, 05/05/97                          8,000        7,960
New Center Asset Trust
   5.280%, 08/14/97                          5,000        4,901
Otter Tail Power
   5.340%, 04/08/97                          1,500        1,498
PPG Industries
   5.310%, 04/08/97                          8,000        7,992
Prudential Funding
   5.360%, 06/23/97                          5,000        4,938
Quebec Province
   5.270%, 05/15/97                          2,865        2,847
Ranger Funding
   5.300%, 04/14/97 (B)                      5,000        4,990
Riverwoods Funding
   5.310%, 04/08/97                          8,000        7,992
Toshiba America
   5.370%, 07/30/97                          6,630        6,511
Transamerica Finance
   5.300%, 04/14/97                          8,000        7,985
Unifunding Yankee
   5.310%, 05/12/97                          2,500        2,485
Washington Gas Light
   5.350%, 04/02/97                          8,000        7,999
- ------------------------------------------------------------------------------
     Total Commercial Paper
       (Cost $251,240)                                  251,240
- ------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 3.8%
Asset Backed Securities Investment Trust 1996-M (A)
   5.438%, 10/15/97                          5,000        5,000
Bank One  (A) (B)
   5.300%, 12/24/97                          8,000        7,993
- ------------------------------------------------------------------------------
     Total Corporate Obligations
       (Cost $12,993)                                    12,993
- ------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 3.8%
FNMA
   5.434%, 04/24/97                          2,915        2,905
   5.373%, 05/06/97                         10,000        9,949
- ------------------------------------------------------------------------------
     Total U.S. Government Agency Obligations
       (Cost $12,854)                                    12,854
- ------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT -- 4.1%
Bank of New York Bank Note
   5.840%, 06/03/97                          7,000        7,001
National Bank of Canada
   5.590%, 07/08/97                          5,000        5,000
Southtrust Bank of Alabama (A)
   5.521%, 06/17/97                          2,000        2,000
- ------------------------------------------------------------------------------
     Total Certificates of Deposit
       (Cost $14,001)                                    14,001
- ------------------------------------------------------------------------------

                                                            THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------


- ------------------------------------------------------------------------------
                                             FACE
DESCRIPTION                              AMOUNT (000)  VALUE (000)
- ------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 14.9%
Lanston
   6.35%, dated 03/31/97, matures  04/01/97,
   repurchase price $50,820,963 (collateralized
   by U.S. Treasury Notes, total par value
   $49,999,000, 6.25%, 07/31/98-03/31/99;
   U.S. Treasury Bill, total par value
   $1,896,000, 5.36%, 09/11/97:
   total market value $51,849,347)        $ 50,812      $50,812
- ------------------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $50,812)                                    50,812
- ------------------------------------------------------------------------------
TOTAL INVESTMENTS -- 100.1%
   (COST $341,900)                                      341,900
- ------------------------------------------------------------------------------
OTHER ASSETS AND LIABILITIES -- (0.1%)
Other Assets and Liabilities, Net                          (324)
- ------------------------------------------------------------------------------
NET ASSETS:
Fund Shares of PBHG Class (authorized
   1 billion, 800 million  shares -- $0.001
   par value) based on 341,576,620
   outstanding shares of common stock                   341,577
Accumulated net realized loss on investments                 (1)
- ------------------------------------------------------------------------------
TOTAL NET ASSETS-- 100.0%                              $341,576
================================================================================
NET ASSET VALUE, OFFERING AND REDEMPTION PRICE
   PER SHARE                                              $1.00
================================================================================

(A) FLOATING RATE SECURITY. THE RATE REFLECTED ON THE STATEMENT OF NET ASSETS IS THE RATE IN EFFECT ON MARCH 31, 1997.
(B) PRIVATE PLACEMENT SECURITY.
FNMA--FEDERAL NATIONAL MORTGAGE ASSOCIATION
MTN--MEDIUM TERM NOTE

STATEMENTS OF OPERATIONS (000)                              THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

                                                                 --------          --------          --------         --------
                                                                                     PBHG              PBHG             PBHG
                                                                   PBHG            EMERGING            CORE            SELECT
                                                                  GROWTH            GROWTH            GROWTH           EQUITY
                                                                   FUND              FUND              FUND             FUND
                                                                 --------          --------          --------         --------
                                                                 04/01/96          04/01/96          04/01/96         04/01/96
                                                                    to                to                to               to
                                                                 03/31/97          03/31/97          03/31/97         03/31/97
                                                                 --------          --------          --------         --------
INVESTMENT INCOME:
     Dividends                                                   $  1,659            $  251          $   188           $   101
     Interest                                                      27,130            11,384            1,839             2,310
     Less: Foreign Taxes Withheld                                      --                --               --                --
                                                              -----------         ---------        ---------          --------
        Total Investment Income                                    28,789            11,635            2,027             2,411
                                                              -----------         ---------        ---------          --------
EXPENSES:
     Investment Advisory Fees                                      44,149            10,775            2,918             4,101
     Waiver of Investment Advisory Fees                                --                --               --                --
     Administrative Fees                                            8,325             2,027              527               762
     Transfer Agent Fees                                            9,496             2,677              913               993
     Registration and Filing Fees                                   1,124               360              128               107
     Printing Fees                                                    855               161               77                61
     Professional Fees                                                388                95               27                28
     Custodian Fees                                                   216                55               28                16
     Insurance and Other Fees                                         116                23                3                 5
     Directors' Fees                                                   34                 8                1                 2
     Amortization of Deferred Organizational Costs                     --                 3                3                 3
     Distribution Fees 4                                                9                --               --                --
                                                              -----------         ---------        ---------          --------
        Total Expenses                                             64,712            16,184            4,625             6,078
                                                              -----------         ---------        ---------          --------
 NET INVESTMENT INCOME (LOSS)                                     (35,923)           (4,549)          (2,598)           (3,667)
                                                              -----------         ---------        ---------          --------
Net Realized Gain (Loss) from Security Transactions              (244,650)          (51,106)         (49,445)          (32,999)
Net Realized Loss on Foreign Currency Transactions                     --                --               --                --
Net Change in Unrealized Appreciation on Foreign
   Currency and Translation of Other Assets and
   Liabilities in Foreign Currency                                     --                --               --                --
Net Change in Unrealized Appreciation (Depreciation)
   on Investments                                                (840,002)         (232,763)         (41,122)          (31,600)
                                                              -----------         ---------        ---------          --------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
     AND FOREIGN CURRENCY TRANSACTIONS                         (1,084,652)         (283,869)         (90,567)          (64,599)
                                                              -----------         ---------        ---------          --------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS   $(1,120,575)        $(288,418)       $ (93,165)         $(68,266)
                                                              ===========         =========        =========          ========

                                                               --------     --------------      --------         --------
                                                                 PBHG            PBHG                              PBHG
                                                               LARGE CAP     TECHNOLOGY &         PBHG           LARGE CAP
                                                                GROWTH      COMMUNICATIONS       LIMITED            20
                                                                 FUND            FUND             FUND             FUND
                                                               --------     --------------      --------         --------
                                                               04/01/96        04/01/96         07/01/96 1       12/01/96 2
                                                                  to              to               to               to
                                                               03/31/97        03/31/97         03/31/97         03/31/97
                                                               --------     --------------      --------         --------
INVESTMENT INCOME:
     Dividends                                                 $   238             $ 39          $   24           $   38
     Interest                                                      706            2,555           2,445              322
     Less: Foreign Taxes Withheld                                   --               --              --               --
                                                               -------         --------         -------          -------
        Total Investment Income                                    944            2,594           2,469              360
                                                               -------         --------         -------          -------
EXPENSES:
     Investment Advisory Fees                                      931            2,970           1,416              184
     Waiver of Investment Advisory Fees                             --               --              --               --
     Administrative Fees                                           195              538             212               32
     Transfer Agent Fees                                           314              877             248               52
     Registration and Filing Fees                                   31              162              57               36
     Printing Fees                                                  22               48              27                8
     Professional Fees                                              13               15              23                6
     Custodian Fees                                                 12               21              18                3
     Insurance and Other Fees                                        4                7               2                1
     Directors' Fees                                                 1                1               2               --
     Amortization of Deferred Organizational Costs                   2                2              --                2
     Distribution Fees 4                                            --               --              --               --
                                                               -------         --------         -------          -------
        Total Expenses                                           1,525            4,641           2,005              324
                                                               -------         --------         -------          -------
 NET INVESTMENT INCOME (LOSS)                                     (581)          (2,047)            464               36
                                                               -------         --------         -------          -------
Net Realized Gain (Loss) from Security Transactions             (5,730)          18,009             641           (2,539)
Net Realized Loss on Foreign Currency Transactions                  --               --              --               --
Net Change in Unrealized Appreciation on Foreign
   Currency and Translation of Other Assets and
   Liabilities in Foreign Currency                                  --               --              --               --
Net Change in Unrealized Appreciation (Depreciation)
   on Investments                                               (1,449)         (56,036)        (13,027)          (4,836)
                                                               -------         --------         -------          -------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
     AND FOREIGN CURRENCY TRANSACTIONS                          (7,179)         (38,027)        (12,386)          (7,375)
                                                               -------         --------         -------          -------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS    $(7,760)        $(40,074)        $11,922          $(7,339)
                                                               =======         ========         =======          =======

                                                               --------       -------------    -------------     ---------
                                                                 PBHG             PBHG                              PBHG
                                                               LARGE CAP        STRATEGIC          PBHG             CASH
                                                                 VALUE        SMALL COMPANY    INTERNATIONAL      RESERVES
                                                                 FUND             FUND             FUND             FUND
                                                               --------       -------------    -------------     ---------
                                                               01/02/97 3       01/02/97 3       04/01/96         04/01/96
                                                                  to               to               to               to
                                                               03/31/97         03/31/97         03/31/97         03/31/97
                                                               --------       -------------    -------------     ---------
INVESTMENT INCOME:
     Dividends                                                   $   73           $  98            $  317             $ --
     Interest                                                        44             161                50           12,387
     Less: Foreign Taxes Withheld                                    --              --               (30)              --
                                                                 ------         -------            ------          -------
        Total Investment Income                                     117             259               337           12,387
                                                                 ------         -------            ------          -------
EXPENSES:
     Investment Advisory Fees                                        32             154               177              679
     Waiver of Investment Advisory Fees                              (9)             --                --               --
     Administrative Fees                                              6              23                40              355
     Transfer Agent Fees                                             15              33                86              321
     Registration and Filing Fees                                     9              14                17               94
     Printing Fees                                                    1               3                 3               38
     Professional Fees                                                1               2                 1               23
     Custodian Fees                                                   1               1                41               23
     Insurance and Other Fees                                         1               1                13                4
     Directors' Fees                                                 --              --                --                4
     Amortization of Deferred Organizational Costs                   --              --                16                2
     Distribution Fees 4                                             --              --                --               --
                                                                 ------         -------            ------          -------
        Total Expenses                                               57             231               394            1,543
                                                                 ------         -------            ------          -------
 NET INVESTMENT INCOME (LOSS)                                        60              28               (57)          10,844
                                                                 ------         -------            ------          -------
Net Realized Gain (Loss) from Security Transactions                  --          (2,048)              451               (2)
Net Realized Loss on Foreign Currency Transactions                   --              --               (34)              --
Net Change in Unrealized Appreciation on Foreign
   Currency and Translation of Other Assets and
   Liabilities in Foreign Currency                                   --              --                 1               --
Net Change in Unrealized Appreciation (Depreciation)
   on Investments                                                  (800)         (6,270)              778               --
                                                                 ------         -------            ------          -------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
     AND FOREIGN CURRENCY TRANSACTIONS                             (800)         (8,318)            1,196               (2)
                                                                 ------         -------            ------          -------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS      $ (740)        $(8,290)           $1,139          $10,842
                                                                 ======         =======            ======          =======

    1. THE PBHG LIMITED FUND COMMENCED OPERATIONS ON JULY 1, 1996.
    2. THE PBHG LARGE CAP 20 FUND COMMENCED OPERATIONS ON DECEMBER 1, 1996.
    3. THE PBHG LARGE CAP VALUE FUND AND THE PBHG STRATEGIC SMALL COMPANY FUND COMMENCED OPERATIONS ON JANUARY 2, 1997.
    4. ALL DISTRIBUTION FEES ARE INCURRED IN THE TRUST CLASS.

    AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


                                                          52 & 53

STATEMENTS OF CHANGES IN NET ASSETS (000)                   THE PBHG FUNDS, INC.
- ------------------------------------------------------------------------------

                                               ----------------------  ----------------------   ----------------------
                                                                                PBHG                      PBHG
                                                        PBHG                  EMERGING                    CORE
                                                       GROWTH                  GROWTH                    GROWTH
                                                        FUND                    FUND                      FUND
                                               ----------  ----------  ----------   ---------   ---------   ----------
                                                 04/01/96    04/01/95    04/01/96   04/01/95     04/01/96    01/02/96 1
                                                    to          to          to         to           to          to
                                                 03/31/97    03/31/96    03/31/97   03/31/96     03/31/97    03/31/96
                                               ----------  ----------  ----------   ---------   ---------   ----------
INVESTMENT ACTIVITIES:
   Net Investment Income (Loss)                 $ (35,923) $  (14,090)   $ (4,549) $   (2,334)   $ (2,598)    $   (5)
   Net Realized Gain (Loss) from Security
     Transactions                                (244,650)    (34,304)    (51,106)     76,215     (49,445)       (43)
   Net Realized Gain (Loss) on Foreign
     Currency Transactions                             --          --          --          --          --         --
   Net Change in Unrealized Appreciation
     (Depreciation) on Investments and
     Foreign Currency Transactions               (840,002)    793,260    (232,763)    149,027     (41,122)     1,394
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                 (1,120,575)    744,866    (288,418)    222,908     (93,165)     1,346
                                               ----------  ----------  ----------   ---------   ---------  ---------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net Investment Income                               --          --          --          --          --         --
   Net Realized Gains from Security
     Transactions                                      --          --     (49,616)    (27,375)         --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total Distributions                                 --          --     (49,616)    (27,375)         --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
CAPITAL SHARE TRANSACTIONS (A):
   PBHG Class
   Shares Issued                                5,020,812   1,989,556   1,925,528     300,741     804,054     32,701
   Shares Issued upon Reinvestment
     of Distributions                                  --          --      47,297      26,142           --        --
   Shares Redeemed                             (2,567,916)   (450,329) (1,128,876)   (244,577)   (457,986)    (2,955)
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total PBHG
     Class Transactions                         2,452,896   1,539,227     843,949      82,306     346,068     29,746
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Trust Class
   Shares Issued                                   15,962          --          --         --           --         --
   Shares Issued upon Reinvestment
     of Distributions                                  --          --          --         --           --         --
   Shares Redeemed                                    (79)         --          --         --           --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total Trust Class Transactions                  15,883          --          --         --           --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Increase (Decrease) in Net Assets Derived
     from Capital Share Transactions            2,468,779   1,539,227     843,949      82,306     346,068     29,746
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total Increase (Decrease) in Net Assets      1,348,204   2,284,093     505,915     277,839     252,903     31,092
                                               ----------  ----------  ----------   ---------   ---------  ---------
NET ASSETS:
   Beginning Period                             3,298,925   1,014,832     689,705     411,866      31,092         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   End of Period                               $4,647,129  $3,298,925  $1,195,620   $ 689,705   $ 283,995  $  31,092
                                               ==========  ==========  ==========   =========   =========  =========
(A) SHARES ISSUED AND REDEEMED:
   PBHG Class
   Shares Issued                                  189,736      91,357      77,652      15,598      60,034      2,888
   Shares Issued upon Reinvestment
     of Distributions                                  --          --       1,921       1,270          --         --
   Shares Redeemed                               (100,103)    (21,718)    (47,388)    (12,551)    (35,211)      (257)
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total PBHG Class Share Transactions             89,633      69,639      32,185       4,317      24,823      2,631
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Trust Class 3
   Shares Issued                                      621          --          --          --          --         --
   Shares Issued upon Reinvestment
     of Distributions                                  --          --          --          --          --         --
   Shares Redeemed                                     (3)         --          --          --          --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Total Trust Class Share Transactions               618          --          --          --          --         --
                                               ----------  ----------  ----------   ---------   ---------  ---------
   Net Increase (Decrease) in Shares
     Outstanding                                   90,251      69,639      32,185       4,317      24,823      2,631
                                               ==========  ==========  ==========   =========   =========  =========

                                                 --------------------         -------------------- ----------------------
                                                         PBHG                        PBHG                   PBHG
                                                        SELECT                     LARGE CAP            TECHNOLOGY &
                                                        EQUITY                      GROWTH             COMMUNICATIONS
                                                         FUND                        FUND                   FUND
                                                 ---------  ---------         --------   ---------  --------    ---------
                                                  04/01/96  04/05/95 2         4/01/96   04/05/95 4 04/01/96    10/02/95 5
                                                     to        to                to         to         to          to
                                                  03/31/97  03/31/96          03/31/97   03/31/96   03/31/97    03/31/96
                                                 ---------  ---------         --------   ---------  --------    ---------
INVESTMENT ACTIVITIES:
   Net Investment Income (Loss)                  $ (3,667)  $  (546)          $  (581)   $   (103) $ (2,047)    $    (77)
   Net Realized Gain (Loss) from Security
     Transactions                                 (32,999)    8,613            (5,730)        950    18,009         (184)
   Net Realized Gain (Loss) on Foreign
     Currency Transactions                             --        --                --          --        --           --
   Net Change in Unrealized Appreciation
     (Depreciation) on Investments and
     Foreign Currency Transactions                (31,600)   20,035            (1,449)      3,566   (56,036)       3,854
                                                --------- ---------          --------     -------  --------      -------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations                    (68,266)   28,102            (7,760)      4,413   (40,074)       3,593
                                                --------- ---------          --------     -------  --------      -------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net Investment Income                               --        --                --          --        --           (6)
   Net Realized Gains from Security
     Transactions                                  (6,009)   (2,736)             (146)       (712)  (10,050)          --
                                                --------- ---------          --------     -------  --------      -------
   Total Distributions                             (6,009)   (2,736)             (146)       (712)  (10,050)          (6)
                                                --------- ---------          --------     -------  --------      -------
CAPITAL SHARE TRANSACTIONS (A):
   PBHG Class
   Shares Issued                                  828,376   283,506           259,520      74,598 1,278,462       86,263
   Shares Issued upon Reinvestment
     of Distributions                               5,665     2,634               135         592     9,213            6
   Shares Redeemed                               (590,076) (108,710)         (185,537)    (25,132) (806,167)     (28,084)
                                                --------- ---------          --------     -------  --------      -------
   Total PBHG
     Class Transactions                           243,965   177,430            74,118      50,058   481,508       58,185
                                                --------- ---------          --------     -------  --------      -------
   Trust Class
   Shares Issued                                       --        --                --          --        --           --
   Shares Issued upon Reinvestment
     of Distributions                                  --        --                --          --        --           --
   Shares Redeemed                                     --        --                --          --        --           --
                                                --------- ---------          --------     -------  --------      -------
   Total Trust Class Transactions                      --        --                --          --        --           --
                                                --------- ---------          --------     -------  --------      -------
   Increase (Decrease) in Net Assets Derived
     from Capital Share Transactions              243,965   177,430            74,118      50,058   481,508       58,185
                                                --------- ---------          --------     -------  --------      -------
   Total Increase (Decrease) in Net Assets        169,690   202,796            66,212      53,759   431,384       61,772
                                                --------- ---------          --------     -------  --------      -------
NET ASSETS:
   Beginning Period                               202,796       --             53,759          --    61,772           --
                                                --------- ---------          --------     -------  --------      -------
   End of Period                                $ 372,486 $ 202,796          $119,971     $53,759  $493,156      $61,772
                                                ========= =========          ========     =======  ========      =======
(A) SHARES ISSUED AND REDEEMED:
   PBHG Class
   Shares Issued                                   42,146    18,709            16,415       5,520    77,511        7,440
   Shares Issued upon Reinvestment
     of Distributions                                 284       176                 8          46       525            1
   Shares Redeemed                                (30,763)   (7,139)          (11,712)     (1,865)  (49,269)      (2,489)
                                                --------- ---------          --------     -------  --------      -------
   Total PBHG Class Share Transactions             11,667    11,746             4,711       3,701    28,767        4,952
                                                --------- ---------          --------     -------  --------      -------
   Trust Class3
   Shares Issued                                       --        --                --          --        --           --
   Shares Issued upon Reinvestment
     of Distributions                                  --        --                --          --        --           --
   Shares Redeemed                                     --        --                --          --        --           --
                                                --------- ---------          --------     -------  --------      -------
   Total Trust Class Share Transactions                --        --                --          --        --           --
                                                --------- ---------          --------     -------  --------      -------
   Net Increase (Decrease) in Shares
     Outstanding                                   11,667    11,746             4,711       3,701    28,767        4,952
                                                ========= =========          ========     =======  ========      =======

                                           ---------  ---------- ---------- ---------  ----------------------  --------------------
                                                         PBHG       PBHG      PBHG
                                             PBHG      LARGE CAP  LARGE CAP STRATEGIC          PBHG                  PBHG
                                            LIMITED       20        VALUE    SMALL CO.      INTERNATIONAL         CASH RESERVES
                                             FUND        FUND       FUND       FUND             FUND                  FUND
                                           ---------   --------- ---------- ---------  ---------   --------  ----------   ---------
                                          07/01/96 6  12/01/96 7 01/02/97 8 01/02/97 8  04/01/96   04/01/95   04/01/96    04/05/95 9
                                              to          to        to         to          to         to         to          to
                                           03/31/97    03/31/97  03/31/97   03/31/97    03/31/97   03/31/96   03/31/97    03/31/96
                                           ---------   --------- ---------- ---------  ---------   --------  ----------   ---------
INVESTMENT ACTIVITIES:
   Net Investment Income (Loss)            $   464       $  36      $  60      $  28     $ (57)     $   (25)   $ 10,844    $ 2,838
   Net Realized Gain (Loss) from Security
     Transactions                              641      (2,539)        --     (2,048)      451          348          (2)         1
   Net Realized Gain (Loss) on Foreign
     Currency Transactions                      --          --         --         --       (34)          96          --         --
   Net Change in Unrealized Appreciation
     (Depreciation) on Investments and
     Foreign Currency Transactions         (13,027)     (4,836)      (800)    (6,270)      779        1,261          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Net Increase (Decrease) in Net Assets
     Resulting from Operations             (11,922)     (7,339)      (740)    (8,290)    1,139        1,680      10,842      2,839
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   Net Investment Income                      (464)        (53)        --         --        --           --     (10,844)    (2,838)
   Net Realized Gains from Security
     Transactions                             (285)         --         --         --        --           --          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total Distributions                        (749)        (53)        --         --        --           --     (10,844)    (2,838)
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
CAPITAL SHARE TRANSACTIONS (A):
   PBHG Class
   Shares Issued                           198,852     109,566     35,206     87,204    39,195       13,080   1,393,768    269,541
   Shares Issued upon Reinvestment
     of Distributions                          720          50         --         --        --           --       8,942      2,751
   Shares Redeemed                         (49,381)    (32,405)    (8,204)   (17,532)  (30,312)     (18,753) (1,160,133)  (173,292)
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total PBHG
     Class Transactions                    150,191      77,211     27,002     69,672     8,883       (5,673)    242,577     99,000
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Trust Class
   Shares Issued                                --          --         --         --        --           --          --         --
   Shares Issued upon Reinvestment
     of Distributions                           --          --         --         --        --           --          --         --
   Shares Redeemed                              --          --         --         --        --           --          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total Trust Class Transactions               --          --         --         --        --           --          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Increase (Decrease) in Net Assets
     Derived from Capital
     Share Transactions                    150,191      77,211     27,002     69,672     8,883       (5,673)    242,577     99,000
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total Increase (Decrease)
     in Net Assets                         137,520      69,819     26,262     61,382    10,022       (3,993)    242,575     99,001
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
NET ASSETS:
   Beginning Period                             --          --         --         --    11,243       15,236      99,001         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   End of Period                          $137,520    $ 69,819   $ 26,262   $ 61,382 $  21,265     $ 11,243    $341,576   $ 99,001
                                          ========    ========   ========   ======== =========     ========  ==========   ========
(A) SHARES ISSUED AND REDEEMED:
   PBHG Class
   Shares Issued                            19,868      10,798      3,381      8,740     3,602        1,327   1,393,768    269,541
   Shares Issued upon Reinvestment
     of Distributions                           66           5         --         --        --           --       8,942      2,751
   Shares Redeemed                          (4,739)     (3,255)      (784)    (1,815)   (2,778)      (1,931) (1,160,133)  (173,291)
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total PBHG Class Share Transactions      15,195       7,548      2,597      6,925       824         (604)    242,577     99,001
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Trust Class3
   Shares Issued                                --          --         --         --        --           --          --         --
   Shares Issued upon Reinvestment
     of Distributions                           --          --         --         --        --           --          --         --
   Shares Redeemed                              --          --         --         --        --           --          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Total Trust Class Share Transactions         --          --         --         --        --           --          --         --
                                          --------    --------   --------   -------- ---------     --------  ----------   --------
   Net Increase (Decrease) in Shares
     Outstanding                            15,195       7,548      2,597      6,925       824         (604)    242,577     99,001
                                          ========    ========   ========   ======== =========     ========  ==========   ========

1. THE PBHG CORE GROWTH FUND COMMENCED OPERATIONS ON JANUARY 2, 1996.
4. THE PBHG LARGE CAP GROWTH FUND COMMENCED OPERATIONS ON APRIL 5, 1995.
2. THE PBHG SELECT EQUITY FUND COMMENCED OPERATIONS ON APRIL 5, 1995.
5. THE PBHG TECHNOLOGY & COMMUNICATIONS FUND COMMENCED OPERATIONS ON OCTOBER 2, 1995.
3. THE PBHG GROWTH FUND -- TRUST CLASS COMMENCED OPERATIONS ON AUGUST 19, 1996.
6. THE PBHG LIMITED FUND COMMENCED OPERATIONS ON JULY 1, 1996.
7. THE PBHG LARGE CAP 20 FUND COMMENCED  OPERATIONS ON DECEMBER 1, 1996. AMOUNTS
   DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.
8. THE PBHG LARGE CAP VALUE FUND AND THE PBHG STRATEGIC SMALL COMPANY FUND COMMENCED OPERATIONS
   ON JANUARY 2, 1997.
9. THE PBHG CASH RESERVES FUND COMMENCED OPERATIONS ON APRIL 5, 1995.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                          54 & 55


FINANCIAL HIGHLIGHTS
- ----------------------------------------------------------------------------------------------------------------------------------

For a Share Outstanding Throughout each Fiscal Year or Period




              NET                                                                       NET                    NET
             ASSET        NET       REALIZED AND     DISTRIBUTIONS   DISTRIBUTIONS     ASSET                  ASSETS      RATIO
             VALUE    INVESTMENT     UNREALIZED        FROM NET          FROM          VALUE                   END     OF EXPENSES
           BEGINNING    INCOME    GAINS OR (LOSSES)   INVESTMENT        CAPITAL         END      TOTAL      OF PERIOD   TO AVERAGE
           OF PERIOD    (LOSS)     ON SECURITIES        INCOME           GAINS       OF PERIOD   RETURN       (000)     NET ASSETS
- ----------------------------------------------------------------------------------------------------------------------------------
PBHG GROWTH FUND
- ----------------
  PBHG CLASS
  1997      $25.30     $(0.10)        $(4.14)             --               --         $21.06    (16.76)%   $4,634,138     1.25%
  1996       16.70      (0.06)          8.66              --               --          25.30     51.50%     3,298,925     1.48%
  1995       14.67      (0.05)          2.09              --           $(0.01)         16.70     13.92%     1,014,832     1.50%
  1994       10.83      (0.03)          4.06              --            (0.19)         14.67     37.28%       319,059     1.55%
  1993       10.37      (0.16)          3.07              --            (2.45)         10.83     34.47%         6,069     2.39%
  PBHG TRUST CLASS
  1997(1)   $25.42     $(0.06)        $(4.33)             --               --         $21.03    (17.27)%+   $  12,991     1.53%*
- -------------------------
PBHG EMERGING GROWTH FUND
- -------------------------
  PBHG Class
  1997      $23.07     $(0.11)        $(2.87)             --           $(0.83)        $19.26    (13.71)%   $1,195,620     1.28%
  1996       16.10      (0.07)          8.03              --            (0.99)         23.07     50.16%       689,705     1.47%
  1995(2,3)  14.59      (0.01)          1.56              --            (0.04)         16.10     10.64%+      411,866     1.50%*
  1994(2)    13.22      (0.03)          2.38              --            (0.98)         14.59     19.64%       113,329     1.45%
  1993(4)    10.00      (0.03)          3.25              --               --          13.22     32.20%+       34,517     1.50%*
- ---------------------
PBHG CORE GROWTH FUND
- ---------------------
  PBHG CLASS
  1997      $11.82     $(0.09)        $(1.39)             --               --         $10.34    (12.52%    $  283,995     1.36%
  1996(5)    10.00         --           1.82              --               --          11.82     18.20%+       31,092     1.50%*
- -----------------------
PBHG SELECT EQUITY FUND
- -----------------------
  PBHG CLASS
  1997      $17.27     $(0.13)        $(1.03)             --           $(0.20)        $15.91     (6.94)%   $  372,486     1.26%
  1996(6)    10.00      (0.05)          7.68              --            (0.36)         17.27     77.75%*      202,796     1.50%*
- --------------------------
PBHG LARGE CAP GROWTH FUND
- --------------------------
  PBHG CLASS
  1997      $14.53     $(0.05)        $(0.21)             --           $(0.01)        $14.26     (1.77)%   $  119,971     1.23%
  1996(6)    10.00      (0.03)          4.97              --            (0.41)         14.53     50.47%*       53,759     1.50%*
- -------------------------------------
PBHG TECHNOLOGY & COMMUNICATIONS FUND
- -------------------------------------
  PBHG CLASS
  1997      $12.48     $(0.05)         $2.55              --           $(0.35)        $14.63     19.59%    $  493,156     1.33%
  1996(7)    10.00      (0.02)          2.50              --               --          12.48     24.82%+       61,772     1.50%*
- -----------------
PBHG LIMITED FUND
- -----------------
  PBHG CLASS
  1997(8)   $10.00      $0.02         $(0.93)         $(0.03)          $(0.01)        $ 9.05     (9.15)%+  $  137,520     1.42%*

                                          RATIO
               RATIO                      OF NET
              OF NET        RATIO      INVESTMENT
            INVESTMENT   OF EXPENSES  INCOME (LOSS)
              INCOME      TO AVERAGE    TO AVERAGE
             (LOSS)       NET ASSETS    NET ASSETS      PORTFOLIO    AVERAGE
            TO AVERAGE    (EXCLUDING    (EXCLUDING      TURNOVER   COMMISSION
            NET ASSETS     WAIVERS)      WAIVERS)         RATE       RATE 12
--------------------------------------------------------------------------------
PBHG GROWTH FUND
------------------
  PBHG CLASS
  1997       (0.69)%         1.25%        (0.69)%         64.89%    $0.0493
  1996       (0.79)%         1.48%        (0.79)%         44.64%        n/a
  1995       (0.69)%         1.50%        (0.69)%        118.75%        n/a
  1994       (0.78)%         1.59%        (0.82)%         94.28%        n/a
  1993       (1.69)%         3.04%        (2.34)%        209.24%        n/a
  PBHG TRUST CLASS
  1997(1)    (1.11)%*        1.53%*       (1.11)%*        64.89%    $0.0493
---------------------------
PBHG EMERGING GROWTH FUND
---------------------------
  PBHG Class
  1997       (0.36)%         1.28%       (0.36)%         47.75%     $0.0328
  1996       (0.42)%         1.47%       (0.42)%         97.05%         n/a
  1995(2,3)  (0.08)%*        1.50%*      (0.08)%*        27.50%         n/a
  1994(2)    (0.77)%         1.45%       (0.77)%         95.75%         n/a
  1993(4)    (0.72)%*        1.54%*      (0.76)%*        71.18%         n/a
-----------------------
PBHG CORE GROWTH FUND
-----------------------
  PBHG CLASS
  1997       (0.77)%         1.36%       (0.77)%         46.75%     $0.0437
  1996(5)    (0.18)%*        2.92%*      (1.60)%*        17.00%         n/a
-------------------------
PBHG SELECT EQUITY FUND
-------------------------
  PBHG CLASS
  1997       (0.76)%         1.26%       (0.76)%         71.70%     $0.0443
  1996(6)    (0.74)%*        1.73%*      (0.97)%*       206.22%         n/a
----------------------------
PBHG LARGE CAP GROWTH FUND
----------------------------
  PBHG CLASS
  1997       (0.47)%         1.23%       (0.47)%         51.70%     $0.0547
  1996(6)    (0.66)%*        2.07%*      (1.23)%*       116.75%         n/a
---------------------------------------
PBHG TECHNOLOGY & COMMUNICATIONS FUND
---------------------------------------
  PBHG CLASS
  1997       (0.59)%         1.33%       (0.59)%        289.91%     $0.0365
  1996(7)    (0.50)%*        2.00%*      (1.00)%*       125.99%         n/a
-------------------
PBHG LIMITED FUND
-------------------
  PBHG CLASS
  1997(8)     0.33%*         1.42%*       0.33%*         75.46%     $0.0304

 *  ANNUALIZED
 +  TOTAL RETURNS HAVE NOT BEEN ANNUALIZED.
 1. THE PBHG GROWTH FUND TRUST CLASS COMMENCED OPERATIONS ON AUGUST 19, 1996.
 2. THE  INFORMATION  SET FORTH IN THIS TABLE FOR THE  PERIODS  PRIOR TO JUNE 2,
    1994 IS THE FINANCIAL DATA OF THE PILGRIM BAXTER  EMERGING GROWTH FUND, A SERIES
    OF THE ADVISORS'  INNER CIRCLE FUND. THE PBHG EMERGING  GROWTH FUND ACQUIRED THE
    ASSETS AND ASSUMED THE LIABILITIES OF THE PILGRIM BAXTER EMERGING GROWTH FUND ON
    JUNE 2, 1994. THE PBHG EMERGING  GROWTH FUND RETAINED THE OCTOBER 31 FISCAL YEAR
    END OF ITS PREDECESSOR  ONLY FOR FISCAL YEAR 1994. THE PBHG EMERGING GROWTH FUND
    CHANGED  ITS  FISCAL  YEAR  END TO MARCH  31,  IN 1995  AND  REPORTED  FINANCIAL
    INFORMATION FOR THE FISCAL PERIOD FROM NOVEMBER 1, 1994 TO MARCH 31, 1995.
 3. PER SHARE CALCULATIONS WERE PERFORMED USING AVERAGE SHARES FOR THE PERIOD.
 4. THE PILGRIM BAXTER EMERGING GROWTH FUND, THE PREDECESSOR  SERIES TO THE PBHG
    EMERGING GROWTH FUND, COMMENCED OPERATIONS ON JUNE 15, 1993.
 5. THE PBHG CORE GROWTH FUND COMMENCED OPERATIONS ON JANUARY 2, 1996.
 6. THE PBHG  SELECT  EQUITY  FUND,  THE PBHG LARGE CAP GROWTH  FUND,  AND THE PBHG CASH  RESERVES  FUND
    COMMENCED OPERATIONS ON APRIL 5, 1995.
 7. THE PBHG TECHNOLOGY & COMMUNICATIONS FUND COMMENCED OPERATIONS ON OCTOBER 2, 1995.
 8. THE PBHG LIMITED FUND COMMENCED OPERATIONS ON JULY 1, 1996.
 9. THE PBHG LARGE CAP 20 FUND COMMENCED OPERATIONS ON DECEMBER 1, 1996.
10. THE PBHG LARGE CAP VALUE FUND AND THE PBHG  STRATEGIC  SMALL  COMPANY FUND  COMMENCED  OPERATIONS ON
    JANUARY 2, 1997.
11. THE PBHG INTERNATIONAL FUND COMMENCED OPERATIONS ON JUNE 14, 1994.
12. AVERAGE  COMMISSION  RATE PAID PER SHARE FOR  SECURITY  PURCHASES  AND SALES
    DURING THE PERIOD.  PRESENTATION  OF THE RATE IS ONLY  REQUIRED FOR FISCAL YEARS
    BEGINNING AFTER SEPTEMBER 1, 1995.

   AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                            THE PBHG FUNDS, INC.
------------------------------------------------------------------------------------------------------------------------------------




              NET                                                                       NET                    NET
             ASSET        NET       REALIZED AND     DISTRIBUTIONS   DISTRIBUTIONS     ASSET                  ASSETS      RATIO
             VALUE    INVESTMENT     UNREALIZED        FROM NET          FROM          VALUE                   END     OF EXPENSES
           BEGINNING    INCOME    GAINS OR (LOSSES)   INVESTMENT        CAPITAL         END      TOTAL      OF PERIOD   TO AVERAGE
           OF PERIOD    (LOSS)     ON SECURITIES        INCOME           GAINS       OF PERIOD   RETURN       (000)     NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
PBHG LARGE CAP 20 FUND
------------------------
  PBHG CLASS
  1997(9)   $10.00     $(0.01)        $(0.73)          $(0.01)              --        $ 9.25    (7.40)%+   $ 69,819       1.50%*
---------------------------
PBHG LARGE CAP VALUE FUND
---------------------------
  PBHG CLASS
  1997(10)  $10.00     $ 0.02         $ 0.09               --               --        $10.11      1.10%+   $ 26,262       1.50%*
-----------------------------------
PBHG STRATEGIC SMALL COMPANY FUND
-----------------------------------
  PBHG CLASS
  1997(10)  $10.00         --         $(1.14)              --               --        $ 8.86   (11.40)%+   $ 61,382       1.50%*
-------------------------
PBHG INTERNATIONAL FUND
-------------------------
  PBHG CLASS
  1997      $10.55         --         $ 0.71               --               --        $11.26      6.73%   $  21,265       2.22%
  1996        9.13     $(0.04)          1.46               --               --         10.55     15.55%      11,243       2.25%
  1995(11)   10.00      (0.03)         (0.80)              --           $(0.04)         9.13    (8.33)%+     15,236       2.25%*
-------------------------
PBHG CASH RESERVES FUND
-------------------------
  PBHG CLASS
  1997       $1.00     $ 0.05             --           $(0.05)              --         $1.00      4.89%   $ 341,576       0.68%
  1996(6)     1.00       0.05             --            (0.05)              --          1.00      5.24%*     99,001       0.70%*


                                        RATIO
             RATIO                      OF NET
            OF NET         RATIO      INVESTMENT
           INVESTMENT   OF EXPENSES  INCOME (LOSS)
            INCOME       TO AVERAGE   TO AVERAGE
            (LOSS)       NET ASSETS   NET ASSETS     PORTFOLIO    AVERAGE
           TO AVERAGE    (EXCLUDING   (EXCLUDING      TURNOVER   COMMISSION
           NET ASSETS     WAIVERS)     WAIVERS)         RATE       RATE 12
--------------------------------------------------------------------------------
PBHG LARGE CAP 20 FUND
------------------------
  PBHG CLASS
  1997(9)    0.17%*        1.50%*       0.17%*         43.98%     $0.0550
---------------------------
PBHG LARGE CAP VALUE FUND
---------------------------
  PBHG CLASS
  1997(10)   1.61%*        1.74%*       1.37%*          0.00%     $0.0588
-----------------------------------
PBHG STRATEGIC SMALL COMPANY FUND
-----------------------------------
  PBHG CLASS
  1997(10)   0.18%*        1.50%*       0.18%*         88.88%     $0.0562
-------------------------
PBHG INTERNATIONAL FUND
-------------------------
  PBHG CLASS
  1997      (0.32)%        2.22%       (0.32)%         74.82%     $0.0287
  1996      (0.22)%        3.03%       (1.00)%        140.26%         n/a
  1995(11)  (0.43)%*       2.36%*      (0.54)%*        81.72%         n/a
-------------------------
PBHG CASH RESERVES FUND
-------------------------
  PBHG CLASS
  1997       4.79%         0.68%        4.79%            n/a          n/a
  1996(6)    5.05%*        0.88%*       4.87%*           n/a          n/a

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
AS OF MARCH 31, 1997

1.    ORGANIZATION

The PBHG Funds, Inc. (the "Fund"), a Maryland corporation, is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management investment company with fourteen series: the PBHG Growth Fund (the "Growth Fund"), the PBHG Emerging Growth Fund (the "Emerging Growth Fund"), the PBHG Core Growth Fund (the "Core Growth Fund"), the PBHG Select Equity Fund (the "Select Equity Fund"), the PBHG Large Cap Growth Fund (the "Large Cap Growth Fund"), the PBHG Technology & Communications Fund (the "Technology & Communications Fund"), the PBHG Limited Fund (the "Limited Fund"), the PBHG Large Cap 20 Fund (the "Large Cap 20 Fund"), the PBHG Large Cap Value Fund (the "Large Cap Value Fund"), the PBHG Mid-Cap Value Fund (the "Mid-Cap Value Fund"), the PBHG Small Cap Value Fund (the "Small Cap Value Fund"), the PBHG Strategic Small Company Fund ("the Strategic Small Company Fund"), the PBHG International Fund (the "International Fund"), (collectively referred to as the "Equity Portfolios"), and the PBHG Cash Reserves Fund (the "Cash Reserves Fund") (each a "Portfolio" and, collectively, the "Portfolios"). As of March 31, 1997, the Mid-Cap Value Fund and the Small Cap Value Fund had not commenced operations. Each Portfolio's prospectus provides a description of the Portfolio's investment objectives, policies and strategies. The Fund is registered to offer two classes of shares, PBHG Class and Trust Class. Currently the Trust Class of shares is only offered by the Growth Fund. The assets of each Portfolio are segregated, and a shareholder's interest is limited to the Portfolio in which shares are held.

2.    SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed by the Portfolios.

SECURITY VALUATION -- Investment securities of the Equity Portfolios that are listed on a securities exchange for which market quotations are available are valued at the last quoted sales price on each business day. If there is no such reported sale, these securities and unlisted securities for which market quotations are readily available, are valued at the mean between the most recent bid and asked prices. Short-term investments may be valued at amortized cost which approximates market value. Foreign securities in the International Fund are valued based upon quotations from the primary market in which they are traded. The values of investment securities held by the Cash Reserves Fund are stated at amortized cost, which approximates market value. Under this valuation method, acquisition discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

SECURITY TRANSACTIONS AND INVESTMENT INCOME -- Security transactions are accounted for on the date the securities are purchased or sold (trade date). Dividend income and distributions to shareholders are recognized on the ex-dividend date; interest income is recognized on the accrual basis. Costs used in determining realized capital gains and losses on the sale of investment securities are those of the specific securities sold adjusted for the accretion and amortization of acquisition discounts and premiums during the respective holding periods.

DIVIDENDS -- Dividends from net investment income for the Equity Portfolios are declared annually, if available. Dividends from net investment income for the Cash Reserves Fund are declared daily and paid monthly. Distributions of net realized capital gains, for all portfolios, are generally made to shareholders annually.

Dividends from net investment income and distributions from net realized capital gains are determined in accordance with U.S. Federal income tax regulations, which may differ from those amounts determined under generally accepted accounting principles. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in-capital or accumulated net realized gain, as appropriate, in the period that the differences arise. Accordingly, the following permanent differences as of March 31, 1997, primarily attributable to certain net operating losses, which for tax purposes, are not available to offset future income or have been used to offset net short-term capital gains, have been reclassified to the following accounts:

                                                ACCUMULATED NET
                             PAID-IN-CAPITAL     REALIZED GAIN
                                  (000)              (000)
                             --------------      --------------
Growth Fund                     $35,930                $--
Emerging Growth Fund              4,584                 --
Core Growth Fund                  2,603                 --
Select Equity Fund                3,669                 --
Large Cap Growth Fund               581                 --
Technology & Communications Fund     --              2,047
Limited Fund                         --                285
International Fund                   98                 --

In addition, the International Fund had $51,000 of permanent differences primarily attributable to realized foreign exchange gains and losses, which have been reclassified from accumulated net realized gain (loss) on foreign currency transactions to undistributed net investment income.

These reclassifications have no effect on net assets or net asset values per share.

FEDERAL INCOME TAXES -- It is each Portfolio's intention to qualify or continue to qualify as a regulated investment company for Federal income tax purposes and to distribute all of its taxable income and net capital gains. Accordingly, no provision has been made for Federal income taxes.

NET ASSET VALUE PER SHARE -- The net asset value per share is calculated each business day by dividing the total value of each Portfolio's assets, less liabilities, by the number of shares outstanding.

REPURCHASE  AGREEMENTS  --  Securities  pledged  as  collateral  for  repurchase agreements  are held by the  custodian  bank  until  the  respective  agreements mature. Provisions of the repurchase agreements and procedures adopted by Pilgrim Baxter & Associates, Ltd. (the "Adviser") ensure that the market value of the collateral including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines, or if the counterparty enters into insolvency proceedings, realization of the collateral by a Portfolio may be delayed or limited.

FOREIGN CURRENCY TRANSLATION -- The books and records of the International Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (I) market value of investment securities, other assets and liabilities at the current rate of exchange; and

    (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

                                                            THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

The International Fund does not isolate that portion of gains and losses on investment securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

The International Fund reports gains and losses on foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income or loss for Federal income tax purposes.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS -- In connection with portfolio purchases and sales of securities denominated in a foreign currency, the PBHG International Fund may enter into forward foreign currency exchange contracts. Foreign currency exchange contracts are recorded at market value. Certain risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. Realized gains or losses arising from such transactions are included in net realized gain (loss) from foreign currency transactions. At March 31, 1997 the International Fund had $766 in unrealized appreciation on such foreign currency contracts.

OTHER -- Expenses that are directly related to one of the Portfolios are charged directly to that Portfolio. Other operating expenses are prorated to the Portfolios on the basis of relative net assets. Class specific expenses, such as 12b-1 distribution fees, are borne by that class. Income, other expenses and realized and unrealized gains and losses of a Portfolio are allocated to the respective class on the basis of the relative net assets each day.

All organizational costs incurred with the start up of the Emerging Growth Fund, the Core Growth Fund, the Select Equity Fund, the Large Cap Growth Fund, the Technology & Communications Fund, the Limited Fund, the Large Cap 20 Fund, the Large Cap Value Fund, the Strategic Small Company Fund, the International Fund and the Cash Reserves Fund are being amortized on a straight line basis over a period of sixty months. In the event that any of the initial shares of the Portfolio are redeemed by any holder thereof during the period that the Portfolio is amortizing its organizational costs, the redemption proceeds payable to the holder thereof will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. INVESTMENT ADVISORY FEES, ADMINISTRATIVE FEES AND OTHER TRANSACTIONS WITH AFFILIATES

The Fund and the Adviser are parties to an Investment Advisory Agreement (the "Advisory Agreement"). Under the terms of the Advisory Agreement, the Adviser is paid a monthly fee at an annual rate of 0.85% of the average daily net assets of the Growth, Emerging Growth, Core Growth, Select Equity, Technology & Communications, Large Cap 20, and Large Cap Value Funds, 0.75% of the average daily net assets of the Large Cap Growth Fund, 1.00% of the average daily net assets of the Limited, Strategic Small Company and International Funds, and 0.30% of the average daily net assets of the Cash Reserves Fund.

In the interest of limiting expenses of the Portfolios, the Adviser has entered into expense limitation agreements with the Fund ("Expense Limitation Agreements"), with respect to Core Growth, Technology & Communications, Limited, Large Cap 20, Large Cap Value, Strategic Small Company and International Fund, pursuant to which the Adviser has agreed to waive or limit its fees and to assume other expenses of the Portfolios to the extent necessary to limit the total annual expenses (expressed as a percentate of the Portfolios' average daily net assets) to 1.50% for the Core Growth, Technology & Communications, Limited, Large Cap 20, Large Cap Value and Strategic Small Company and 2.25% for the International Fund. Reimbursement by the Portfolios of the advisory fees waived or limited and other expenses paid by the Adviser pursuant to the Expense Limitation Agreements may be made at a later date when the Portfolios have reached a sufficient asset size to permit reimbursement to be made without causing the total annual expenses rate of each Portfolio to exceed 1.50% for the Core Growth, Technology & Communications, Limited, Large Cap 20, Large Cap Value, and Strategic Small Company and 2.25% for the International Fund. Consequently, no reimbursement by a Portfolio will be made unless: (i) the Portfolio's assets exceed $75 million; (ii) the Portfolio's total annual expense ratio is less than 1.50% Core Growth, Technology & Communications, Limited, Large Cap 20, Large Cap Value and Strategic Small Company and 2.25% for the International Fund, and (iii) the payment of such reimbursement was approved by the Board of Directors on a quarterly basis.

Newbold's Asset Management, Inc.("Newbold") serves as the sub-adviser to the Large Cap Value Fund and the Strategic Small Company Fund. For its services provided pursuant to its Investment Sub-Advisory Agreement with the Adviser and the Fund, Newbold receives a fee from the Adviser at an annual rate of 0.50% and 0.30%, respectively, of the average daily net assets of the Large Cap Value Fund and the Strategic Small Company Fund. Newbold receives no fees directly from the Large Cap Value Fund or the Strategic Small Company Fund.

Murray Johnstone International, Ltd. ("Murray Johnstone") serves as the sub-adviser to the International Fund. For its services provided pursuant to its Investment Sub-Advisory Agreement with the Adviser and the Fund, Murray Johnstone receives a fee from the Adviser at an annual rate of 0.50% of the International Fund's average daily net assets. Murray Johnstone receives no fees directly from the International Fund, and may periodically reduce its sub-advisory fee.

Wellington Management Company, LLP ("WMC") serves as the sub-adviser to the Cash Reserves Fund. For its services provided pursuant to the Investment Sub-Advisory Agreement with the Adviser and the Fund, WMC is entitled to receive a fee from the Adviser, computed daily and paid monthly, at an annual rate equal to 0.075% of the Cash Reserves Fund's average daily net assets up to and including $500 million and 0.020% of the Cash Reserves Fund's average daily net assets over $500 million, but subject to a minimum annual fee of $50,000. WMC may, from time to time, waive all or a portion of its fee from the Adviser. WMC receives no fees directly from the Cash Reserves Fund.

PBHG Fund Services (the "Administrator"), a wholly-owned subsidiary of the Adviser, provides the Fund with administrative services, including regulatory reporting and all necessary office space, equipment, personnel and facilities. For these administrative services, the Administrator receives a fee, which is calculated daily and paid monthly, at an annual rate of 0.15% of the average daily net assets of each Portfolio.

SEI Financial Management Corporation, a wholly-owned subsidiary of SEI Investments Company, is the owner of all beneficial interest in SEI Fund Resources (the "Sub-Administrator"). The Sub-Administrator is an affiliate of the Fund's distributor and assists the Administrator in providing administrative services to the Fund. For acting in this capacity, the Administrator

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)
--------------------------------------------------------------------------------

MARCH 31, 1997

pays the Sub-Administrator a fee at the annual rate of 0.07% of the average daily net assets of each Portfolio with respect to $2.5 billion of the total average daily net assets of the Fund, and a fee at the annual rate of 0.025% of the average daily net assets of each Portfolio with respect to the total daily net assets of the Fund in excess of $2.5 billion.

Prior to July 1, 1996, SEI Fund Resources acted as Administrator to the Funds. For it services prior to July 1, 1996, SEI Fund Resources received an annual fee with respect to each Portfolio equal to the greater of $75,000 or 0.20% of the average daily net assets of the Portfolio.

The Fund and SEI Financial Services Company (the "Distributor") are parties to a Distribution Agreement. The Distributor receives no fees for its distribution services in connection with distribution of the PBHG Class. The Trust has adopted a Distribution Plan (the "Plan") on behalf of the Trust Class shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Plan provides for the payment by the Funds to the Distributor of up to 0.25% of the average daily net assets of the Trust Class shares. Currently only the Growth Fund has Trust Class shareholders.

DST Systems, Inc. serves as the transfer agent, dividend disbursing agent and shareholder servicing agent of the Fund. From time to time, the Fund may pay amounts to third parties that provide sub-transfer agency and other administrative services relating to the Fund to persons who beneficially own interests in the Fund. CoreStates Bank, N.A. serves as the custodian for the Growth Fund, the Emerging Growth Fund, the Core Growth Fund, the Select Equity Fund, the Large Cap Growth Fund, the Technology & Communications Fund, the Limited Fund, the Large Cap 20 Fund, the Large Cap Value Fund, the Strategic
Small Company Fund, and the Cash Reserves Fund. The Northern Trust Company serves as the custodian for the International Fund.

Certain officers and directors of the Fund who are or were officers of the Adviser, Administrator, Sub-Administrator and the Distributor received no compensation from the Fund.

4. INVESTMENT TRANSACTIONS

The cost of securities purchased and the proceeds from securities sold, other than short-term investments, for the Equity Portfolios for the period ended March 31, 1997 were as follows:
                                         PURCHASES    SALES
                                           (000)      (000)
                                         --------    --------
Growth Fund                             5,379,666   3,016,974
Emerging Growth Fund                    1,237,408     496,496
Core Growth Fund                          474,463     137,791
Select Equity Fund                        552,545     304,687
Large Cap Growth Fund                     130,795      56,145
Technology & Communications Fund        1,303,161     870,260
Limited Fund                              220,740      91,899
Large Cap 20 Fund                          91,659      18,888
Large Cap Value Fund                       27,321          --
Strategic Small Company Fund              107,309      39,951
International Fund                         20,317      12,143

The aggregate gross unrealized appreciation and depreciation of securities held by the Portfolios and the total cost of securities for Federal income tax purposes at March 31, 1997 are as follows:

                                                                TOTAL COST
                                                     NET       OF SECURITIES
                                                 UNREALIZED     FOR FEDERAL
                   UNREALIZED    UNREALIZED     APPRECIATION/    INCOME TAX
                  APPRECIATION  DEPRECIATION   (DEPRECIATION)     PURPOSES
                      (000)        (000)            (000)           (000)
                   ----------    ----------     ------------     ----------
Growth Fund         665,444      (576,333)         89,111        4,544,061
Emerging Growth
  Fund              150,412      (190,248)        (39,836)       1,232,514
Core Growth
  Fund               20,251       (59,979)        (39,728)         324,336
Select Equity
  Fund               47,377       (58,942)        (11,565)         384,049
Large Cap Growth
  Fund               12,802       (10,685)          2,117          118,975
Technology &
  Communications
  Fund               18,742       (70,924)        (52,182)         552,030
Limited Fund          8,787       (21,814)        (13,027)         149,714
Large Cap 20
  Fund                1,230        (6,066)         (4,836)          77,118
Large Cap Value
  Fund                  471        (1,271)           (800)          28,468
Strategic Small
  Company Fund        1,691        (7,961)         (6,270)          66,627
International Fund    2,556          (887)          1,669           19,918

Subsequent to October 31, 1996, the following Portfolios had recognized net capital losses that have been deferred to 1998 for tax purposes and can be used to offset future capital gains at March 31, 1998. The Portfolios also had capital loss carryforwards at March 31, 1997, that can be used to offset future capital gains.

                            POST        CAPITAL LOSS     CAPITAL LOSS
                          10/31/96       CARRYOVERS       CARRYOVERS
                       LOSS DEFERRAL   EXPIRING 2003    EXPIRING 2005
                       -------------   --------------   --------------
Growth Fund             135,849,361       26,625,248      135,427,740
Emerging Growth Fund             --               --       47,805,236
Core Growth Fund         34,525,185               --       14,962,879
Select Equity Fund       33,676,908               --               --
Large Cap Growth Fund     1,823,244               --        3,917,935
Cash Reserves Fund               --               --            1,488


5. CONCENTRATION OF CREDIT RISK

The Cash Reserves Fund invests primarily in a portfolio of money market instruments maturing in 397 days or less whose ratings are within one of the two highest ratings categories assigned by a nationally recognized statistical rating agency, or, if not rated, are believed to be of comparable quality. The ability of the issuers of the securities held by the portfolio to meet their obligations may be affected by economic developments in a specific industry, state or region.

The International Fund invests in securities of foreign issuers in various countries. These investments may involve certain considerations and risks not typically associated with investments in the United States, as a result of, among other factors, the possibility of future political and economic developments and the level of governmental supervision and regulation of securities markets in the respective countries.

NOTICE TO SHAREHOLDERS (UNAUDITED)                          THE PBHG FUNDS, INC.
--------------------------------------------------------------------------------

FOR SHAREHOLDERS THAT DO NOT HAVE A MARCH 31, 1997 TAXABLE YEAR END, THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY. FOR SHAREHOLDERS WITH A MARCH 31, 1997 TAXABLE YEAR END, PLEASE CONSULT YOUR TAX ADVISER AS TO THE PERTINENCE OF THIS NOTICE.

FOR THE FISCAL YEAR ENDED MARCH 31, 1997, THE FUNDS ARE DESIGNATING LONG-TERM CAPITAL GAINS, QUALIFYING DIVIDENDS AND EXEMPT INTEREST INCOME WITH REGARD TO DISTRIBUTIONS PAID DURING THE YEAR AS FOLLOWS:

                                                                      (A)               (B)
                                                                   LONG TERM         ORDINARY           (C)
                                                                 CAPITAL GAINS         INCOME          TOTAL
                                                                 DISTRIBUTIONS     DISTRIBUTIONS   DISTRIBUTIONS
FUND                                                              (TAX BASIS)       (TAX BASIS)     (TAX BASIS)
------------------------------------------------------------------------------------------------------------------------------------
Growth ....................................................           0%                0%             0%
Emerging Growth ...........................................          44%               56%           100%
Core Growth ...............................................           0%                0%             0%
Select Equity .............................................           0%              100%           100%
Large Cap .................................................           0%              100%           100%
Technology & Communications ...............................           0%              100%           100%
Limited ...................................................           0%              100%           100%
Large Cap 20 ..............................................           0%              100%           100%
Large Cap Value ...........................................           0%                0%             0%
Strategic Small Company ...................................           0%                0%             0%
International .............................................           0%                0%             0%
Cash Reserves .............................................           0%              100%           100%
====================================================================================================================================

                                                                      (D)               (E)
                                                                  QUALIFYING        TAX EXEMPT
PORTFOLIO                                                        DIVIDENDS(1)        INTEREST
------------------------------------------------------------------------------------------------------------------------------------
Growth                                                                0%                0%
Emerging Growth ..........................................            0%                0%
Core Growth ..............................................            0%                0%
Select Equity ............................................            0%                0%
Large Cap ................................................            0%                0%
Technology & Communications ..............................            0%                0%
Limited ..................................................            4%                0%
Large Cap 20 .............................................           44%                0%
Large Cap Value ..........................................            0%                0%
Strategic Small Company ..................................            0%                0%
International ............................................            0%                0%
Cash Reserves ............................................            0%                0%

------------------------------------------------------------------------------------------------------------------------------------

(1) Qualifying  dividends  represent  dividends  which qualify for the corporate dividends received deduction.
 *  Items (A) and (B) are based on a percentage of each portfolio's distributions.
 ** Items (D) and (E) are based on a percentage of ordinary income distributions of each portfolio.

   None of the Portfolios qualify in California, Connecticut, or New York to pass through exempt interest dividends from U.S. government obligations.
